                                                               EXHIBIT 10.10(B)





================================================================================



                               CREDIT AGREEMENT


                         dated as of JANUARY 9, 1995


                                    among


                               INTERFACE, INC.,

                         INTERFACE SCHERPENZEEL B.V.,

                          INTERFACE EUROPE LIMITED,

                          THE LENDERS LISTED HEREIN,

                              TRUST COMPANY BANK

                                     and

                     THE FIRST NATIONAL BANK OF CHICAGO,

                                as Co-Agents,

                                     and

                             TRUST COMPANY BANK,

                             as Collateral Agent



================================================================================

                              TABLE OF CONTENTS


                                                                                                      Page
                                                                                                      ====
ARTICLE I.       DEFINITIONS; CONSTRUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . .       2

Section 1.01.    Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2
Section 1.02.    Accounting Terms and Determination . . . . . . . . . . . . . . . . . . . . . . .      31
Section 1.03.    Other Definitional Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . .      31
Section 1.04.    Exhibits and Schedules . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      31


ARTICLE II.      TERM LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      32

Section 2.01.    Amount of Term Loans; Use of Proceeds  . . . . . . . . . . . . . . . . . . . . .      32
Section 2.02.    Notes; Repayment of Principal  . . . . . . . . . . . . . . . . . . . . . . . . .      32
Section 2.03.    Mandatory Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      33


ARTICLE III.     REVOLVING LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      34

Section 3.01.    Commitment; Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . .      34
Section 3.02.    Notes; Repayment of Principal  . . . . . . . . . . . . . . . . . . . . . . . . .      35
Section 3.03.    Voluntary Reduction of Revolving Loan
                       Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      35
Section 3.04.    Mandatory Reductions of Revolving Loan
                       Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      36


ARTICLE IV.      MULTICURRENCY LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      36

Section 4.01.    Multicurrency Loan Commitments; Use of
                       Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      36
Section 4.02.    Notes; Repayment of Principal  . . . . . . . . . . . . . . . . . . . . . . . . .      38
Section 4.03.    Voluntary Reduction of Multicurrency
                       Loan Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      38
Section 4.04.    Mandatory Reduction of Multicurrency
                       Loan Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      39


ARTICLE V.       GENERAL LOAN TERMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      40

Section 5.01.    Funding Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      40
Section 5.02.    Disbursement of Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      43
Section 5.03.    Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      44
Section 5.04.    Interest Periods . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      46
Section 5.05.    Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      48
Section 5.06.    Voluntary Prepayments of Borrowings  . . . . . . . . . . . . . . . . . . . . . .      49
 Section 5.07.   Payments, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      49
Section 5.08.    Interest Rate Not Ascertainable, etc.  . . . . . . . . . . . . . . . . . . . . .      56
Section 5.09.    Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      57
Section 5.10.    Increased Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      57



Section 5.11.    Lending Offices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      59
Section 5.12.    Funding Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      60
Section 5.13.    Failure to Pay in Appropriate Currency . . . . . . . . . . . . . . . . . . . . .      60
Section 5.14.    Assumptions Concerning Funding of
                      Fixed Rate Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . .      61
Section 5.15.    Apportionment of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . .      61
Section 5.16.    Sharing of Payments, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . .      61
Section 5.17.    Capital Adequacy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      62
Section 5.18.    Benefits to Guarantors . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      62
Section 5.19.    Limitation on Certain Payment
                      Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      63


ARTICLE VI.      CONDITIONS TO BORROWINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . .      63

Section 6.01.    Conditions Precedent to Initial Loans  . . . . . . . . . . . . . . . . . . . . .      63
Section 6.02.    Conditions to Initial Loans to
                      Europe Limited  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      67
Section 6.03.    Conditions to All Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      67


ARTICLE VII.     REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . .      68

Section 7.01.    Corporate Existence; Compliance with
                      Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      68
Section 7.02.    Corporate Power; Authorization . . . . . . . . . . . . . . . . . . . . . . . . .      69
Section 7.03.    Enforceable Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      69
Section 7.04.    No Legal Bar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      69
Section 7.05.    No Material Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      70
Section 7.06.    Investment Company Act, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . .      70
Section 7.07.    Margin Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      70
Section 7.08.    Compliance with Environmental Laws . . . . . . . . . . . . . . . . . . . . . . .      70
Section 7.09.    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      71
Section 7.10.    No Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      72
Section 7.11.    No Burdensome Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . .      72
Section 7.12.    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      72
Section 7.13.    Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      72
Section 7.14.    Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      73
Section 7.15.    ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      73
Section 7.16.    Patents, Trademarks, Licenses, Etc.  . . . . . . . . . . . . . . . . . . . . . .      74
Section 7.17.    Ownership of Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      75
Section 7.18.    Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      75
Section 7.19.    Financial Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      75
Section 7.20.    Intercompany Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      76
 Section 7.21.   Labor Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      76
Section 7.22.    Payment or Dividend Restrictions . . . . . . . . . . . . . . . . . . . . . . . .      77
Section 7.23.    Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      77

ARTICLE VIII.    AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      77

Section 8.01.    Corporate Existence, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . .      77
Section 8.02.    Compliance with Laws, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . .      77
Section 8.03.    Payment of Taxes and Claims, Etc.  . . . . . . . . . . . . . . . . . . . . . . .      78
Section 8.04.    Keeping of Books . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      78
Section 8.05.    Visitation, Inspection, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . .      78
Section 8.06.    Insurance; Maintenance of Properties . . . . . . . . . . . . . . . . . . . . . .      79
Section 8.07.    Reporting Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      80
Section 8.08.    Currency Contract  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      85



Section 8.09.    Financial Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      85
Section 8.10.    Notices Under Certain Other Indebtedness . . . . . . . . . . . . . . . . . . . .      86
Section 8.11.    Additional Credit Parties and Collateral . . . . . . . . . . . . . . . . . . . .      87
Section 8.12.    Closing of Accounts Receivable Facility  . . . . . . . . . . . . . . . . . . . .      87


ARTICLE IX.      NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      88

Section 9.01.    Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      88
Section 9.02.    Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      90
Section 9.03.    Mergers, Acquisitions, Sales, Etc. . . . . . . . . . . . . . . . . . . . . . . .      91
Section 9.04.    Dividends, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      92
Section 9.05.    Investments, Loans, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . .      93
Section 9.06.    Sale and Leaseback Transactions  . . . . . . . . . . . . . . . . . . . . . . . .      94
Section 9.07.    Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . .      94
Section 9.08.    Optional Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      95
Section 9.09.    Changes in Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      95
Section 9.10.    ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      95
Section 9.11.    Additional Negative Pledges  . . . . . . . . . . . . . . . . . . . . . . . . . .      96
Section 9.12.    Limitation on Payment Restrictions
                      Affecting Consolidated Companies  . . . . . . . . . . . . . . . . . . . . .      96
Section 9.13.    Actions Under Certain Documents  . . . . . . . . . . . . . . . . . . . . . . . .      96


ARTICLE X.       EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      96

Section 10.01.   Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      97
Section 10.02.   Covenants Without Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . .      97
Section 10.03.   Other Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      97
Section 10.04.   Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      97
Section 10.05.   Non-Payments of Other Indebtedness . . . . . . . . . . . . . . . . . . . . . . .      97
Section 10.06.   Defaults Under Other Agreements  . . . . . . . . . . . . . . . . . . . . . . . .      97
Section 10.07.   Bankruptcy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      98
Section 10.08.   ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      98
Section 10.09.   Money Judgment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      99
Section 10.10.   Ownership of Credit Parties  . . . . . . . . . . . . . . . . . . . . . . . . . .      99
Section 10.11.   Change in Control of Interface . . . . . . . . . . . . . . . . . . . . . . . . .      99
Section 10.12.   Default Under Other Credit Documents . . . . . . . . . . . . . . . . . . . . . .     100
Section 10.13.   Default Under Interest Rate Contract
                      or Currency Contract  . . . . . . . . . . . . . . . . . . . . . . . . . . .     100
Section 10.14.   Attachments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     100
Section 10.15.   Accounts Receivable Facility . . . . . . . . . . . . . . . . . . . . . . . . . .     101

ARTICLE XI.      THE CO-AGENTS; COLLATERAL AGENT  . . . . . . . . . . . . . . . . . . . . . . . .     101

Section 11.01.   Appointment of Co-Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . .     101
Section 11.02.   Appointment of Collateral Agent  . . . . . . . . . . . . . . . . . . . . . . . .     102
Section 11.03.   Nature of Duties of Agents . . . . . . . . . . . . . . . . . . . . . . . . . . .     103
Section 11.04.   Lack of Reliance on the Agents . . . . . . . . . . . . . . . . . . . . . . . . .     103
Section 11.05.   Certain Rights of the Agents . . . . . . . . . . . . . . . . . . . . . . . . . .     104
Section 11.06.   Reliance by Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     104
Section 11.07.   Indemnification of Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . .     104
Section 11.08.   The Agents in their Individual
                      Capacity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     105

Section 11.09.   Holders of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     105
Section 11.10.   Successor Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     105
Section 11.11.   Interests of FNBC and its Affiliates . . . . . . . . . . . . . . . . . . . . . .     106


ARTICLE XII.     MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     107

Section 12.01.   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     107
Section 12.02.   Amendments, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     107
Section 12.03.   No Waiver; Remedies Cumulative . . . . . . . . . . . . . . . . . . . . . . . . .     108
Section 12.04.   Payment of Expenses, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . .     109
Section 12.05.   Right of Setoff  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     111
Section 12.06.   Benefit of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     111
Section 12.07.   Governing Law; Submission to
                      Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     114
Section 12.08.   Independent Nature of Lenders' Rights  . . . . . . . . . . . . . . . . . . . . .     115
Section 12.09.   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     115
Section 12.10.   Effectiveness; Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     115
Section 12.11.   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     115
Section 12.12.   Independence of Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . .     116
Section 12.13.   Change in Accounting Principles,
                      Fiscal Year or Tax Laws . . . . . . . . . . . . . . . . . . . . . . . . . .     116
Section 12.14.   Headings Descriptive; Entire Agreement . . . . . . . . . . . . . . . . . . . . .     116
Section 12.15.   Judgment Currency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     116
Section 12.16.   Dollar Equivalent Computations . . . . . . . . . . . . . . . . . . . . . . . . .     117
Section 12.17.   Refinancing of Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . .     118


                                   SCHEDULES
                                   =========


SCHEDULE 4.01           List of Payment Offices/FBC Accounts
SCHEDULE 7.01           Organization and Ownership of
                           Subsidiaries
SCHEDULE 7.05           Certain Pending and Threatened
                           Litigation
SCHEDULE 7.08(A)        Environmental Compliance
SCHEDULE 7.08(B)        Environmental Notices
SCHEDULE 7.11           Burdensome Restrictions
SCHEDULE 7.12           Tax Filings and Payments
SCHEDULE 7.13           Material Subsidiaries
SCHEDULE 7.15           Employee Benefit Matters
SCHEDULE 7.16           Patent, Trademark, License, and
                           Other Intellectual Property
                           Matters
SCHEDULE 7.17           Ownership of Properties
SCHEDULE 7.18           Refinanced Indebtedness
SCHEDULE 7.20           Intercompany Loans
SCHEDULE 7.21           Labor and Employment Matters
SCHEDULE 7.22           Dividend Restrictions
SCHEDULE 8.09           Financial Covenant Calculations
                           First Quarter 1992
SCHEDULE 9.01(B)        Existing Term Indebtedness
SCHEDULE 9.01(J)        Existing Lines of Credit, Revolvers,
                           and Overdraft Facilities
SCHEDULE 9.02           Existing Liens
SCHEDULE 10.11          Existing Shareholder Group



                                    EXHIBITS
                                    ========

EXHIBIT A                  -     Form of Term Note
EXHIBIT B                  -     Form of Domestic Revolver Note
EXHIBIT C-1                -     Form of Multicurrency Note
                                    (Scherpenzeel B.V.)
EXHIBIT C-2                -     Form of Multicurrency Note
                                    (Europe Limited)
EXHIBIT D-1                -     Form of Interface Guaranty Agreement
EXHIBIT D-2                -     Form of Subsidiary Guaranty Agreement
EXHIBIT E-1                -     Form of Interface Pledge Agreement
EXHIBIT E-2                -     Form of Guilford Pledge Agreement
EXHIBIT E-3                -     Form of Interface Europe Inc. Pledge
                                     Agreement Interface Scherpenzeel
                                     B.V.)
EXHIBIT E-4                -     Form of Interface Europe Inc. Pledge
                                     Agreement (Interface Europe Limited)
EXHIBIT E-5                -     Form of Interface Asia-Pacific
                                     Pledge Agreement
EXHIBIT E-6                -     Form of Interface Asia-Pacific
                                     Pledge Agreement (Interface
                                    Heuga Australia Pty Limited)
EXHIBIT F                  -     Form of Closing Certificate
EXHIBIT G-1                -     Form of Opinion of Kilpatrick & Cody
EXHIBIT G-2                -     Form of Opinion of English Counsel to
                                     Interface
EXHIBIT G-3                -     Form of Opinion of Dutch Counsel to
                                     Interface
EXHIBIT H                  -     Form of Assignment and Acceptance
EXHIBIT I                  -     Form of Contribution Agreement
EXHIBIT J                  -     Form of Escrow Letter and Security
                                     Agreement

                                CREDIT AGREEMENT


                 THIS CREDIT AGREEMENT made and entered into as of January 9, 1995, by and among INTERFACE, INC., a Georgia corporation ("Interface"), INTERFACE SCHERPENZEEL B.V., a "besloten vennootschap met beperkte aansprakelijkheid" (private company with limited liability) incorporated and existing under the laws of The Netherlands with its registered seat in Scherpenzeel, Gld., The Netherlands ("Scherpenzeel B.V."), INTERFACE EUROPE LIMITED, a private company limited by shares organized and existing under the laws of England and Wales ("Europe Limited"; Interface, Scherpenzeel B.V. and Europe Limited referred to collectively herein as the "Borrowers"), TRUST COMPANY BANK, a banking corporation organized under the laws of the State of Georgia ("TCB"), THE FIRST NATIONAL BANK OF CHICAGO, a national banking association ("FNBC"), the other banks and lending institutions listed on the signature pages hereof, and any assignees of TCB, FNBC, or such other banks and lending institutions which become "Lenders" as provided herein (TCB, FNBC, and such other banks, lending institutions, and assignees referred to collectively herein as the "Lenders"), TRUST COMPANY BANK, in its capacity as agent for those Lenders having Revolving Loan Commitments or Term Loan Commitments, or both, or having outstanding Revolving Loans or Term Loans, or both, as provided herein, and each successor agent for such Lenders as may be appointed from time to time pursuant to Article XI hereof (the "Domestic Agent"), THE FIRST NATIONAL BANK OF CHICAGO, in its capacity as agent for those Lenders having outstanding Multicurrency Loan Commitments or having outstanding Multicurrency Loans as provided herein, and each successor agent for such Lenders as may be appointed from time to time pursuant to Article XI hereof (the "Multicurrency Agent"; the Domestic Agent and the Multicurrency Agent referred to collectively herein as the "Co-Agents"), and TRUST COMPANY BANK, in its capacity as collateral agent for the Co-Agents and Lenders and each successor collateral agent as may be appointed from time to time pursuant to Article XI hereof (the "Collateral Agent");


                              W I T N E S S E T H:


             WHEREAS, Interface, Heuga Nederland B.V. (now Scherpenzeel
B.V.), Heuga UK Limited, Interface Flooring Systems Limited (now Europe Limited), the Lenders listed therein, Trust Company Bank and The First National Bank of Chicago, as Co-Agents, and Trust Company Bank, as Collateral Agent, are parties to that certain Second Amended and Restated Credit Agreement dated as of June 11, 1993, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of December 1, 1993, and by that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of June 13, 1994 (as so amended, the "1993 Credit Agreement");

             WHEREAS, Interface, Scherpenzeel B.V., and Europe Limited desire to restructure the credit facilities outstanding under the 1993 Credit Agreement by (i) increasing the Revolving Loan Commitments thereunder from $95,000,000 to $140,000,000, (ii) increasing the Multicurrency Loan Commitments thereunder from $50,000,000 to $60,000,000, (iii) reducing and consolidating the Series A Term Loans and Series B Term Loans thereunder with term loans aggregating $50,000,000, and (iv) providing for a letter of credit facility in the amount of $40,000,000 as a sub-facility of the $140,000,000 revolving credit facility;

             WHEREAS, the Lenders, the Co-Agents, and the Collateral Agent have agreed to restructure the existing credit facilities and provide the new letter of credit facility as aforesaid, subject to the terms, conditions and requirements set forth in this Agreement;

             WHEREAS, the parties desire to amend certain other provisions of the 1993 Credit Agreement as more particularly set forth in this Agreement;

             NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Interface, Scherpenzeel B.V., Europe Limited, the Lenders, the Co-Agents and the Collateral Agent agree as follows:


                                  ARTICLE I.

                           DEFINITIONS; CONSTRUCTION

             SECTION 1.01. DEFINITIONS. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

             "Accounts Receivable Facility" shall mean the receivables financing facility evidenced by the Receivables Transfer Agreements, the Receivables Sale Agreement and the Receivables Backup Purchase Agreement pursuant to which certain of the Consolidated Companies shall sell accounts receivable to Interface, Interface SPC, SPARCC and, under certain circumstances, to the Lenders.

             "Adjusted Working Capital" shall mean, as of the date of any determination (i) the sum of all inventory, prepaid expenses and accounts receivable of the Consolidated Companies, plus (ii) the aggregate outstanding balance of those accounts receivable previously sold by Interface SPC pursuant to the Accounts Receivable Facility, minus (iii) the sum of all accounts payable and accrued expenses of the Consolidated Companies, in each case, determined on a consolidated basis in conformity with GAAP.

             "Adjusted LIBO Rate" shall mean, with respect to each Interest Period for a Euro Advance, the sum of (i) the rate obtained by dividing (a) LIBOR for such Interest Period by (b) a percentage equal to 1 minus the then stated maximum rate (stated as a decimal) of all reserves requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or against any successor category of liabilities as defined in Regulation D), plus (ii) if the relevant Eurocurrency Advance is in British pounds sterling, a percentage sufficient to compensate the Multicurrency Lenders for the cost of complying with any reserves, liquidity and/or special deposit requirements of the Bank of England directly or indirectly affecting the maintenance or funding of such Advances.

             "Administrative Office" shall mean that office of the Multicurrency Agent designated as its "Administrative Office" on the signature page for such Multicurrency Agent, or such other office as may hereafter be designated in writing by the Multicurrency Agent to Interface as being the "Administrative Office" for purposes of this Agreement.

             "Advance" shall mean any principal amount advanced and remaining outstanding at any time under (i) the Term Loans or Revolving Credit Loans, which Advance shall be made or outstanding as a Base Rate Advance, CD Rate Advance or Eurodollar Advance, as the case may be, or (ii) the Multicurrency Loans, which Advance shall be made or outstanding as a Base Rate Advance (which Advance shall be made in U.S. Dollars) or Eurocurrency Advance (which Advance may be made in any Currency), as the case may be.

             "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person.

             "Aggregate L/C Outstandings" shall mean, at any time with respect to all outstanding Letters of Credit, the sum of the L/C Outstandings for each Letter of Credit.

             "Agents" shall mean, collectively, the Co-Agents and the Collateral Agent.

             "Agreement" shall mean this Credit Agreement, as the same may be amended, restated, or supplemented from time to time.

             "Applicable Margin" shall mean:

             (i) with respect to all outstanding Revolving Loans and Multicurrency Loans during any of Interface's fiscal quarters from and after the Closing Date, the percentage determined for such fiscal quarter from the chart set forth below based on

    Interface's Interest Coverage Ratio and Leverage Ratio determined as of the last day of the second fiscal quarter immediately preceding the then current fiscal quarter:


                                          INTEREST COVERAGE RATIO

                                   LESS THAN                 GREATER THAN                   GREATER THAN
                                    OR EQUAL              3.0:1.00 AND LESS                   OR EQUAL
    LEVERAGE RATIO                 TO 3.0:1.0                THAN 5.0:1.0                    TO 5.0:1.0
    ==============                 ==========             =================                 ============
    Greater than or
      equal to 50%                    1.000%                       0.875%                         0.750%

    Greater than 35%
      and less than
      50%                             0.875%                       0.750%                         0.500%

    Less than or
      equal to 35%                    0.750%                       0.500%                         0.375%



    and (ii) with respect to all outstanding Term Loans during any of Interface's fiscal quarters from and after the Closing Date, the percentage determined for such fiscal quarter from the chart set forth below based on Interface's Interest Coverage Ratio and Leverage Ratio determined as of the last day of the second fiscal quarter immediately preceding the then current fiscal quarter:

                            INTEREST COVERAGE RATIO

                                   LESS THAN                 GREATER THAN                   GREATER THAN
                                    OR EQUAL              3.0:1.00 AND LESS                   OR EQUAL
    LEVERAGE RATIO                 TO 3.0:1.0                THAN 5.0:1.0                    TO 5.0:1.0
    ==============                 ==========             =================                 ============
    Greater than or
      equal to 50%                    1.250%                       1.125%                         1.000%

    Greater than 35%
      and less than
      50%                             1.125%                       1.000%                         0.750%

    Less than or
      equal to 35%                    1.000%                       0.750%                         0.625%


    provided, however, if Interface fails to deliver its financial statements for such second preceding fiscal quarter pursuant to Section 8.07 prior to the first day of the then-current fiscal quarter, the Applicable Margin with respect to Loans outstanding during such current fiscal quarter shall be (i) 1.000% with respect to Revolving Loans and Multicurrency Loans, and (ii) 1.25% with respect to Term Loans.

             "Appropriate Co-Agent" shall mean, (i) with respect to matters relating to the Multicurrency Loans, the Multicurrency

Agent, and (ii) with respect to matters relating to the Revolving Loans and the Term Loans, the Domestic Agent.

             "Asset Sale" shall mean any sale or other disposition (or a series of related sales or other dispositions), including without limitation, loss, damage, destruction or taking, by any Consolidated Company to any Person other than a Consolidated Company, of any property or asset (including capital stock but excluding the issuance and sale by Interface of its own capital stock) having an aggregate Asset Value in excess of $100,000, other than (i) sales made in the ordinary course of business of any Consolidated Company and
(ii) sales of accounts receivable of a Consolidated Company pursuant to the Accounts Receivable Facility.

             "Asset Value" shall mean, with respect to any property or asset of any Consolidated Company, an amount equal to the greater of (i) the book value of such property or asset as established in accordance with GAAP, and
(ii) the fair market value of such property or asset as determined in good faith by the board of directors (or equivalent governing body in the case of any Foreign Subsidiary) of such Consolidated Company.

             "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee in accordance with the terms of this Agreement and substantially in the form of Exhibit H.

             "Bankruptcy Code" shall mean The Bankruptcy Code of 1978, as amended and in effect from time to time (11 U.S.C. Section 101 et seq.).

             "Base Rate" shall mean the average of the following two rates (with any change in the Base Rate to be effective as of the date of change of either of the following rates):

             (i) the higher of (a) the rate which the Multicurrency Agent publicly announces from time to time as its corporate base rate, as in effect from time to time, and (b) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum. The Multicurrency Agent's corporate base rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer; the Multicurrency Agent may make commercial loans or other loans at rates of interest at, above or below the Multicurrency Agent's corporate base rate; and

             (ii) the higher of (a) the rate which the Domestic Agent publicly announces from time to time to be its prime lending rate, as in effect from time to time, and (b) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum. The Domestic Agent's prime lending rate is a reference rate and does not necessarily represent the lowest or best rate charged to customers; the Domestic Agent may make commercial loans or other loans at rates of interest at, above or below the Domestic Agent's prime lending rate.

             "Base Rate Advance" shall mean an Advance made or outstanding as (i) a Revolving Loan or a portion of the Term Loans, as the case may be, bearing interest based on the Base Rate as provided in Section 5.03(a)(i), or
(ii) a Multicurrency Loan made in U.S. Dollars bearing interest based on the Base Rate as provided in Section 5.03(b)(i).

             "Bentley" shall mean Bentley Mills, Inc., a Delaware corporation.

             "Bentley Acquisition" shall mean the acquisition by Interface of all the capital stock of Bentley through the consummation of the transactions described in the Bentley Purchase Agreement, other purchases of the capital stock of Bentley and, if necessary, the merger of a Consolidated Company with and into Bentley.

             "Bentley Acquisition Costs" shall mean the total consideration (including, without limitation, the liquidation value of the preferred stock described in Section 6.04(z) and all payments made to retire Indebtedness of Bentley) paid by Interface and each other Consolidated Company to effect the Bentley Acquisition.

             "Bentley Purchase Agreement" shall mean that certain Agreement for Purchase of Capital Stock dated as of June 8, 1993, among Interface, Bentley, First Capital Corporation of Chicago, Madison Dearborn Partners IV, Chrysler Capital Corporation, and Royce Renfroe, as the same may hereafter be amended, restated, or supplemented from time to time as permitted by Section 9.13(b), providing for the purchase by Interface of capital stock of Bentley, as follows: (i) 32,700 shares (representing 85.7%) of the issued and outstanding shares of Bentley's Senior Preferred Stock, (ii) 15,621.5 shares (representing 78.5%) of the issued and outstanding shares of Bentley's Junior Preferred Stock, (iii) 826,920 shares (representing 76.2%) of the issued and outstanding shares of Bentley's Class A Common Stock, and (iv) 490,453 shares (representing 85.8%) of the issued and outstanding shares of Bentley's Class B Common Stock, together with all additional shares of such capital stock of each other shareholder of Bentley that subsequently becomes a party to such Agreement.

             "Borrowers" shall mean, (i) with respect to the Term Loans and Revolving Loans, Interface, and (ii) collectively, with respect to the Multicurrency Loans, Scherpenzeel B.V. and Europe Limited, and their respective successors and permitted assigns.

             "Borrowing" shall mean the incurrence by any Borrower under any Facility of Advances of one Type concurrently having the same Interest Period (except as otherwise provided in Sections 5.09 and 5.10) or the continuation or conversion of an existing Borrowing or Borrowings in whole or in part.

             "Business Day" shall mean any day excluding Saturday, Sunday and any other day on which banks are required or authorized to close in Atlanta, Georgia, New York, New York or Chicago, Illinois and, if the applicable Business Day relates to Euro Advances, on which trading is not carried on by and between banks in deposits of the applicable Currencies in the applicable interbank Eurocurrency market.

             "CD Rate Advance" shall mean an Advance made or outstanding as a Revolving Loan or a portion of the Term Loans, as the case may be, bearing interest based on the Fixed CD Rate as provided in Section 5.03(a)(ii).

             "Capital Expenditures" shall mean, for any period, the sum of
(i) expenditures (whether paid in cash or accrued as a liability, including the portion of capital leases originally incurred during such period that is capitalized on the consolidated balance sheet of the Consolidated Companies) by the Consolidated Companies during that period that, in conformity with GAAP, are included in "capital expenditures", "additions to property, plant or equipment" or comparable items in the financial statements of the Consolidated Companies, and (ii) to the extent not included in clause (i) above, expenditures for all net non-current assets of businesses acquired by the Consolidated Companies during that period, including all purchase price adjustments, other than such assets acquired in transactions where all or substantially all of the consideration paid for such assets consisted of capital stock of a Consolidated Company.

             "Cash Taxes Paid" shall mean, for any fiscal period of Interface, the provision of the Consolidated Companies for taxes paid as shown on the income statement of Interface for such period minus any increase (or plus any decrease) in the provision for deferred taxes of the Consolidated Companies as included in the long-term liabilities of Interface, determined on a consolidated basis in accordance with GAAP.

             "Certificate of Deposit Rate" shall mean, with respect to each Interest Period for a CD Rate Advance, the rate (rounded, if necessary, to the next higher 1/16 of 1.0%, if the rate is not such a multiple), as determined by the Domestic Agent at approximately 9:00 A.M. (Atlanta, Georgia time) on the first day of the Interest Period for which such Certificate of Deposit Rate is to be applicable, identified on Telerate as the consensus bid rate for secondary certificates of deposit in an aggregate amount approximately comparable to the CD Rate Advance to which such Certificate of Deposit Rate is to be applicable and with a maturity equal to such Interest Period. As of the date of the execution of this Agreement, such consensus bid rate appears on page 5 of Telerate. If the foregoing rate is unavailable on Telerate for any reason, then such rate shall be determined by the Domestic Agent from the comparable rate quoted on another interest rate reporting service of recognized standing as designated by the Domestic Agent to Interface and the Lenders.

             "Change in Control Provision" shall mean any term or provision contained in any indenture, debenture, note, or other agreement or document evidencing or governing Interface Control Debt which requires, or permits the holder(s) of such Interface Control Debt to require, that such Interface Control Debt be redeemed, repurchased, defeased, prepaid or repaid, either in whole or in part, or the maturity of such Interface Control Debt to be accelerated in any respect, as a result of a change in ownership of the capital stock of Interface or voting rights with respect thereto.

             "Class B Shareholders' Agreement" shall mean that certain Voting Agreement for Interface, Inc. Class B Common Stock Shareholders dated as of April 13, 1993, by and among Ray C. Anderson and approximately 38 other holders of Class B common stock of Interface, pursuant to which Ray C. Anderson is entitled to direct the voting of the shares of Class B common stock subject thereto.

             "Closing Date" shall mean the date on or before January 10, 1995, on which the initial Loans are made and the conditions set forth in Section
6.01 are satisfied or waived in accordance with Section 12.02.

             "Collateral Agent" shall mean TCB acting in the capacity as collateral agent, collateral trustee, pledgee, secured party, or any similar capacity under any Security Document, any nominee or designee of TCB acting in such capacity, and any successor collateral agent appointed from time to time pursuant to Article XI.

             "Commitment" shall mean, for any Lender at any time, any of its Term Loan Commitment, Revolving Loan Commitment, or Multicurrency Loan Commitment, as the context may require.

             "Consolidated Companies" shall mean, collectively, Interface and all of its Subsidiaries.

             "Consolidated EBITA" shall mean, for any fiscal period of Interface, an amount equal to (A) the sum for such fiscal period of Consolidated Net Income (Loss) plus, to the extent subtracted in determining such Consolidated Net Income (Loss), provisions for taxes based on income, Consolidated Interest Expense, and amortization of good will and deferred financing costs, minus (B) any items of gain (or plus any items of loss) which were included in determining such Consolidated Net Income (Loss) and were (x) not realized in the ordinary course of business or (y) the result of any sale of assets.

             "Consolidated EBITDA" shall mean, for any fiscal period of Interface, an amount equal to (i) Consolidated EBITA for such period, plus (ii) to the extent subtracted in determining Consolidated Net Income (Loss) for such period, depreciation expense of the Consolidated Companies determined for such period in conformity with GAAP.

             "Consolidated Interest Expense" shall mean, for any fiscal period of Interface, total interest expense of the Consolidated Companies (including without limitation, interest expense attributable to capitalized leases in accordance with GAAP, all capitalized interest, all commissions, discounts and other fees and charges owed with respect to bankers acceptance financing, and total interest expense (whether shown as interest expense, other expense, or as loss and expenses on sale of receivables) under a receivables purchase facility) determined on a consolidated basis in accordance with GAAP.

             "Consolidated Net Income (Loss)" shall mean, for any fiscal period of Interface, the net income (or loss) of the Consolidated Companies on a consolidated basis for such period (taken as a single accounting period) determined in conformity with GAAP, but excluding therefrom (to the extent otherwise included therein) (i) any gains or losses, together with any related provision for taxes, realized upon any sale of assets other than in the ordinary course of business, (ii) any income or loss of any Person accrued prior to the date such Person becomes a Subsidiary of Interface or is merged into or consolidated with any Consolidated Company or all or substantially all of such Person's assets are acquired by any Consolidated Company, and (iii) the income of any Consolidated Company to the extent that the declaration or payment of dividends or similar distributions by such Consolidated Company of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation.

             "Consolidated Net Worth" shall mean, as of any date of determination, Shareholders' Equity of Interface, excluding (i) the effects of foreign currency translation adjustments under Financial Accounting Standards Board Statement No. 52 as in effect on the date hereof, and (ii) after-tax gains on the sales of assets outside the ordinary course of business of the Consolidated Companies and any after-tax gains with respect to pension reversions, in any case with respect to (i) and (ii) above, as such adjustments or gains occur subsequent to December 29, 1991.

             "Consolidated Total Liabilities" shall mean, as at any date of determination, total liabilities of the Consolidated Companies determined on a consolidated basis in accordance with GAAP.

             "Contractual Obligation" of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property owned by it is bound.

             "Contribution Agreement" shall mean the Contribution Agreement executed by each of the Guarantors, substantially in the form of Exhibit I attached hereto, as the same may be amended, restated or supplemented from time to time.

             "Conversion Amount" shall mean, at any time, the aggregate principal amount of outstanding Subordinated Debentures of Interface which has been previously converted into common stock of Interface subsequent to September 1, 1988 and which, under GAAP, has been added to Shareholders' Equity of Interface.

             "Convertible Preferred Stock" shall mean Interface's Series A Cumulative Convertible Preferred Stock having an aggregate liquidation value of $25,000,000 and 7.0% cumulative dividend, being convertible into shares of Interface's Class A common stock at the rate of one share of Class A common stock for each $14.7875 of "conversion value" of such Preferred Stock (as defined in the Articles of Amendment of Interface executed with respect to such Preferred Stock and subject to adjustments as provided therein), and being subject to redemption at the option of the holders thereof not earlier than June 1, 2003, on the terms and conditions set forth in such Articles of Amendment.

             "Credit Documents" shall mean, collectively, this Agreement, the Notes, the Letter of Credit Agreement, the Guaranty Agreements, the Pledge Agreements, the L/C Cash Collateral Assignment, the IRB Collateral Documents, and all other Security Documents.

             "Credit Parties" shall mean, collectively, each of the Borrowers, the Guarantors, the L/C Account Parties, and every other Person who from time to time executes a Security Document with respect to all or any portion of the Obligations.

             "Currency" shall mean, with respect to the Multicurrency Loan Commitments, Dollars, British pounds sterling, Dutch guilders, French francs, German marks and Japanese yen, as selected by the applicable Borrower.

             "Currency Contracts" shall mean any forward contracts, futures contracts, foreign exchange contracts, currency swap agreements, and other similar agreements and arrangements entered into by any Consolidated Company designed to protect any Consolidated Company against fluctuations in foreign exchange rates.

             "Default" shall mean any condition or event which, with notice or lapse of time or both, would constitute an Event of Default.

             "Dollar" and "U.S. Dollar" and the sign "$" shall mean lawful money of the United States of America.

             "Dollar Equivalent" shall mean, with respect to any monetary amount in a currency other than U.S. Dollars, at any time for the determination thereof, the amount of U.S. Dollars obtained by converting such currency involved in such computation into U.S. Dollars at the spot rate for the purchase of U.S. Dollars with the applicable currency as quoted by the Multicurrency Agent as of the close of business on the date of determination thereof specified herein or, if the date of determination thereof is not otherwise specified herein, on the date two applicable Business Days prior to such determination.

             "Domestic Agent" shall mean TCB, acting in the manner and to the extent described in Article XI, and any successor domestic agent appointed pursuant to Article XI hereof.

             "Eligible Assignee" shall mean any financial institution reasonably acceptable to Interface and the Co-Agents.

             "Environmental Laws" shall mean all federal, state, local and foreign statutes and codes or regulations, rules or ordinances issued, promulgated, or approved thereunder, now or hereafter in effect (including, without limitation, those with respect to asbestos or asbestos containing material or exposure to asbestos or asbestos containing material), relating to pollution or protection of the environment and relating to public health and safety, relating to (i) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial toxic or hazardous constituents, substances or wastes, including without limitation, any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law into the environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law, and (iii) underground storage tanks and related piping, and emissions, discharges and releases or threatened releases therefrom, such Environmental Laws to include, without limitation (i) the Clean Air Act (42 U.S.C. Section 7401 et seq.),
(ii) the Clean Water Act (33 U.S.C. Section 1251 et seq.), (iii) the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), (iv) the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), (v) the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act (42 U.S.C. Section 9601 et seq.), and (vi) all applicable national and local hindrance laws (including, without limitation "hinderwet") or regulations and the specific terms of hindrance licenses granted to the Heuga Entities and with all national and local building, zoning, environmental control or other similar laws or regulations under specific terms of construction licenses (including, without limitation, "bouwvergunningen").

             "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

             "ERISA Affiliate" shall mean, with respect to any Person, each trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of the regulations promulgated under Section 414 of the Tax Code.

             "Escrow Letter" shall mean a letter agreement between Interface and the Collateral Agent substantially in the form of Exhibit J hereto.

             "Euro Advance" shall mean (i) a Eurodollar Advance, or (ii) a Eurocurrency Advance.

             "Eurocurrency Advance" shall mean an Advance made or outstanding as a Multicurrency Loan bearing interest based on the Adjusted LIBO Rate or Special Adjusted LIBO Rate as provided in Section 5.03(b)(ii).

             "Eurodollar Advance" shall mean an Advance made or outstanding in U.S. Dollars as a Revolving Loan or a portion of the Term Loans, as the case may be, bearing interest based on the Adjusted LIBO Rate as provided in Section 5.03(a)(iii).

             "Europe Limited" shall mean Interface Europe Limited (formerly Interface Flooring Systems Limited), a private company limited by shares organized and existing under the laws of England and Wales, its successors and permitted assigns.

             "Event of Default" shall have the meaning provided in Article X.

             "Excess Cash Flow" shall mean, for any fiscal year of Interface
(A) the sum of the amounts for such fiscal year of Consolidated Net Income
(Loss), plus (to the extent subtracted in determining such Consolidated Net Income (Loss)) depreciation expense, amortization expense, provisions for deferred tax expense based on income (or minus provisions for deferred tax credit, as the case may be), and other non-cash items reducing Consolidated
Net Income (Loss) (or minus other non-cash items increasing Consolidated Net Income (Loss)), as determined in accordance with GAAP, all as determined on a consolidated basis for the Consolidated Companies, minus (B) the sum of (i) Capital Expenditures for such fiscal year, (ii) the amount by which Adjusted Working Capital as determined on the last day of such fiscal year exceeds (or minus the amount by which such Adjusted Working Capital is less than) Adjusted Working Capital as determined on the last day of the preceding fiscal year (such changes in Adjusted Working Capital caused by currency fluctuations to be calculated in accordance with FASB-52), (iii) required principal payments on the Term Loans pursuant to Section 2.02(b) during such fiscal year, (iv) regularly scheduled principal payments on other Indebtedness of the Consolidated Companies as permitted under Section 9.01 during such fiscal year, and (v) the total amount of regularly scheduled cash dividends with respect to capital stock paid by Interface during such fiscal year as permitted under
Section 9.04.

             "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute thereto.

             "Existing Shareholder Group" shall mean (i) for so long as Ray
C. Anderson shall be living and is performing the duties of chairman and chief executive officer of Interface, Ray C. Anderson and each other party to the Class B Shareholders' Agreement, David Milton, Daniel T. Hendrix, Charles R. Eitel, Royce R. Renfroe, Brian L. DeMoura, and David W. Porter, and (ii) at all times thereafter, the individuals listed on Schedule 10.11; provided that in the case of each individual referred to in the preceding clauses (i) and (ii), for purposes of this definition the reference to such individual shall be deemed to include the members of such individual's immediate family, such individual's estate, and any trusts established by such individual (whether inter vivos or testamentary) for the benefit of members of such individual's immediate family.

             "FASB-52" shall mean Financial Accounting Standards Board Statement No. 52, as in effect on the date of this Agreement, specifying applicable accounting principles with respect to translation of foreign currencies.

             "FCB Account" shall mean, with respect to Advances made in each Currency other than Dollars under the Multicurrency Loan Commitment, the account maintained by the Multicurrency Agent for disbursements to, and payments from, the respective Borrower in such Currency, as more particularly described on Schedule 4.01.

             "FC Bank" shall mean, for each FCB Account, the bank at which such FCB Account shall be maintained, as more particularly described on
Schedule 4.01.

             "Facility" or "Facilities" shall mean the credit facilities made available to the Borrowers pursuant to the Revolving Loan Commitments, the Term Loans, or the Multicurrency Loan Commitments, as the context may indicate.

             "Facility Fees" has the meaning ascribed to it in Section 5.05(a).

             "Federal Funds Rate" shall mean for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Domestic Agent from three Federal funds brokers of recognized standing selected by the Domestic Agent.

             "FNBC Currency Contract" shall mean the Interest Rate and Currency Exchange Agreement dated as of June 30, 1992, between Heuga Nederland B.V. (now Scherpenzeel B.V.) and The First National Bank of Chicago (acting through its London Branch), together with all exhibits and schedules thereto and all confirmations of transactions executed thereunder, as amended by the Amendment to

Interest Rate and Currency Exchange Agreement dated as of January 9, 1995, and as the same have been or hereafter may be amended, restated or supplemented from time to time.

             "Fixed CD Rate" shall mean, with respect to each Interest Period, the sum of (i) the rate obtained by dividing (x) the Certificate of Deposit Rate for such Interest Period by (y) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserve requirements as specified in Regulation D (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable during such Interest Period to new nonpersonal time deposits in the United States in an amount equal to or in excess of $100,000 with a maturity comparable to such Interest Period of any member bank of the Federal Reserve System, plus (ii) the then daily net annual assessment rate as estimated by the Domestic Agent for determining the then current annual assessment payable to the Federal Deposit Insurance Corporation for insuring time deposits of the Domestic Agent in the United States.

             "Fixed Rate Advance" shall mean any CD Rate Advance and any Euro Advance.

             "Foreign Plan" shall mean any pension, profit sharing, deferred compensation, or other employee benefit plan, program or arrangement maintained by any Foreign Subsidiary which, under applicable local law, is required to be funded through a trust or other funding vehicle.

             "Foreign Subsidiary" shall mean each Consolidated Company that is organized under the laws of a jurisdiction other than the United States of America or any State thereof.

             "Funded Debt" shall mean all Indebtedness for money borrowed, Indebtedness evidenced or secured by purchase money Liens, capitalized leases, conditional sales contracts and similar title retention debt instruments, and Indebtedness evidenced by bonds, debentures, notes or other similar instruments, including all current maturities of such Indebtedness. The calculation of Funded Debt shall include all Funded Debt of the Consolidated Companies, plus (i) all Funded Debt of other Persons to the extent guaranteed by a Consolidated Company, to the extent supported by a letter of credit issued for the account of a Consolidated Company, or as to which and to the extent which a Consolidated Company or its assets otherwise have become liable for payment thereof, (ii) the aggregate outstanding principal amount of all commercial paper issued in respect of, and allocable to, accounts receivable sold by Interface SPC pursuant to the Accounts Receivable Facility (such allocable amount to be determined based on the net investment amount of SPARCC in such accounts receivable), (iii) the aggregate outstanding balance of those accounts receivable sold by Interface SPC pursuant to the Receivables Backup Purchase Agreement plus (iv) any other amounts due and owing to the Lenders under the Receivables Backup Purchase Agreement.

             "Funded Debt Coverage Ratio" shall mean, as of the last day of any fiscal quarter of Interface, the ratio of (A) Funded Debt as of such day, to (B) the sum of Consolidated EBITDA for the fiscal quarter then ending and the immediately preceding three fiscal quarters.

             "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Finan cial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

             "Guarantors" shall mean, collectively, Interface, Guilford of Maine, Inc., Guilford (Delaware) Inc., Interface Flooring Systems, Inc., Rockland React-Rite Inc., Interface Research Corporation, Interface Europe, Inc., Pandel, Inc., Interface Asia-Pacific, Inc., Bentley, Prince Street, and all other Material Subsidiaries (excluding Interface SPC) that are not Foreign Subsidiaries, and their respective successors and permitted assigns.

             "Guaranty" shall mean any contractual obligation, contingent or otherwise, of a Person with respect to any Indebtedness or other obligation or liability of another Person, including without limitation, any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including contractual obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or any agreement to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make any payment other than for value received. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which guaranty is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

             "Guaranty Agreements" shall mean, collectively, the Guaranty Agreements executed by each of the Guarantors in favor of the Lenders and the Co-Agents, substantially in the form of Exhibits D-1 and D-2, as the same may be amended, restated or supplemented from time to time.

             "Hazardous Substances" shall have the meaning assigned to that term in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Acts of 1986.

             "Heuga Entities" shall mean Interface Europe B.V. (formerly Interface Heuga B.V.) and all Subsidiaries of Interface Europe B.V.

             "IRB Collateral Documents" shall mean, collectively, the mortgages, deeds of trust, deeds to secure debt, assignments of leases, security agreements, pledge agreements, and other security and collateral documents securing the obligations of any L/C Account Parties in respect of Letters of Credit issued by the L/C Issuer for the account of such parties in support of industrial development revenue bonds.

             "Indebtedness" of any Person shall mean, without duplication
(i) all obligations of such Person which in accordance with GAAP would be shown on the balance sheet of such Person as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of property or services, and obligations evidenced by bonds, debentures, notes or other similar instruments); (ii) all rental obligations under leases required to be capitalized under GAAP; (iii) all Guaranties of such Person (including contingent reimbursement obligations under undrawn letters of credit); (iv) Indebtedness of others secured by any Lien upon property owned by such Person, whether or not assumed; and (v) obligations or other liabilities under Currency Contracts, Interest Rate Contracts, or similar agreements or combinations thereof.

             "Indemnity Agreement" shall mean the Indemnification Agreement dated as of January 9, 1995, executed by Interface in favor of the Lenders and the Co-Agents, as the same may be amended, restated, or supplemented from time to time.

             "Intercompany Loan Documents" shall mean, collectively, the promissory notes and all related loan, subordination, and other agreements relating in any manner to the Intercompany Loans.

             "Intercompany Loans" shall mean, collectively, (i) the loans more particularly described on Schedule 7.20 and (ii) those loans or other extensions of credit made by any Consolidated Company to another Consolidated Company satisfying the terms and conditions set forth in Section 9.01(h) or as may otherwise be approved in writing by the Co-Agents.

             "Interest Coverage Ratio" shall mean the ratio of Consolidated EBITA to Consolidated Interest Expense.

             "Interest Period" shall have the meaning set forth in Section 5.04.

             "Interest Rate Contracts" shall mean any forward contracts, futures contracts, interest rate exchange agreements, interest rate cap agreements, interest rate collar agreements, and other similar agreements and arrangements entered into by any Con-solidated Company designed to protect any Consolidated Company against fluctuations in interest rates.

             "Interface" shall mean Interface, Inc., a Georgia corporation, its successors and permitted assigns.

             "Interface SPC" shall mean the Consolidated Company organized as a special purpose corporation to acquire accounts receivable from Interface and to sell such accounts receivable to SPARCC pursuant to the terms of the Receivables Sale Agreement, and such Consolidated Company's successors and permitted assigns.

             "Interface Control Debt" shall mean, at any time, debt of Interface for borrowed money in an aggregate principal amount outstanding at such time in excess of $10,000,000 which is subject to Change in Control Provisions, excluding debt of Interface arising under this Agreement or any Guaranty or Security Document of Interface delivered pursuant to this Agreement.

             "Investment" shall mean, when used with respect to any Person, any direct or indirect advance, loan or other extension of credit (other than the creation of receivables in the ordinary course of business) or capital contribution by such Person (by means of transfers of property to others or payments for property or services for the account or use of others, or otherwise) to any Person, or any direct or indirect purchase or other acquisition by such Person of, or of a beneficial interest in, capital stock, partnership interests, bonds, notes, debentures or other securities issued by any other Person.

             "L/C Account Party" shall mean any Consolidated Company for whose account a Letter of Credit has been issued pursuant to the Letter of Credit Agreement.

             "L/C Cash Collateral Account" shall mean the cash collateral account established pursuant to the L/C Cash Collateral Assignment Agreement (and designated thereunder as the L/C Cash Collateral Account) in favor of the Collateral Agent.

             "L/C Cash Collateral Assignment" shall mean the L/C Cash Collateral Assignment Agreement dated as of January 9, 1995, among those Consolidated Companies that are parties to the Letter of Credit Agreement and the Collateral Agent, as the same may be amended, restated or supplemented from time to time.

             "L/C Exposure" shall mean, for each Lender, and with respect to all Letters of Credit as to which it was a Participating Lender, the sum, for all such Letters of Credit, of the product of (i) the L/C Outstandings for each Letter of Credit, multiplied by (ii) such Lender's applicable L/C Pro Rata Share for such Letter of Credit.

             "L/C Issuer" shall mean Trust Company Bank, a Georgia banking corporation, and each other issuer of a Letter of Credit pursuant to the Letter of Credit Agreement, and their respective successors and assigns.

             "L/C Outstandings" shall mean, as at any date of determination with respect to an outstanding Letter of Credit, the sum of (i) the maximum aggregate amount which at such date of determination is available to be drawn (assuming conditions for drawing thereunder have been met) under such Letter of Credit then outstanding, plus (ii) the aggregate amount of all drawings under such Letter of Credit and honored by the L/C Issuer not theretofore reimbursed by or on behalf of the L/C Account Party.

             "L/C Pro Rata Share" shall mean, at any time, for each Participating Lender in respect of a Letter of Credit, the percentage designated in the Letter of Credit Agreement as such Lender's L/C Pro Rata Share under the name of such Lender on the respective signature page for such Lender, in each case as such L/C Pro Rata Share may have been adjusted pursuant to the terms of the Letter of Credit Agreement as of the date of issuance of such Letter of Credit.

             "L/C Subcommitment" shall mean, at any time for any Revolving Lender, the amount of the Letter of Credit Subcommitment set forth opposite such Revolving Lender's name on the signature page of the Letter of Credit Agreement, as the same may be adjusted from time to time pursuant to the terms of the Letter of Credit Agreement.

             "Lender" or "Lenders" shall mean TCB, FNBC, the other banks and lending institutions listed on the signature pages hereof, and each assignee thereof, if any, pursuant to Section 12.06(c).

             "Lending Office" shall mean for each Lender the office such Lender may designate in writing from time to time to the Borrowers and the Co-Agents with respect to each Type of Loan.

             "Letter of Credit" shall mean any letter of credit issued by the L/C Issuer for the account of an L/C Account Party pursuant to the Letter of Credit Agreement, as the same may be amended, extended or re-issued from time to time.

             "Letter of Credit Agreement" shall mean the Letter of Credit Agreement dated as of January 9, 1995, among Interface, Guilford of Maine, Inc., Interface Flooring Systems, Inc., Bentley, Prince Street, Pandel, Inc., Interface Research Corporation, and Rockland React-Rite, Inc., Trust Company Bank, as L/C Issuer, the Revolving Lenders, the Domestic Agent, and the Collateral Agent, as the same may be amended, restated or supplemented from time to time.

             "Leverage Ratio" shall mean the ratio, expressed as a percentage, of Funded Debt to Total Capitalization for the Consolidated Companies.

             "LIBOR" shall mean, for any Interest Period:

             (i) with respect to Eurodollar Advances under the Revolving Loan Commitments or the Term Loan Commitments, the offered rate for deposits in Dollars, for a period comparable to the Interest Period and in an amount comparable to the Domestic Agent's portion of such Advances, appearing on the Reuters Screen LIBO Page as of 11:00 A.M. (London, England time) on the day that is two Business Days prior to the first day of the Interest Period. If two or more of such rates appear on the Reuters Screen LIBO Page, the rate shall be the arithmetic mean of such rates. If the foregoing rate is unavailable from the Reuters Screen for any reason, then such rate shall be determined by the Domestic Agent from Telerate Page
    3750 or, if such rate is also unavailable on such service, then on any other interest rate reporting service of recognized standing designated in writing by the Domestic Agent to Interface and the other Lenders;

             (ii) with respect to Eurocurrency Advances under the Multicurrency Loan Commitments, the offered rate for deposits in the applicable Currency, for a period comparable to the Interest Period and in an amount comparable to the Multicurrency Agent's portion of such Advances, appearing on Telerate Page 3750 as of 11:00 A.M. (London, England time) on the day that is two Business Days prior to the first day of the Interest Period. If the foregoing rate is unavailable from Telerate for any reason, then such rate shall be determined by the Multicurrency Agent from any other interest rate reporting service of recognized standing designated in writing by the Multicurrency Agent to Interface and the other Lenders;

in any such case rounded, if necessary, to the next higher 1/16 of 1.0%, if the rate is not such a multiple.

             "Lien" shall mean any mortgage, pledge, security interest, lien, charge, hypothecation, assignment, deposit arrangement, title retention, preferential right, trust or other arrangement having the practical effect of the foregoing and shall include the interest of a vendor or lessor under any conditional sale agreement, capitalized lease or other title retention agreement.

             "Loans" shall mean, collectively, the Revolving Loans, the Term Loans, and the Multicurrency Loans.

             "Margin Regulations" shall mean Regulation G, Regulation T, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

             "Material Company" shall mean (i) Interface, (ii) each
Material Subsidiary, and (iii) each joint venture, general partnership, association, or other business entity in which one or more of the Consolidated Companies is a general partner, party, or member, and as to which such Consolidated Company or Companies has become liable, either by agreement, by operation of law, or other-wise, for obligations and liabilities thereof in an aggregate amount greater than $10,000,000.

             "Material Subsidiary" shall mean (i) each Credit Party other than Interface, (ii) each other Consolidated Company listed in the definition of the term "Pledged Stock" in this Section 1.01, but excluding Guilford of Maine (Canada), Inc., Interface Heuga Singapore Pte Ltd., Interface Heuga Hong Kong Ltd., and Interface Heuga Australia Pty Ltd., and (iii) each other Subsidiary of Interface, now existing or hereinafter established or acquired, that at any time prior to the Term Loan Final Maturity Date or Revolver/Multicurrency Maturity Date (whichever is last to occur), has or acquires total assets in excess of $10,000,000, or that holds any fixed assets material to the operations or business of another Material Subsidiary (including, without limitation, each of Guilford of Maine (U.K.) Ltd., Guilford of Maine (Canada), Inc., Interface Heuga Singapore Pte Ltd., Interface Heuga Hong Kong Ltd., and Interface Heuga Australia Pty Ltd., at such time, if any, as any of them acquires total assets in excess of $10,000,000 or holds such material fixed assets).

             "Materially Adverse Effect" shall mean any materially adverse change in (i) the business, results of operations, financial condition, assets or prospects of the Consolidated Companies, taken as a whole, or (ii) the ability of Interface to perform its respective obligations under the Credit Documents.

             "Multicurrency Agent" shall mean FNBC, acting in the manner and to the extent described in Article XI, and any successor multicurrency agent appointed from time to time pursuant to Article XI hereof.

             "Multicurrency Lenders" shall mean, collectively, the Lenders extending the Multicurrency Loan Commitments to the Borrowers pursuant to
Section 4.01.

             "Multicurrency Loan Commitment" shall mean, at any time for any Multicurrency Lender, the amount of such commitment set forth opposite such Multicurrency Lender's name on the signature pages hereof, as the same may be increased or decreased from time to time as a result of any reduction thereof pursuant to Section 4.03 or 4.04, any assignment thereof pursuant to Section 12.06, or any amendment thereof pursuant to Section 12.02.

             "Multicurrency Loans" shall mean, collectively, the multicurrency loans made by the Multicurrency Lenders pursuant to Section 4.01.

             "Multicurrency Notes" shall mean, collectively, the promissory notes evidencing the Multicurrency Loans in the forms attached hereto as Exhibit C-1 and Exhibit C-2, respectively.

             "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

             "Net Proceeds" shall mean, with respect to any Asset Sale, all cash, including (i) cash receivables (when received) by way of deferred payment pursuant to a promissory note, a receivable or otherwise (other than interest payable thereon), and (ii) with respect to Asset Sales resulting from the loss, damage, destruction or taking of property, the proceeds of insurance settlements and condemnation awards (other than the portion of the proceeds of such settlements and such awards that are used to repair, replace, improve or restore the item of property in respect of which such settlement or award was paid provided that the recipient of such proceeds enters into a binding contractual obligation to effect such repair, replacement, improvement or restoration within eighteen (18) months of such loss, damage or destruction and completes such repair, replacement, improvement or restoration within thirty-six (36) months of such loss, damage, destruction or taking) as and when received in cash, in either case, received by any Consolidated Company as a result of or in connection with such transaction, net of reasonable sale expenses, fees and commissions incurred, and taxes paid or expected to be payable within the succeeding 36-month period in connection therewith, and net of any payment required to be made with respect to the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) secured by a Lien (to the extent permitted by Section 9.02) upon the asset sold in such Asset Sale.

             "1993 Credit Agreement" shall have the meaning provided in the recitals at the beginning of this Agreement.

             "Notes" shall mean, collectively, the Revolving Credit Notes, the Term Notes, and the Multicurrency Notes.

             "Notice of Borrowing" shall have the meaning provided in Section 5.01(a)(i).

             "Notice of Continuation/Conversion" shall have the meaning provided in Section 5.01(b)(i).

             "Notice of Multicurrency Borrowing" shall have the meaning provided in Section 5.01(a)(ii).

             "Notice of Multicurrency Continuation/Conversion" shall have the meaning provided in Section 5.01(b)(ii).

             "Obligations" shall mean all amounts owing to any Co-Agent, Lender, L/C Issuer, or Collateral Agent pursuant to the terms of this Agreement, the Letter of Credit Agreement, or any other Credit Document, including without limitation, all Loans (including all principal and interest payments due thereunder), fees, expenses, indemnification and reimbursement payments, indebtedness, liabilities, and obligations of the Credit Parties, direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising, together with all renewals, extensions, modifications or refinancings thereof.

             "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

             "Participating Lender" shall have the meaning specified for such term in the Letter of Credit Agreement.

             "Payment Office" shall mean (i) with respect to payments of principal and interest relating to Multicurrency Loans outstanding in Currencies other than Dollars, the respective FCB Accounts designated for such Currencies, (ii) with respect to payments of all other principal, interest, fees or other amounts relating to the Multicurrency Loans, the office specified as the "Payment Office" for the Multicurrency Agent on the signature page of the Multicurrency Agent, or such other location as to which the Multicurrency Agent shall have given written notice to the Borrowers and its Co-Agent, and
(iii) with respect to payments of principal, interest, fees or other amounts relating to the Revolving Credit Loans, the Term Loans, and all other Obligations not described in the preceding clauses (i) and (ii), the office specified as the "Payment Office" for the Domestic Agent on the signature page of the Domestic Agent, or such other location as to which the Domestic Agent shall have given written notice to Interface and its Co-Agent.

             "Permitted Liens" shall mean those Liens expressly permitted by
Section 9.02.

             "Person" shall mean any individual, partnership, firm, corporation, association, joint venture, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof.

             "Plan" shall mean any "employee benefit plan" (as defined in Section 3(3) of ERISA), including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multiemployer Plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits, but shall exclude any Foreign Plan.

             "Pledge Agreements" shall mean, collectively, those certain Pledge and Security Agreements, Agreement of Pledge, and Deed of Pledge, executed in favor of the Collateral Agent, substantially in the form of Exhibits E-1 through E-6, providing for the grant of first-priority Liens on the Pledged Stock, as the same may be amended, restated or supplemented from time to time.

             "Pledged Stock" shall mean, collectively, (i) all issued and outstanding capital stock, together with all warrants, stock options, and other purchase and conversion rights with respect to such capital stock, of each of Guilford of Maine, Inc., Guilford (Delaware) Inc., Interface Flooring Systems, Inc., Interface Research Corporation, Rockland React-Rite, Inc., Pandel, Inc., Interface Europe, Inc., Interface Asia-Pacific, Inc., Bentley, Prince

Street, and all other Material Subsidiaries of Interface organized in the United States, and (ii) 66% of all issued and outstanding capital stock, together with 66% of all warrants, stock options, and other purchase and conversion rights with respect to such capital stock, of Europe Limited, Interface Europe B.V., Interface Heuga Singapore Pte Ltd., Guilford of Maine (Canada), Inc., Interface Flooring Systems (Canada), Inc., Interface Heuga Japan Ltd., Interface Heuga Hong Kong Ltd., Interface Heuga Australia Pty Limited, and all other Material Subsidiaries that are Foreign Subsidiaries directly owned by Interface and/or one or more other Subsidiaries organized in the United States.

             "Prince Street" shall mean Prince Street Technologies, Ltd., a Georgia corporation.

             "Prince Street Acquisition" shall mean the acquisition by Interface of Prince Street through the consummation of the transactions described in the Prince Street Acquisition Agreement.

             "Prince Street Acquisition Agreement" shall mean the Acquisition Agreement dated as of December 3, 1993, among Interface, Robert S. Weiner, Randall J. Hatch, Nancy O'Donnell, John O'Donnell, Jacqueline A. Colando, Traccton Corp., Prince Street Holding Company, Steven C. Andrade, and Robert
D. Williams, as amended.

             "Prince Street Acquisition Costs" shall mean the total consideration paid by Interface and each other Consolidated Company to effect the Prince Street Acquisition (including cash payments made by Interface to repurchase any shares of Class A Common Stock of Interface previously delivered as a portion of the consideration paid in the Prince Street Acquisition, as may be provided in the Prince Street Acquisition Agreement).

             "Pro Rata Share" shall mean, with respect to each of the Commitments of each Lender and each Loan to be made by and each payment (including, without limitation, any payment of principal, interest or fees) to be made to each Lender, the percentage designated as such Lender's Pro Rata Share of such Commitments, such Loans or such payments, as applicable, set forth under the name of such Lender on the respective signature page for such Lender, in each case as such Pro Rata Share may change from time to time as a result of assignments, amendments, or reductions made pursuant to this Agreement.

             "Receivables Backup Purchase Agreement" shall mean the agreement among Interface SPC, as seller and servicer, Interface, as guarantor, the Lenders, as purchasers, TCB and FNBC, as co-agents, and FNBC, as collateral agent, providing for the purchase by the Lenders of accounts receivable from Interface SPC or, under certain circumstances, from SPARCC.

             "Receivables Sale Agreement" shall mean the agreement among Interface SPC, as seller, Interface, as collection agent,

SPARCC, as purchaser, and Canadian Imperial Bank of Commerce, as servicing agent, providing for the sale by Interface SPC, and the purchase by SPARCC, of accounts receivable originated by certain of the Consolidated Companies.

             "Receivables Transfer Agreements" shall mean, collectively,
(i) the agreements between Interface and certain other Consolidated Companies providing for the sale by such Consolidated Companies, and the purchase by Interface, of accounts receivable originated by such Consolidated Companies, and (ii) the agreement(s) between Interface, certain other Consolidated Companies, and Interface SPC providing for the sale by such Consolidated Companies, and the purchase by Interface SPC, of accounts receivable originated by such Consolidated Companies.

             "Refinanced Indebtedness" shall mean the Indebtedness of the Consolidated Companies outstanding pursuant to the 1993 Credit Agreement.

             "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

             "Required Lenders" shall mean at any time Lenders holding at least 66-2/3% of the then aggregate amount of the Revolving Loan Commitments, Multicurrency Loan Commitments and Term Loans; provided, however, that in connection with any proposed amendment or waiver of any of the following provisions, "Required Lenders" shall mean both the Lenders holding at least 66-2/3% of the then aggregate amount of the Revolving Loan Commitments, Multicurrency Loan Commitments, and Term Loans, and Multicurrency Lenders holding at least 66-2/3% of the then aggregate amount of the Multicurrency Loan
Commitments:  (i) Article IV, (ii) Section 5.01(a)(ii), Section 5.01(b)(ii),
Section 5.02(a) (as the same relates to funding of the Multicurrency Loans),
Section 5.03(b), Section 5.07(b)(v) and (viii), and Section 5.13, or (iii) the definitions of the terms Currency, Payment Office, FCB Account or FC Bank.

             "Required Multicurrency Lenders" shall have the meaning provided in Section 12.02.

             "Requirement of Law" for any person shall mean the articles or certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

             "Reuters Screen" shall mean, when used in connection with any designated page and LIBOR, the display page so designated on the Reuter Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

             "Revolver/Multicurrency Maturity Date" shall mean the earlier of (i) June 30, 1999, and (ii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable pursuant to the provisions of Article X.

             "Revolving Credit Notes" shall mean, collectively, the promissory notes evidencing the Revolving Loans in the form attached hereto as Exhibit B.

             "Revolving Lenders" shall mean, collectively, the Lenders extending the Revolving Loan Commitments to Interface pursuant to Section 3.01.

             "Revolving Loans" shall mean, collectively, the revolving credit loans made to Interface by the Revolving Lenders pursuant to Section 3.01.

             "Revolving Loan Commitment" shall mean, at any time for any Lender, the amount of such commitment set forth opposite such Lender's name on the signature pages hereof, as the same may be increased or decreased from time to time as a result of any reduction thereof pursuant to Section 3.03 or 3.04, any assignment thereof pursuant to Section 12.06, or any amendment thereof pursuant to Section 12.02, such commitment including, without limitation, such Lender's L/C Subcommitment.

             "SPARCC" shall mean Special Purpose Accounts Receivable Cooperative Corporation, its successors and permitted assigns.

             "Scherpenzeel B.V." shall mean Interface Scherpenzeel B.V. (formerly Heuga Nederland B.V.), a "besloten vennootschap met beperkte aansprakelijkheid" (private company with limited liability) incorporated and existing under the laws of The Netherlands with its registered seat in Scherpenzeel, Gld., The Netherlands, its successors and permitted assigns.

             "Security Documents" shall mean, collectively, the Guaranty Agreements, the Pledge Agreements, the L/C Cash Collateral Assignment, the IRB Collateral Documents, the Indemnity Agreement, and each other guaranty agreement, mortgage, deed of trust, security agreement, pledge agreement, or other security or collateral document guaranteeing or securing the Obligations, as the same may be amended, restated, or supplemented from time to time.

             "Senior Funded Debt" shall mean Funded Debt minus Subordinated
Debt.

             "Shareholders' Equity" shall mean, with respect to any Person as at any date of determination, shareholders' equity of such Person determined on a consolidated basis in conformity with GAAP.

             "Special Adjusted LIBO Rate" shall mean the sum of (i) the rate obtained by dividing (A) Special LIBOR as in effect from time to time by (B) a percentage equal to 1 minus the then stated maximum rate (stated as a decimal) of all reserves requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or against any successor category of liabilities as defined in Regulation D), plus (ii) if the relevant Eurocurrency Advance is in British pounds sterling, a percentage sufficient to compensate the Multicurrency Lenders for the cost of complying with any reserves, liquidity and/or special deposit requirements of the Bank of England directly or indirectly affecting the maintenance or funding of such Advances.

             "Special LIBOR" shall mean the rate of interest per annum as determined by the Multicurrency Agent (rounded, if necessary, to the next higher multiple of 1/16%) at which overnight or weekend deposits of the appropriate Currency (or if such amount remains unpaid for more than three Business Days, then for such other period of time not longer than three months as the Multicurrency Agent may select in its absolute discretion) for delivery in immediately available and transferable funds would be offered by the Multicurrency Agent to major banks in the London interbank market upon request of such major banks for the applicable period as determined above and in an amount comparable to the Multicurrency Agent's portion of the unpaid Obligations bearing interest at such rate (or, if the Multicurrency Agent is not placing such deposits in such Currency in the London interbank market, then the Multicurrency Agent's cost of funds in such Currency for such period).

             "Subordinated Debentures" shall mean Interface's 8% Convertible Subordinated Debentures due 2013 issued pursuant to that certain Indenture dated as of September 15, 1988 by and between Interface and The Citizens and Southern National Bank, as Trustee (such bank having now been succeeded by NationsBank of Georgia, N.A., as Trustee thereunder).

             "Subordinated Debt" shall mean (i) Indebtedness outstanding pursuant to the Subordinated Debentures, and (ii) other Indebtedness of Interface subordinated to all obligations of Interface or any other Credit Party arising under this Agreement, the Notes, and the Guaranty Agreements on terms and conditions satisfactory in all respects to the Co-Agents and the Required Lenders, including without limitation, with respect to interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies, and subordination provisions, as evidenced by the written approval of the Co-Agents and Required Lenders.

             "Subsidiary" shall mean, with respect to any Person, any corporation or other entity (including, without limitation, partnerships, joint ventures, and associations) regardless of its jurisdiction of organization or formation, at least a majority of the total combined voting power of all classes of voting stock or other ownership interests of which shall, at the time as of which any determination is being made, be owned by such Person, either directly or indirectly through one or more other Subsidiaries.

             "Tax Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

             "Taxes" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation, income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

             "Telerate" shall mean, when used in connection with any designated page and the Certificate of Deposit Rate or LIBOR, the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to the Certificate of Deposit Rate or LIBOR).

             "Term Lenders" shall mean, collectively, those Lenders extending the Term Loans to Interface pursuant to Section 2.01(a).

             "Term Loan Commitment" shall mean, at any time for any Term Lender, the amount of such commitment set forth opposite such Lender's name on the signature pages hereof, as the same may be increased or decreased from time to time as a result of any repayment of the Term Loans, any assignment thereof pursuant to Section 12.06, or any amendment thereof pursuant to Section 12.02.

             "Term Loan Final Maturity Date" shall mean the earlier of (i) December 31, 2001, and (ii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable pursuant to the provisions of Article X.

             "Term Loans" shall mean, collectively, the term loans in the aggregate principal amount of $50,000,000 made to Interface by the Term Lenders on the Closing Date pursuant to Section 2.01(a).

             "Term Notes" shall mean, collectively, the promissory notes evidencing the Term Loans substantially in the form of Exhibit A.

             "Total Capitalization" shall mean the sum of Funded Debt and Consolidated Net Worth for the Consolidated Companies.

             "Total Commitment" shall mean, for any Lender at any time, the sum of such Lender's Term Loan Commitment, Revolving Loan

Commitment, and Multicurrency Loan Commitment; and "Total Commitments" shall mean, for all Lenders at any time, the sum of the Total Commitment of all Lenders.

             "Type" of Borrowing shall mean a Borrowing consisting of Base Rate Advances, CD Rate Advances or Euro Advances.

             SECTION 1.02. ACCOUNTING TERMS AND DETERMINATION. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared, and all financial records shall be maintained in accordance with, GAAP, except that financial records of Foreign Subsidiaries may be maintained in accordance with generally accepted accounting principles in effect from time to time in the jurisdiction of organization of such Foreign Subsidiary; provided, however, that compliance with the financial covenants and calculations set forth in
Section 8.09, Article IX, and elsewhere herein, and in the definitions used in such covenants and calculations, shall be calculated, made and applied in accordance with GAAP and such generally accepted accounting principles in such foreign jurisdictions, as the case may be, as in effect on the date of this Agreement applied on a basis consistent with the preparation of the financial statements referred to in Section 7.14 unless and until the parties enter into an agreement with respect thereto in accordance with Section 12.13; and provided, further, that for purposes of such financial covenants and calculations, the Convertible Preferred Stock shall be considered as capital stock of Interface and not as Funded Debt.

             SECTION 1.03. OTHER DEFINITIONAL TERMS. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule, Exhibit and like references are to this Agreement unless otherwise specified.

             SECTION 1.04. EXHIBITS AND SCHEDULES. All Exhibits and Schedules attached hereto are by reference made a part hereof.



                                  ARTICLE II.

                                  TERM LOANS

             SECTION 2.01.  AMOUNT OF TERM LOANS; USE OF PROCEEDS.

             (a) Subject to and upon the terms and conditions herein set forth, each Term Lender severally agrees to make to Interface on the Closing Date a Term Loan in an amount equal to its Term Loan Commitment, such Term Loans to be repaid as set forth in Section 2.02(b). Interface shall not be entitled to reborrow any amounts repaid with respect to the Term Loans.

             (b) Each Term Loan shall, at the option of Interface, be made or continued as, or converted into, part of one or more Borrowings that shall consist entirely of Base Rate Advances, CD Rate Advances, or Eurodollar Advances. The aggregate principal amount of each Borrowing of Term Loans consisting of CD Rate Advances or Eurodollar Advances shall be not less than $1,000,000 or a greater integral multiple of $100,000, and the aggregate principal amount of each Borrowing of Term Loans consisting of Base Rate Advances shall not be less than $300,000 or a greater integral multiple of $100,000. At no time shall the number of Borrowings outstanding under the Term Loans exceed eight in either case; provided that, for the purpose of determining the number of Borrowings outstanding and the minimum amount for Borrowings resulting from conversions or continuations, all Borrowings under the Term Loans comprised of Base Rate Advances shall be considered in each case as one Borrowing.

             (c) Interface shall use the proceeds of the Term Loans solely for the purpose of refinancing the outstanding "Series B Term Loans" under the 1993 Credit Agreement.

             SECTION 2.02.  NOTES; REPAYMENT OF PRINCIPAL.

             (a) Interface's obligations to pay the principal of, and interest on, the Term Loans to each Lender shall be evidenced by the records of the Domestic Agent and such Lender and by the respective Term Note payable to such Lender (or the assignor of such Lender) completed in conformity with this Agreement.

             (b) Interface shall repay the Term Loans in two equal annual installments, each in the principal amount of $25,000,000, on December 29, 2000, and December 31, 2001. All Term Loans, if not sooner paid, shall be due and payable in full on the Term Loan Final Maturity Date.

             SECTION 2.03.  MANDATORY PREPAYMENTS.

             (a)  No mandatory prepayment shall be required pursuant to this
Section 2.03(a) until the aggregate amount of Asset Sales occurring after October 2, 1994 exceeds $10,000,000 (based on the Asset Values thereof, but excluding in the foregoing computation (i) Asset Sales resulting from loss, damage, destruction, or taking where the proceeds thereof are utilized so as to be excluded from the definition of Net Proceeds, and (ii) Asset Sales occurring as part of any sale and leaseback transactions permitted pursuant to Section 9.06)). Whenever such Asset Values shall have equaled or exceeded such amount, within ten (10) Business Days after each date on which any Consolidated Company receives any Net Proceeds as a result of or in connection with an Asset Sale by any Consolidated Company, the Term Loans outstanding under Section 2.01 shall be prepaid by an amount equal to 40% of such Net Proceeds (such amount being subject to adjustment pursuant to paragraph (c) of this Section 2.03) plus interest accrued and unpaid on the amount of such prepayment. If immediately prior to any Asset Sale the aggregate amount of prior Asset Sales (determined as aforesaid) is less than $10,000,000, but such Asset Sale causes the $10,000,000 threshold amount to be exceeded, then 40% of a pro rata portion of the Net Proceeds of such Asset Sale, based upon the ratio of the amount of the Asset Value of such Asset Sale in excess of the $10,000,000 threshold to the total Asset Value of such Asset Sale, shall be applied as set forth in the preceding sentence. All such prepayments under this Section 2.03(a) shall be applied in each case against all remaining scheduled amortization payments on a pro rata basis, without prejudice, however, to the provisions of Section 2.03(c).

             (b) On the date occurring ninety (90) days after the last day of each fiscal year of Interface, the Term Loans outstanding under Section
2.01 shall be prepaid by an amount equal to 25% of the Excess Cash Flow, if any, for such fiscal year (such amount being subject to adjustment pursuant to paragraph (c) of this Section 2.03) plus interest accrued and unpaid on the amount of such prepayment. Such prepayment shall be applied in each case to principal installment payments of the Term Loans in the inverse order of their respective maturities, without prejudice, however, to the provisions of Section 2.03(c).

             (c)  Notwithstanding the provisions of paragraphs (a) and
(b) of this Section 2.03, (i) no mandatory prepayment shall be required to be made under paragraph (a) or (b) of this Section 2.03 if the amount under paragraph (a) or (b) is less than $100,000 in any instance, and (ii) mandatory prepayment amounts otherwise required under said paragraphs (a) and (b) shall be rounded to nearest multiple of $100,000 (such that, for example, if the portion of Net Proceeds required to be prepaid pursuant to paragraph (a) is $250,000 or more, but less than $350,000, the mandatory prepayment amount under this Section 2.03 shall equal $300,000 plus interest accrued and unpaid on such amount).

             (d) Each mandatory prepayment of Term Loans pursuant to this Section 2.03 shall be applied on a pro rata basis first to Base Rate Advances outstanding under each such series of Term Loans to the full extent thereof before application to Fixed Rate Advances outstanding under such series; provided, however, that, so long as no Default or Event of Default has occurred and is continuing, in lieu of application of such prepayment to Fixed Rate Advances prior to the expiration of the respective Interest Periods with respect thereto, Interface, at its option, may execute an Escrow Letter with respect to such prepayments and deposit with the Collateral Agent funds equal to such prepayments for application in accordance with the terms of such Escrow Letter.

                                 ARTICLE III.

                                REVOLVING LOANS

             SECTION 3.01.  COMMITMENT; USE OF PROCEEDS.

             (a) Subject to and upon the terms and conditions herein set forth, each Revolving Lender severally agrees to make to Interface from time to time on and after the Closing Date, but prior to the Revolver/Multicurrency Maturity Date, Revolving Loans in an aggregate amount outstanding at any time not to exceed an amount equal to (i) such Lender's Revolving Loan Commitment, minus (ii) such Lender's L/C Exposure; provided, however, that the Revolving Loans outstanding at any time shall in no event be permitted to exceed an amount equal to (i) the total Revolving Loan Commitments for all Lenders, minus (ii) the Aggregate L/C Outstandings. Interface shall be entitled to repay and reborrow Revolving Loans in accordance with the provisions hereof.

             (b) Each Revolving Loan shall, at the option of Interface, be made or continued as, or converted into, part of one or more Borrowings that shall consist entirely of Base Rate Advances, CD Rate Advances, or Eurodollar Advances. The aggregate principal amount of each Borrowing of Revolving Loans shall be not less than $1,000,000 or a greater integral multiple of $100,000, provided that each Borrowing of Revolving Loans comprised of Base Rate Advances shall be not less than $250,000 or a greater integral multiple of $1000, except to the extent otherwise provided with respect to Revolving Loans made pursuant to Section 5.01(a)(iii). At no time shall the number of Borrowings outstanding under this Article III exceed eight; provided that, for the purpose of determining the number of Borrowings outstanding and the minimum amount for Borrowings resulting from conversions or continuations, all Borrowings of Base Rate Advances under this Facility shall be considered as one Borrowing.

             (c) The proceeds of Revolving Loans shall be used solely for the following purposes:

            (i) Approximately $__________ shall be used initially to refinance the existing Indebtedness of Interface outstanding as "Revolving Loans" and "Series A Term Loans" under the 1993 Credit Agreement; and

           (ii) All other amounts shall be used as working capital and for other general corporate purposes.

             SECTION 3.02.  NOTES; REPAYMENT OF PRINCIPAL.

             (a) Interface's obligations to pay the principal of, and interest on, the Revolving Loans to each Revolving Lender shall be evidenced by the records of the Domestic Agent and such Lender and by the Revolving Credit Note payable to such Lender (or the assignor of such Lender) completed in conformity with this Agreement.

             (b) All outstanding principal amounts under the Revolving Loans shall be due and payable in full on the Revolver/Multicurrency Maturity Date.

             SECTION 3.03. VOLUNTARY REDUCTION OF REVOLVING LOAN COMMITMENTS. Upon at least three (3) Business Days' prior telephonic notice (promptly confirmed in writing) to the Domestic Agent, Interface shall have the right, without premium or penalty, to terminate the Revolving Loan Commitments, in part or in whole, provided that (i) any such termination shall apply to proportionately and permanently reduce the Revolving Loan Commitments of each of the Revolving Lenders, (ii) any partial termination pursuant to this Section
3.03 shall be in an amount of at least $1,000,000 and integral multiples of $100,000, and (iii) no such reduction shall be permitted which would (x) require a prepayment that is not permitted by Section 5.06, or (y) reduce the Revolving Loan Commitments to an amount less than the Aggregate L/C Outstandings. If the aggregate outstanding amount of the Revolving Loans and the Aggregate L/C Outstandings exceed the amount of the Revolving Loan Commitments as so reduced, Interface shall immediately repay the Revolving Loans by an amount equal to such excess, together with all accrued but unpaid interest on such excess amount.

             SECTION 3.04. MANDATORY REDUCTIONS OF REVOLVING LOAN COMMITMENTS. If any mandatory prepayment shall be due with respect to the Term Loans pursuant to Section 2.03, but such prepayment cannot be applied, or an escrow for such prepayment is established as provided in Section 2.03(d) for application, against the Term Loans, in whole or in part, because the Term Loans have been, or are then being, paid (currently or pursuant to such escrow arrangement) in full, then the Revolving Loan Commitments and the Multicurrency Loan Commitments shall automatically and ratably be reduced by an amount equal to such prepayment or portion thereof which cannot be so applied; provided, however, that no such reduction pursuant to this Section 3.04 shall be required to the extent that the Revolving Loan Commitments and the Multicurrency Loan Commitments would be less than $135,000,000 in the aggregate. Any such reduction of the Revolving Loan Commitments and the Multicurrency Loan Commitments shall apply as a proportional and permanent reduction with respect to the Revolving Loan Commitments and the Multicurrency Loan Commitments of each of the Revolving Lenders and Multicurrency Lenders, respectively. If the aggregate outstanding amount of the Revolving Loans and the Aggregate L/C Outstandings exceed the amount of the Revolving Loan Commitments as so reduced, Interface shall immediately repay the Revolving Loans by an amount equal to such excess. Each mandatory prepayment of Revolving Loans pursuant to this
Section 3.04 shall be applied first to Base Rate Advances to the full extent thereof before application to Fixed Rate Advances; provided, however, that, so long as no Default or Event of Default has occurred and is continuing, in lieu of application of such prepayment to Fixed Rate Advances prior to the expiration of the respective Interest Periods with respect thereto, Interface, at its option, may execute an

Escrow Letter with respect to such prepayment and deposit with the Collateral Agent funds equal to the amount of such prepayment for application in accordance with the terms of such Escrow Letter.


                                  ARTICLE IV

                              MULTICURRENCY LOANS

             SECTION 4.01.  MULTICURRENCY LOAN COMMITMENTS; USE OF PROCEEDS.

             (a) Subject to and upon the terms and conditions herein set forth (including, without limitation, the conditions set forth in Section 6.02 with respect to Multicurrency Loans to Europe Limited, each Multicurrency Lender severally agrees to make to the applicable Borrower from time to time on and after the Closing Date, but prior to the Revolver/Multicurrency Maturity Date, Multicurrency Loans in an aggregate amount outstanding at any time not to exceed its Multicurrency Loan Commitment. For the purpose of determining the unutilized portion of the Multicurrency Loan Commitment of each Multicurrency Lender on the date of a requested Borrowing under the Multicurrency Loan Commitments, the Dollar Equivalent of the Borrowing then being requested shall be aggregated with the Dollar Equivalents of all Multicurrency Loans then outstanding (the Dollar Equivalent of each such outstanding Loan to be calculated as of the date of the most recent conversion or continuation of such Loan pursuant to Section 5.01(b)(ii) or, if not previously continued or converted, the date of the initial Borrowing of such Loan pursuant to Section 5.01(a)(ii)). The Borrowers shall be entitled to repay and reborrow Multicurrency Loans in accordance with the provisions hereof.

             (b) Each Multicurrency Loan shall, at the option of the Borrower requesting such Loan, be made or continued as, or converted into, part of one or more Borrowings, that, unless otherwise specifically provided herein, shall consist entirely of Base Rate Advances (if selected by Scherpenzeel B.V. with respect to Multicurrency Loans made in U.S. Dollars) or Eurocurrency Advances. The aggregate principal amount of each Borrowing of Multicurrency Loans shall be in the minimum amounts and multiples indicated below for a Borrowing in the specified Currency, provided that Multicurrency Loans comprised of Base Rate Advances shall not be less than $250,000 or a greater integral multiple of $1,000:

                                            MINIMUM
      CURRENCY                             BORROWING                         MULTIPLE
      ========                             =========                         ========
    U.S. Dollars                           1,000,000                         100,000
    Dutch Guilders                         2,000,000                         200,000
    German Marks                           1,500,000                         150,000
    French Francs                          5,500,000                         550,000
    British Pounds                           550,000                          55,000
    Japanese Yen                         130,000,000                      13,000,000

At no time shall the number of Borrowings outstanding under this Article IV exceed eight; provided that, for the purpose of determining the number of Borrowings outstanding and the minimum amount for Borrowings resulting from conversions or continuations, all Borrowings comprised of Base Rate Advances under this Facility shall be considered as one Borrowing.

             (c) The Borrowers shall use the proceeds of the Multicurrency Loans for the following purposes:

            (i) Approximately $__________ shall be used initially to refinance the existing Indebtedness of Interface outstanding as "Multicurrency Loans" under the 1993 Credit Agreement; and

           (ii) All other amounts shall be used as working capital and for other general corporate purposes, provided that all Advances to any Borrower shall be used solely as working capital and for other general corporate purposes of such Borrower and other Foreign Subsidiaries.

             SECTION 4.02  NOTES; REPAYMENT OF PRINCIPAL.

             (a) The Borrowers' obligation to pay the principal of, and interest on, the Multicurrency Loans to each Multicurrency Lender shall be evidenced by the records of the Multicurrency Agent and such Lender and by the Multicurrency Note payable to such Lender (or the assignor of such Lender) completed in conformity with this Agreement.

             (b) All outstanding principal amounts under the Multicurrency Loans shall be due and payable in full on the Revolver/Multicurrency Maturity Date.

             SECTION 4.03  VOLUNTARY REDUCTION OF MULTICURRENCY LOAN
COMMITMENTS.

             (a) Upon at least three (3) Business Days' prior telephonic notice (promptly confirmed in writing) to the Multicurrency Agent, the Borrowers shall have the right, without premium or penalty, to terminate the Multicurrency Loan Commitments, in part or in whole, provided that (i) any such termination shall apply to proportionately and permanently reduce the Multicurrency Loan Commitments of the Multicurrency Lenders, (ii) any partial termination pursuant to this Section 4.03 shall be in an amount of at least $1,000,000 and integral multiples of $100,000, and (iii) no such reduction shall be permitted which would require a prepayment that is not permitted by
Section 5.06. If the Dollar Equivalent of the aggregate outstanding Multicurrency Loans (calculated in the manner set forth in the second sentence of Section 4.01(a)) exceeds the amount of the Multicurrency Loan Commitments as so reduced, the Borrowers shall immediately repay the Multicurrency Loans by a Dollar Equivalent amount equal to such excess.

             (b) If any Multicurrency Lender fails to deliver to Interface by June __, 1995, the certificate or other document from the United Kingdom Inland Revenue as specified in

Section 5.07(b)(v)(B) or otherwise fails to establish to the satisfaction of Interface, that it is exempt from withholding taxes imposed by the United Kingdom, and such Multicurrency Lender's Multicurrency Loan Commitment has not been assigned to another Multicurrency Lender or an Eligible Assignee pursuant to Section 12.06(g), then upon at least five (5) Business Days' prior written notice to the Multicurrency Agent and such Multicurrency Lender, the Borrowers shall have the right to terminate the Multicurrency Loan Commitment of such Multicurrency Lender, and the aggregate amount of Multicurrency Loan Commitments shall be reduced by such amount (but without any effect on the amount of the Multicurrency Loan Commitment of any other Multicurrency Lender).

             SECTION 4.04  MANDATORY REDUCTION OF MULTICURRENCY LOAN
COMMITMENTS.

             (a) If any mandatory prepayment shall be due with respect to the Term Loans pursuant to Section 2.03, but such prepayment cannot be applied, or an escrow for such prepayment established as provided in Section 2.03(d) for application, against the Term Loans, in whole or in part, because the Term Loans have been, or are then being, paid (currently or pursuant to such escrow arrangement) in full, then the Multicurrency Loan Commitments and the Revolving Loan Commitments shall automatically and ratably be reduced by an amount equal to such prepayment or portion thereof which cannot be so applied; provided, however, that no such reduction pursuant to this Section 4.04 shall be required to the extent that the Multicurrency Loan Commitments and the Revolving Loan Commitments would be less than $135,000,000 in the aggregate. Any such reduction of the Multicurrency Loan Commitments and the Revolving Loan Commitments shall apply as a proportional and permanent reduction of the Multicurrency Loan Commitments and Revolving Loan Commitments of each of the Multicurrency Lenders and Revolving Lenders, respectively. If the Dollar Equivalent of the aggregate outstanding Multicurrency Loans (calculated in the manner set forth in the second sentence of Section 4.01(a)) exceeds the amount of the Multicurrency Loan Commitments as so reduced, the Borrowers shall immediately repay the Multicurrency Loans by a Dollar Equivalent amount equal to such excess.

             (b) If at any time the Multicurrency Agent shall determine that the aggregate principal amount of Multicurrency Loans (after converting all Eurocurrency Advances to their Dollar Equivalent on the date of calculation) is equal to or greater than 110% of aggregate Multicurrency Loan Commitments then in effect, the Borrowers shall, upon three (3) Business Days' written notice to Interface from the Multicurrency Agent, prepay an aggregate principal amount of Multicurrency Loans such that the Dollar Equivalent of the outstanding principal amount of the Multicurrency Loans does not exceed the aggregate Multicurrency Loan Commitments.

             (c) Each mandatory prepayment of Multicurrency Loans pursuant to this Section 4.04 shall be applied first to Base Rate Advances to the full extent thereof before application to Fixed

Rate Advances; provided, however, that, so long as no Default or Event of Default has occurred and is continuing, in lieu of application of such prepayment to Fixed Rate Advances prior to the expiration of the respective Interest Periods with respect thereto, the respective Borrower, at its option, may execute an Escrow Letter with respect to such prepayment and deposit with the Collateral Agent funds equal to the amount of such prepayment for application in accordance with the terms of such Escrow Letter.


                                  ARTICLE V.

                              GENERAL LOAN TERMS

             SECTION 5.01.  FUNDING NOTICES.

             (a) (i) Whenever Interface desires to make a Borrowing with respect to the Term Loans or under the Revolving Loan Commitments (other than one resulting from a conversion or continuation pursuant to Section 5.01(b)(i)), it shall give the Domestic Agent prior written notice (or telephonic notice promptly confirmed in writing) of such Borrowing (a "Notice of Borrowing"), such Notice of Borrowing to be given prior to 11:00 A.M. (local time for such Agent) at its Payment Office (x) one Business Day prior to the requested date of such Borrowing in the case of Base Rate Advances, (y) two Business Days prior to the requested date of such Borrowing in the case of CD Rate Advances, and (z) three Business Days prior to the requested date of such Borrowing in the case of Eurodollar Advances. Notices received after 11:00 A.M. shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify the aggregate principal amount of the Borrowing, the date of Borrowing (which shall be a Business Day), and whether the Borrowing is to consist of Base Rate Advances, CD Rate Advances or Eurodollar Advances and (in the case of Fixed Rate Advances) the Interest Period to be applicable thereto.

             (ii) Whenever any Borrower desires to make a Borrowing under the Multicurrency Loan Commitments (other than one resulting from a conversion or continuation pursuant to Section 5.01(b)(ii)), it shall give the Multicurrency Agent prior written notice (or telephonic notice promptly confirmed in writing) of such Borrowing (a "Notice of Multicurrency Borrowing"), such Notice of Multicurrency Borrowing to be given prior to 10:00 A.M. (local time for such Agent) at its Administrative Office (x) one Business Day prior to the requested date of such Borrowing in the case of Base Rate Advances (available only with respect to Multicurrency Loans made in U.S. Dollars), and (y) three Business Days prior to the requested date of such Borrowing in the case of Eurocurrency Advances. Notices received after 10:00 A.M. shall be deemed received on the next Business Day. Each Notice of Multicurrency Borrowing shall be irrevocable and shall specify the aggregate principal amount of the Borrowing, the date of Borrowing (which shall be a Business Day), whether the Borrowing is to consist of Base Rate Advances or Eurocurrency Advances and (in the case of

Eurocurrency Advances) the Currency in which such Advances are to be made and the Interest Period applicable thereto.

             (iii) Whenever there occurs any request or demand for payment under any Letter of Credit by the beneficiary thereof, and Interface shall not have notified the Domestic Agent and the L/C Issuer prior to 11:00 A.M. (Atlanta, Georgia time) on the Business Day immediately prior to the date on which such drawing is to be honored that the L/C Account Party or Interface, on behalf of such L/C Account Party, intends to reimburse the L/C Issuer for the amount of such drawing with funds other than the proceeds of Revolving Loans, (x) Interface shall be deemed to have given a Notice of Borrowing to the Domestic Agent requesting a Borrowing of Revolving Loans which are Base Rate Loans on the date on which such drawing is to be honored in an amount equal to the amount of such drawing, and (y) each Revolving Lender shall, by 1:00 P.M. (Atlanta, Georgia time) on the date of the honoring of such drawing, make a Revolving Loan to Interface which is a Base Rate Loan in an amount equal to the product of the amount of such drawing and such Revolving Lender's Pro Rata Share, the proceeds of which shall be applied directly by the Domestic Agent to reimburse the L/C Issuer for the amount of such drawing (provided that, solely for purposes of such Borrowing, the conditions precedent set forth in Section
6.03 shall not be applicable to such Borrowing).

             (b) (i) Whenever Interface desires to convert all or a portion of an outstanding Borrowing under the Revolving Credit Commitments or constituting a portion of the Term Loans, which Borrowing consists of Base Rate Advances, CD Rate Advances or Eurodollar Advances, into one or more Borrowings consisting of Advances of another Type, or to continue outstanding a Borrowing consisting of CD Rate Advances or Eurodollar Advances for a new Interest Period, it shall give the Domestic Agent at least two Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each such Borrowing being converted into or continued as CD Rate Advances, and at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each such Borrowing to be converted into or continued as Eurodollar Advances. Such notice (a "Notice of Conversion/Continuation") shall be given prior to 11:00 A.M. (local time for such Agent) on the date specified. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Advances to be converted or continued, the date of such conversion or continuation, whether the Advances are being converted into or continued as CD Rate Advances or Eurodollar Advances and (in the case of Fixed Rate Advances) the Interest Period applicable thereto. If, upon the expiration of any Interest Period in respect of any Borrowing, Interface shall have failed, or pursuant to the following sentence be unable, to deliver the Notice of Conversion/Continuation, Interface shall be deemed to have elected to convert or continue such Borrowing to a Borrowing consisting of Base Rate Advances. So long as any Default or Event of Default shall have occurred and be continuing, no Borrowing may be converted into or continued as (upon expiration of the current

Interest Period) Fixed Rate Advances. No conversion of any Borrowing of Fixed Rate Advances shall be permitted except on the last day of the Interest Period in respect thereof.

             (ii) Whenever any Borrower desires to convert all or a portion of an outstanding Borrowing under the Multicurrency Loan Commitments, which Borrowing consists of Base Rate Advances or Eurocurrency Advances, into one or more Borrowings in the same Currency consisting of Advances of another Type, or to continue outstanding a Borrowing consisting of Eurocurrency Advances in the same Currency for a new Interest Period, it shall give the Multicurrency Agent at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each such Borrowing to be converted into or continued as Eurocurrency Advances. Such notice (a "Notice of Multicurrency Conversion/Continuation") shall be given prior to 10:00 A.M. (local time for such Agent) at its Administrative Office on the date specified. Each such Notice of Multicurrency Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Advances to be converted or continued, the date of such conversion or continuation, whether the Advances are being converted into or continued as Eurocurrency Advances, and the Interest Period to be applicable thereto. If, upon the expiration of any Interest Period in respect of any Eurocurrency Advance, the Borrower shall have failed, or pursuant to the following sentence be unable, to deliver the Notice of Multicurrency Conversion/Continuation, such Borrowing shall, until repaid or until subsequently converted or continued when the applicable condition set forth in the following sentence shall no longer exist, continue outstanding in the same Currency and shall bear interest at the Special Adjusted LIBO Rate plus the Applicable Margin. Notwithstanding the first sentence of this paragraph (ii), no Notice of Multicurrency Conversion/Continuation may be given if, on the date of the requested conversion or continuation, the Dollar Equivalent of the aggregate outstanding Multicurrency Loans (calculated in the manner set forth in the second sentence of Section 4.01(a)), exceeds the amount of the Multicurrency Loan Commitments in effect on such date, and the Borrower shall repay the Multicurrency Loans by an amount equal to such excess together with all accrued interest on such excess amount. No conversion of any Borrowing into Eurocurrency Advances shall be permitted except on the last day of the Interest Period in respect thereof; and no conversion into or continuation of any Eurocurrency Advances shall be permitted so long as any Default or Event of Default shall have occurred and then be continuing.

             (c) Without in any way limiting each Borrower's obligation to confirm in writing any telephonic notice, the Co-Agents may act without liability upon the basis of telephonic notice believed by the Appropriate Co-Agent in good faith to be from the respective Borrower prior to receipt of written confirmation. In each such case, each Borrower hereby waives the right to dispute the Appropriate Co-Agent's record of the terms of such telephonic notice.

             (d) The Appropriate Co-Agent shall promptly give each Lender participating in the respective Facility notice by telephone (confirmed in writing) or by telex, telecopy or facsimile transmission of the matters covered by the notices given to such Co-Agent pursuant to this Section 5.01.

             SECTION 5.02.  DISBURSEMENT OF FUNDS.

             (a)   No later than 11:00 A.M. (local time for the Domestic
Agent) on the date of each Borrowing with respect to the Term Loans or pursuant to the Revolving Loan Commitments (other than one resulting from a conversion or continuation pursuant to Section 5.01(b)(i)), and no later than 10:00 A.M. (local time for the Multicurrency Agent or the applicable FC Bank, as the case may be), on the date of each Borrowing pursuant to the Multicurrency Loan Commitments (other than one resulting from a conversion or continuation pursuant to Section 5.01(b)(ii)), each Lender participating in the respective Facility for which a Borrowing has been requested will make available its Pro Rata Share of the amount of such Borrowing in the applicable Currency, and, in each case, in immediately available funds at the applicable Payment Office.
The Appropriate Co-Agent will make available to the respective Borrower the aggregate of the amounts (if any) so made available by the Lenders to the Agent in a timely manner by crediting such amounts to such Borrower's demand deposit account maintained with the Appropriate Co-Agent or, in the case of Eurocurrency Advances in Currencies other than Dollars under the Multicurrency Loan Commitments, by instructing the FC Bank to credit such amounts to such Borrower's demand deposit account maintained with such FC Bank or, at the respective Borrower's option, to effect a wire transfer of such amounts to the Borrower's account specified by the Appropriate Co-Agent, by the close of business on such Business Day. In the event that the Lenders do not make such amounts available to the Appropriate Co-Agent by the time prescribed above, but such amount is received later that day, such amount may be credited to the applicable Borrower in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business Day).

             (b) Unless the Appropriate Co-Agent shall have been notified by any Lender prior to the date of a Borrowing that such Lender does not intend to make available to the Appropriate Co-Agent such Lender's portion of the Borrowing to be made on such date, the Appropriate Co-Agent may assume that such Lender has made such amount available to the such Co-Agent on such date and such Co-Agent may make available to the respective Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Appropriate Co-Agent by such Lender on the date of Borrowing, the Appropriate Co-Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the customary rate set by the Appropriate Co-Agent for the correction of errors among banks in the applicable Currency. If such Lender does not pay such corresponding amount forthwith upon the Appropriate Co-Agent's demand therefor, the

Appropriate Co-Agent shall promptly notify the respective Borrower, and such Borrower shall immediately pay such corresponding amount to the Appropriate Co-Agent together with interest at the rate specified for the Borrowing which includes such amount paid. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Commitments hereunder or to prejudice any rights which any Borrower may have against any Lender as a result of any default by such Lender hereunder.

             (c) All Borrowings under each Facility shall be loaned by those Lenders participating in such Facility on the basis of their Pro Rata Share of the Term Loan Commitments, Revolving Loan Commitments, or Multicurrency Loan Commitments, as the case may be. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fund its Commitments hereunder.

             SECTION 5.03.  INTEREST.

             (a) Interface agrees to pay interest in respect of all unpaid principal amounts of the Revolving Loans and Term Loans from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at rates per annum equal to the applicable rates indicated below:

            (i) For Base Rate Advances--The Base Rate in effect from time to time;

           (ii) For CD Rate Advances--The relevant Fixed CD Rate plus the Applicable Margin; and

          (iii) For Eurodollar Advances--The relevant Adjusted LIBO Rate plus the Applicable Margin.

             (b) Each Borrower agrees to pay interest in respect of all unpaid principal amounts of the Multicurrency Loans made to such Borrower from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at rates per annum equal to the applicable rates indicated below:

            (i) For Base Rate Advances--the Base Rate in effect from time to time;

           (ii) For Eurocurrency Advances--The relevant Adjusted LIBO Rate (or Special Adjusted LIBO Rate in the case of Eurocurrency Advances not being repaid, continued or converted at the expiration of an Interest Period as provided in Section 5.01(b)(ii)) plus the Applicable Margin.

             (c) Overdue principal and, to the extent not prohibited by applicable law, overdue interest, in respect of the Revolving Loans, Term Loans, and Multicurrency Loans, and all other overdue amounts owing hereunder, shall bear interest from each date that such amounts are overdue:

         (i) in the case of overdue principal and interest with respect to Multicurrency Loans outstanding as Eurocurrency Advances (other than in Dollars), at the Special Adjusted LIBO Rate plus the Applicable Margin and an additional one and one-half percent (1 1/2%) per annum;

        (ii) in the case of overdue principal and interest with respect to all other Loans outstanding as Euro Advances (in Dollars) or CD Rate Advances, at the rate otherwise applicable for the then-current Interest Period plus an additional one and one-half percent (1 1/2%) per annum; thereafter at the rate in effect for Base Rate Advances pursuant to
    Section 5.03(b)(i) (in the case of Eurocurrency Advances (in Dollars) under the Multicurrency Loans) or Section 5.03(a)(i) (in the case of Eurodollar Advances and CD Rate Advances) plus an additional one and one-half percent (1 1/2%) per annum; and

       (iii) in the case of overdue principal and interest with respect to all other Loans outstanding as Base Rate Advances, and all other Obligations hereunder (other than Loans), at a rate equal to the applicable Base Rate plus an additional one and one-half percent (1 1/2%) per annum;


provided that no Loan shall bear interest after maturity (whether by acceleration, notice of prepayment or otherwise) at a rate per annum less than one and one-half percent (1 1/2%) per annum in excess of the rate of interest applicable thereto at maturity.

             (d) Interest on each Loan shall accrue from and including the date of such Loan to but excluding the date of any repayment thereof; provided that, if a Loan is repaid on the same day made, one day's interest shall be paid on such Loan. Interest on all outstanding Base Rate Advances shall be payable quarterly in arrears on the last calendar day of each fiscal quarter of Interface in each year. Interest on all outstanding Fixed Rate Advances shall be payable on the last day of each Interest Period applicable thereto, and, in the case of Fixed Rate
    Advances having an Interest Period in excess of 90 days (in the case of CD Rate Advances) or three months (in the case of Euro Advances), on each day which occurs every 90 days or 3 months, as the case may be, after the initial date of such Interest Period. Interest on all Loans shall be payable on any conversion of any Advances comprising such Loans into Advances of another Type, prepayment (on the amount prepaid), at maturity (whether by acceleration, notice of prepayment or otherwise) and, after maturity, on demand.

             (e) The Appropriate Co-Agent, upon determining the Fixed CD Rate, Adjusted LIBO Rate or Special Adjusted LIBO Rate for any Interest Period, shall promptly notify by telephone (confirmed in writing) or in writing the respective Borrower and the other Lenders participating in the respective Facility thereof. Any such determination shall, absent manifest error, be final, conclusive and binding for all purposes.

             SECTION 5.04. INTEREST PERIODS. In connection with the making or continuation of, or conversion into, each Borrowing of Fixed Rate Advances, the respective Borrower shall select an interest period (each an "Interest Period") to be applicable to such Fixed Rate Advances, which Interest Period shall (x) in the case of CD Rate Advances, be either a 30, 60, 90 or 180 day period, and (y) in the case of Euro Advances, be either a 1, 2, 3 or 6 month period; provided that:


         (i) The initial Interest Period for any Borrowing of Fixed Rate Advances shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing consisting of Advances of another Type) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

        (ii) If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of Euro Advances would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

       (iii) Any Interest Period in respect of Euro Advances which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall, subject to part (iv) below, expire on the last Business Day of such calendar month;

        (iv) No Interest Period shall extend beyond any date upon which any principal payment is due with respect to the Term Loans, or a prepayment is required to be made in the Revolving Loans or Multicurrency Loans, unless the aggregate principal amount of Term Loans, Multicurrency Loans, or Revolving Loans, as the case may be, that are Base Rate Advances, or that have Interest Periods which will expire on or before the date of the respective payment or prepayment, is equal to or in excess of the amount of any principal payment or prepayment to be made;

         (v) The Interest Period for a Fixed Rate Advance which is converted pursuant to Section 5.09(b) shall commence on the date of such conversion and shall expire on the date on which the Interest Periods for the Fixed Rate Advances of the other Lenders which were not converted expires; and

        (vi) No Interest Period with respect to the Loans shall extend beyond the Revolver/Multicurrency Maturity Date or Term Loan Final Maturity Date, as applicable.


             SECTION 5.05.  FEES.

             (a) On the Closing Date, Interface shall pay to the Domestic Agent, for the benefit of each Term Lender a facility fee (collectively, the "Facility Fees") in an amount equal to one-quarter of one percent (.25%) of the amount of such Term Lender's Term Loan Commitment.

             (b)   [Intentionally omitted.]

             (c) Interface shall pay to the Domestic Agent, for the account of and distribution of the respective Pro Rata Share to each Revolving Lender, a commitment fee for the period commencing on the Closing Date to and including the Revolver/Multicurrency Maturity Date computed at a rate equal to three-eighths of one percent (0.375%) per annum, calculated on the average daily unused portion of the Revolving Loan Commitments of such Lenders, such fee being payable quarterly in arrears on the last calendar day of each fiscal quarter of Interface, and on the Revolver/Multicurrency Maturity Date. If any Letters of Credit are or were outstanding at any time during such fiscal quarter, the average daily Aggregate L/C Outstandings thereunder shall constitute a usage of the Revolving Loan Commitments (thereby reducing the unused portion of the Revolving Loan Commitments by a corresponding amount) for purposes of calculating such commitment fee.

             (d) The Borrowers shall pay to the Multicurrency Agent, for the account of and distribution of the respective Pro Rata Share to the Multicurrency Lenders, a commitment fee for the period commencing on the Closing Date to and including the Revolver/Multicurrency Maturity Date computed at a rate equal to three-eighths of one percent (0.375%) per annum, calculated on the average daily unused portion of the Multicurrency Loan Commitments of such Multicurrency Lenders (based on the Dollar Equivalent of such unused portion and calculated in the manner set forth in the second sentence of
Section 4.01(a)), such fee being payable quarterly in arrears on the last calendar day of each fiscal quarter of Interface, and on the Revolver/MultiMaturity Date.

             (e)   [Intentionally omitted.]

             (f) Interface and the other Borrowers shall pay to each Co-Agent a quarterly administrative fee, payable in advance, com-mencing on the first calendar day of Interface's third fiscal quarter of 1995, and continuing on the first calendar day of each fiscal quarter thereafter, in the respective amount previously agreed in writing by Interface with respect to such Co-Agent.

             SECTION 5.06.  VOLUNTARY PREPAYMENTS OF BORROWINGS.

             (a) The Borrowers may, at their option, prepay Borrowings consisting of Base Rate Advances at any time in whole, or from time to time in part, in amounts aggregating $250,000 or any greater integral multiple of $1000, by paying the principal amount to be prepaid together with interest accrued and unpaid thereon to the date of prepayment. Those Borrowings consisting of Fixed Rate Advances may be prepaid, at the Borrowers' option, in whole, or from time to time in part, in the respective minimum amounts and multiples set forth in Section 4.01(b), by paying the principal amount to be prepaid, together with interest accrued and unpaid thereon to the date of prepayment, and all compensation payments pursuant to Section 5.12 if such prepayment is made on a date other than the last day of an Interest Period applicable thereto. Each such optional prepayment shall be applied in accordance with Section 5.06(c) below.

             (b) Each Borrower shall give written notice (or telephonic notice confirmed in writing) to the Appropriate Co-Agent of any intended prepayment (i) not less than one Business Day prior to any prepayment of Base Rate Advances, (ii) not less than two Business Days prior to any prepayment of CD Rate Advances, and (iii) not less than three Business Days prior to any prepayment of Euro Advances. Such notice, once given, shall be irrevocable. Upon receipt of such notice of prepayment, the Appropriate Co-Agent shall promptly notify each Lender whose Advance constitutes a portion of such Borrowing of the contents of such notice and of such Lender's share of such prepayment.

             (c) Each Borrower providing notice of prepayment pursuant to Section 5.06(b) may designate the Types of Advances and the specific Borrowing or Borrowings which are to be prepaid, provided that (i) if any prepayment of Fixed Rate Advances of such Borrower made pursuant to a single Borrowing shall reduce the outstanding Advances made pursuant to such Borrowing to an amount less than $1,000,000, such Borrowing shall immediately be converted into Base Rate Advances; and (ii) each prepayment made pursuant to a single Borrowing shall be applied pro rata among the Loans comprising such Borrowing. In the absence of a designation by the Borrower, the Co-Agents shall, subject to the foregoing, make such designation in their sole discretion. All voluntary prepayments shall be applied to the payment of interest before application to principal and shall be applied against scheduled amortization payments in the inverse order of maturity.

             SECTION 5.07.  PAYMENTS, ETC.

             (a) (i) Except as otherwise specifically provided herein, all payments under this Agreement, the Letter of Credit Agreement, and the other Credit Documents, other than the payments specified in clause (ii) below, shall be made without defense, set-off or counterclaim to the Domestic Agent not later than 11:00 A.M. (local time for such Agent) on the date when due and shall be made in Dollars in immediately available funds at its Payment Office.

             (ii) Except as otherwise specifically provided herein, all payments under this Agreement with respect to the Multicurrency Loans and the Multicurrency Notes shall be made without defense, set-off or counterclaim to the Multicurrency Agent at the applicable Payment Office not later than 10:00 A.M. (local time for such Agent or the applicable FC Bank, as the case may be) on the date when due and in immediately available funds in the applicable Currency, or at any other location of the Multicurrency Agent as the Multicurrency Agent may specify in writing to the Borrowers not later than Noon (local time for such Agent) on the Business Day prior to the Business Day such payment is due. All payments of principal and interest with respect to the Multicurrency Loans shall be made in the Currency in which the related Borrowing was made.

             (b)(i) Any and all payments by the Borrowers hereunder or under the Notes or the Letter of Credit Agreement shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, taxes imposed on or measured by its net income, and franchise taxes and branch profit taxes imposed on it (a) by the jurisdiction under the laws of which such Lender is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on or measured by its net income, and franchise taxes and branch profit taxes imposed on it, by the jurisdiction of such Lender's appropriate Lending Office or any political subdivision thereof, and (b) by a jurisdiction in which any payments are to be made by any Borrower hereunder, other than the United States of America, the United Kingdom, or The Netherlands or any political subdivision of any thereof, and that would not have been imposed but for the existence of a connection between such Lender and the jurisdiction imposing such taxes (other than a connection arising as a result of this Agreement or the transactions contemplated by this Agreement), except in the case of taxes described in this clause (B), to the extent such taxes are imposed as a result of a change in the law or regulations of any jurisdiction or any applicable treaty or regulations or in the official interpretation of any such law, treaty or regulations by any governmental authority charged with the interpretation or administration thereof after the date of this Agreement (all such excluded net income taxes, franchise taxes and branch profit taxes collectively referred to as the "Excluded Taxes"; all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being collectively referred to in this Section 5.07(b) as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or the Letter of Credit Agreement to any Lender, (x) the sum so payable shall be increased as may be necessary so that after making all required deductions (including deductions with respect to Taxes or Excluded Taxes owed by such Lender applicable to additional sums payable under this Section 5.07(b)(i)) such Lender receives an amount equal to the sum it would have received had no such deductions been made, (y) such Borrower shall make such deductions, and (z) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

        (ii) Each Borrower will indemnify each Lender for the full amount of Taxes (together with any Taxes or Excluded Taxes owed by such Lender applicable to the increased amounts payable under clause (x) of Section 5.07(b)(i) or on the indemnification payments made by a Borrower under this
Section 5.07(b)(ii), but without duplication thereof), and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or such Excluded Taxes were correctly or legally asserted. Payment pursuant to such indemnification shall be made within 10 Business Days from the date such Lender makes written demand therefor.

       (iii) Within 30 days after the date of any Borrower's payment of Taxes, such Borrower will furnish to the relevant Lender, at its appropriate Lending Office, the original or a certified copy of a receipt evidencing payment thereof.

        (iv) Each Lender that is a foreign Person (i.e., a Person other than a United States Person as defined in the Internal Revenue Code of 1986, as amended) hereby agrees that:

               (A) it shall, prior to the time it becomes a Lender hereunder, deliver to Interface:

                  (1) for each Lending Office located in the United States of America, three (3) accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto
            ("Form 4224"), and/or

                  (2) for each Lending Office located outside the United States of America, three (3) accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto ("Form 1001");

    in each case indicating that such Lender, on the date of delivery thereof, is entitled to receive payments of principal, interest and fees for the account of such Lending Office under this Agreement, the Notes, and the Letter of Credit Agreement free from withholding of United States Federal income tax; provided, that if the Form 4224 or Form 1001, as the case may be, supplied by a Lender fails to establish a complete exemption from United States withholding tax as of the date such Lender becomes a Lender, such Lender shall, within 15 days after a written request from Interface, deliver to Interface the forms or other documents necessary to establish a complete exemption from United States withholding tax as of such date;

             (B) if at any time such Lender changes its Lending Office or selects an additional Lending Office, it shall, at the same time or reasonably promptly thereafter (but only to the extent the forms previously delivered by it hereunder are no longer effective) deliver to Interface in replacement for the forms previously delivered by it hereunder:

                  (1) for such changed or additional Applicable Lending Office located in the United States of America, three (3) accurate and complete signed originals of Form 4224; or

                  (2) otherwise, three (3) accurate and complete signed originals of Form 1001;

    in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional Lending Office under this Agreement, the Notes, and the Letter of Credit Agreement free from withholding of United States Federal income tax.

    (v)   Each Multicurrency Lender hereby agrees that:

             (A) it shall, prior to the time it becomes a Multicurrency Lender hereunder, deliver to Interface with respect to each of its Lending Offices, duly completed forms, or other evidence reasonably satisfactory to Interface, establishing that such Multicurrency Lender, on the date of delivery thereof, is entitled to receive (i) payments of principal, interest and fees for the account of such Lending Office under this Agreement and the Notes without deduction and free from withholding of any income taxes imposed by The Netherlands, and (ii) payments of fees for the account of such Lending Office under this Agreement without deduction and free from withholding of any income taxes imposed by the United Kingdom; provided that if the forms or other evidence supplied by the Multicurrency Lender fail to establish such a complete exemption from withholding tax of The Netherlands, or such a complete exemption from withholding tax of the United Kingdom with respect to payment of fees hereunder, as of the date such Multicurrency Lender becomes a Multicurrency Lender, such Multicurrency Lender shall, within fifteen (15) days after a written request from Interface, deliver to Interface the forms or other documents necessary to establish such complete exemption from withholding tax as of such date;

             (B) it shall, as soon as practicable after the date of this Agreement, file all appropriate forms and take other appropriate action to obtain a certificate or other appropriate document from the United Kingdom Inland Revenue estab-lishing that such Multicurrency Lender, on the date of delivery thereof, is entitled to receive payments of principal and interest for the account of its Lending Office under this Agreement and the Notes without deduction and free from withholding of any income taxes imposed by the United Kingdom; provided that if the forms supplied by the Multicurrency Lender fail to establish a complete exemption from withholding tax of the United Kingdom as of the date of delivery thereof, such Multicurrency Lender shall, within fifteen (15) days after a written request from Interface, deliver to Interface the forms or other evidence reasonably satisfactory to Interface to establish a complete exemption from withholding tax of the United Kingdom as of such date; and

             (C) if at any time the Multicurrency Lender changes its Lending Office or selects an additional Lending Office, it shall, at the same time or reasonably promptly thereafter (but only to the extent the forms previously delivered by it hereunder are no longer effective), deliver to Interface in replacement for the forms previously delivered by it hereunder, such additional duly completed forms establishing that such Multicurrency Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional Lending Office under this Agreement free from withholding of United Kingdom or The Netherlands income tax (to the extent such forms are required under the laws of the relevant jurisdiction to establish such exemption).

    (vi) In addition to the documents to be furnished pursuant to Section 5.07(b)(iv) and (v), each Lender shall, promptly upon the reasonable written request of Interface to that effect, deliver to Interface such other accurate and complete forms or similar documentation as such Lender is legally able to provide and as may be required from time to time by any applicable law, treaty, rule or regulation of any jurisdiction in order to establish such Lender's tax status for withholding purposes or as may otherwise be appropriate to eliminate or minimize any Taxes on payments under this Agreement, the Notes, or the Letter of Credit Agreement. Each Lender furnishing forms to Interface pursuant to the requirements of Section 5.07(b)(iv) and (v), and this clause
(vi), shall furnish copies of such forms to the Appropriate Co-Agent at the same time delivery of such forms is made to Interface.

    (vii) No Borrower shall be required to pay any amounts pursuant to Section 5.07(b)(i) or (ii) to any Lender for the account of any Lending Office of such Lender in respect of any United States withholding taxes payable hereunder
(and a Borrower, if required by law to do so, shall be entitled to withhold such amounts and pay such amounts to the United States Government) if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with its obligations under Section 5.07(b)(iv), and such Lender shall not be entitled to exemption from deduction or withholding of United States Federal income tax in respect of the payment of such sum by any Borrower hereunder for the account of such Lending Office for, in each case, any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date such Lender became a Lender hereunder.

         (viii)  No Borrower shall be required to pay any amounts pursuant to
Section 5.07(b)(i) or (ii) to any Multicurrency Lender for the account of any Lending Office of such Lender in respect of any United Kingdom or The Netherlands withholding taxes payable hereunder (and a Borrower, if required by law to do so, shall be entitled to withhold such amounts and pay such amounts to the governments of the United Kingdom or The Netherlands, as the case may
be) if the obligation to pay such additional amounts would not have arisen but for a failure by such Multicurrency Lender to comply with its obligations under
Section 5.07(b)(v), and such Multicurrency Lender shall not be entitled to exemption from deduction or withholding of United Kingdom or The Netherlands income tax in respect of the payment of such sum by any Borrower hereunder for the account of such Lending Office for, in each case, any reason other than a change in United Kingdom or The Netherlands law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations, by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date such Multicurrency Lender became a Multicurrency Lender hereunder.

         (ix) Within sixty (60) days of the written request of Interface, each Lender shall execute and deliver such certificates, forms or other documents, which can be reasonably furnished consistent with the facts and which are reasonably necessary to assist in applying for refunds of Taxes remitted hereunder.

         (x) Each Lender shall use reasonable efforts to avoid or minimize any amounts which might otherwise be payable by Borrowers pursuant to this Section 5.07(b), except to the extent that a Lender determines that such efforts would be disadvantageous to such Lender, as determined by such Lender and which determination, if made in good faith, shall be binding and conclusive on all parties hereto.

         (xi) To the extent that the payment of any Lender's Taxes by any Borrower gives rise from time to time to a Tax Benefit (as hereinafter defined) to such Lender in any jurisdiction other than the jurisdiction which imposed such Taxes, such Lender shall pay to such Borrower the amount of each such Tax Benefit so recognized or received. The amount of each Tax Benefit and, therefore, payment to such Borrower will be determined from time to time by the relevant Lender in its sole discretion, which determination shall be binding and conclusive on all parties hereto. Each such payment will be due and payable by such Lender to such Borrower within a reasonable time after the filing of the income tax return in which such Tax Benefit is recognized or, in the case of any tax refund, after the refund is received; provided, however, if at any time thereafter such Lender is required to rescind such Tax Benefit or such Tax Benefit is otherwise disallowed or nullified, the Borrower shall promptly, after notice thereof from such Lender, repay to Lender the amount of such Tax Benefit previously paid to the Borrower and rescinded, disallowed or nullified. For purposes of this section, "Tax Benefit" shall mean the amount by which any Lender's income tax liability for the taxable period in question is reduced below what would have been payable had the Borrower not been required to pay the Lender's Taxes. In case of any dispute with respect to the amount of any payment the Borrowers shall have no right to any offset or withholding of payments with respect to future payments due to any Lender under this Agreement, the Notes, or the Letter of Credit Agreement.

         (xii) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers and the Lenders contained in this Section 5.07(b) shall survive the termination of this Agreement and the payment in full of the principal of, premium, if any, interest, and fees hereunder and under the Notes and the Letter of Credit Agreement.

              (c) Subject to Section 5.04(ii), whenever any payment to be made hereunder or under any Note or the Letter of Credit Agreement shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

              (d) All computations of interest and fees hereunder and under the Notes and the Letter of Credit Agreement shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed), except that interest on Eurocurrency Advances outstanding in British pounds sterling shall be computed on the basis of a year of 365 days for the actual number of days. Interest on Base Rate Advances shall be calculated based on the Base Rate from and including the date of such Loan to but excluding the date of the repayment or conversion thereof. Interest on Fixed Rate Advances shall be calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Each determination by either Co-Agent of an interest rate or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

              (e) Payment by any Borrower to the Appropriate Co-Agent in accordance with the terms of this Agreement or the Letter of Credit Agreement shall, as to such Borrower, constitute payment to the applicable Lenders under this Agreement or the Letter of Credit Agreement, as the case may be.

             SECTION 5.08. INTEREST RATE NOT ASCERTAINABLE, ETC. In the event that the Appropriate Co-Agent shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) that on any date for determining the Adjusted LIBO Rate, Special Adjusted LIBO Rate or the Fixed CD Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market or the United States secondary certificate of deposit market, as the case may be, or the Appropriate Co-Agent's position in such markets, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBO Rate, Special Adjusted LIBO Rate or Fixed CD Rate, as the case may be, then, and in any such event, the Appropriate Co-Agent shall forthwith give notice (by telephone confirmed in writing) to Interface and to the Lenders of such determination and a summary of the basis for such determination. Until the Appropriate Co-Agent notifies Interface that the circumstances giving rise to the suspension described herein no longer exist, the obligations of the Lenders to make or permit portions of the Revolving Loans, Term Loans, or Multicurrency Loans to remain outstanding as CD Rate Advances, Special Adjusted LIBO Rate or Euro Advances as the case may be, shall be suspended, and such affected Advances shall bear the same interest as Base Rate Advances.

             SECTION 5.09.  ILLEGALITY.

             (a) In the event that any Lender shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) at any time that the making or continuance of any Fixed Rate Advance has become unlawful by compliance by such Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, the Lender shall give prompt notice (by telephone confirmed in writing) to Interface and to the Appropriate Co-Agent of such determination and a summary of the basis for such determination (which notice the Appropriate Co-Agent shall promptly transmit to the other Lenders).

             (b) Upon the giving of the notice to Interface referred to in subsection (a) above, (i) the Borrowers' right to request and such Lender's obligation to make CD Rate Advances or Euro Advances as the case may be, shall be immediately suspended, and such Lender shall make an Advance as part of the requested Borrowing of CD Rate Advances or Euro Advances as the case may be, as a Base Rate Advance, which Base Rate Advance shall, for all other purposes, be considered part of such Borrowing, and (ii) if the affected Fixed Rate Advance or Advances are then outstanding, the Borrowers shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one Business Day's written notice to the Appropriate Co-Agent and the affected Lender, convert each such Advance into an Advance or Advances of a different Type with an Interest Period ending on the date on which the Interest Period applicable to the affected Fixed Rate Advances expires, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 5.09(b).

             SECTION 5.10.  INCREASED COSTS.

             (a) If, by reason of (x) after the date hereof, the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (y) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

            (i) any Lender (or its applicable Lending Office) shall be subject to any tax, duty or other charge with respect to its Fixed Rate Advances or its obligation to make Fixed Rate Advances, or the basis of taxation of payments to any Lender of the principal of or interest on its Fixed Rate Advances or its obligation to make Fixed Rate Advances shall have changed (except for changes in the tax on the overall net income of such Lender or its applicable Lending Office imposed by the jurisdiction in which such Lender's principal executive office or applicable Lending Office is located); or

           (ii) any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender's applicable Lending Office shall be imposed or deemed applicable or any other condition affecting its Fixed Rate Advances or its obligation to make Fixed Rate Advances shall be imposed on any Lender or its applicable Lending Office or the London interbank market or the United States secondary certificate of deposit market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Fixed Rate Advances (except to the extent already included in the determination of the applicable Fixed CD Rate for CD Rate Advances, the applicable Adjusted LIBO Rate for Euro Advances, or the applicable Special Adjusted LIBO Rate for Eurocurrency Advances), or there shall be a reduction in the amount received or receivable by such Lender or its applicable Lending Office, then the Borrowers shall from time to time (subject, in the case of certain Taxes, to the applicable provisions of Section 5.07(b)), upon written notice from and demand by such Lender on Interface (with a copy of such notice and demand to the Appropriate Co-Agent), pay to the Appropriate Co-Agent for the account of such Lender, within five Business Days after the date of such notice and demand, additional amounts sufficient to indemnify such Lender against such increased cost. A certificate as to the amount of such increased cost, submitted to Interface and the Appropriate Co-Agent by such Lender in good faith and accompanied by a statement prepared by such Lender describing in reasonable detail the basis for and calculation of such increased cost, shall, except for manifest error, be final, conclusive and binding for all purposes.

             (b) If any Lender shall advise either Co-Agent that at any time, because of the circumstances described in clauses (x) or (y) in Section 5.10(a) or any other circumstances beyond such Lender's reasonable control arising after the date of this Agreement affecting such Lender or the London interbank market or the United States secondary certificate of deposit market or such Lender's position in such markets, the Adjusted LIBO Rate, the Special Adjusted LIBO Rate or the Fixed CD Rate, as the case may be, as determined by the Appropriate Co-Agent, will not adequately and fairly reflect the cost to such Lender of funding its Fixed Rate Advances, then, and in any such event:

            (i) the Appropriate Co-Agent shall forthwith give notice (by telephone confirmed in writing) to Interface and to the other Lenders of such advice;

           (ii) the Borrowers' right to request and such Lender's obligation to make or permit portions of the Loans to remain outstanding as CD Rate Advances or Eurocurrency Advances, as the case may be, shall be immediately suspended; and

          (iii) such Lender shall make a Loan as part of the requested Borrowing of CD Rate Advances or Euro Advances, as the case may be, as a Base Rate Advance, which such Base Rate Advance shall, for all other purposes, be considered part of such Borrowing; provided however, in the event that any Lender determines with respect to a Eurocurrency Advance that while the Adjusted LIBO Rate will not adequately and fairly reflect the costs of such Lender but the Special Adjusted LIBO Rate would adequately and fairly reflect such costs, then such Lender's portion of such requested Borrowing shall bear interest based upon the Special Adjusted LIBO Rate, if available.

             SECTION 5.11.  LENDING OFFICES.

             (a) Each Lender agrees that, if requested by the Borrowers, it will use reasonable efforts (subject to overall policy considerations of such Lender) to designate an alternate Lending Office with respect to any of its Fixed Rate Advances affected by the matters or circumstances described in Sections 5.07(b), 5.08, 5.09 or 5.10 to reduce the liability of the Borrowers or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender, which determination if made in good faith, shall be conclusive and binding on all parties hereto. Nothing in this Section 5.11 shall affect or postpone any of the obligations of any Borrower or any right of any Lender provided hereunder.

             (b) If any Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) issues a public announcement with respect to the closing of its lending offices in the United States such that any withholdings or deductions and additional payments with respect to Taxes may be required to be made by any Borrower thereafter pursuant to Section 5.07(b), such Lender shall use reasonable efforts to furnish Interface notice thereof as soon as practicable thereafter; provided, however, that no delay or failure to furnish such notice shall in any event release or discharge the Borrowers from their obligations to such Lender pursuant to Section 5.07(b) or otherwise result in any liability of such Lender.

             SECTION 5.12. FUNDING LOSSES. Each Borrower shall compensate each Lender, upon its written request to Interface (which request shall set forth the basis for requesting such amounts in reasonable detail and which request shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all of the parties hereto), for all losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Fixed Rate Advances, and any amounts required to be paid by any Multicurrency Lender as a result of currency fluctuations of Currencies borrowed by it to make or carry Multicurrency Loans, in either case to the extent not recovered by such Lender in connection with the re-employment of such funds or Currencies and including loss of anticipated profits), which the Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of, or conversion to or continuation of, Fixed Rate Advances to such Borrower does not occur on the date specified therefor in a Notice of Borrowing, Notice of Multicurrency Borrowing, Notice of Conversion/Continuation, or Notice of Multicurrency Conversion/Continuation (whether or not withdrawn), (ii) if any repayment (including mandatory prepayments and any conversions pursuant to Section 5.09(b)) of any Fixed Rate Advances to such Borrower occurs on a date which is not the last day of an Interest Period applicable thereto, or (iii), if, for any reason, such Borrower defaults in its obligation to repay its Fixed Rate Advances when required by the terms of this Agreement.

             SECTION 5.13. FAILURE TO PAY IN APPROPRIATE CURRENCY. If any Borrower is unable for any reason to effect payment of a Multicurrency Loan in the appropriate Currency as required by Section 5.07(a)(ii) or if any Borrower shall default in the payment when due of any payment in the appropriate Currency, the Multicurrency Lenders may, at their option, require such payment to be made to the Multicurrency Agent in the Dollar Equivalent of such Currency at the Multicurrency Agent's Payment Office specified for payments of
Eurocurrency Advances outstanding in Dollars.   In any such case, each Borrower
agrees to hold the Multicurrency Lenders harmless from any loss incurred by the Multicurrency Lenders arising from any change in the value of Dollars in relation to such

Currency between the date such payment became due and the date of payment thereof.

             SECTION 5.14. ASSUMPTIONS CONCERNING FUNDING OF FIXED RATE ADVANCES. Calculation of all amounts payable to a Lender under this Article V shall be made as though that Lender had actually funded its relevant Fixed Rate Advances through the purchase of deposits in the relevant market and Currency, as the case may be, bearing interest at the rate applicable to such Fixed Rate Advances in an amount equal to the amount of the Fixed Rate Advances and having a maturity comparable to the relevant Interest Period and, in the case of Eurocurrency Advances, through the transfer of such Eurocurrency Advances from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided however, that each Lender may fund each of its Fixed Rate Advances in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article V.

             SECTION 5.15. APPORTIONMENT OF PAYMENTS. Aggregate principal and interest payments in respect of Loans and payments in respect of Letters of Credit, facility fees, commitment fees, and Letter of Credit fees shall be apportioned among all outstanding Commitments, Loans and Letters of Credit to which such payments relate, proportionately to the Lenders' respective Pro Rata Shares of such Commitments and outstanding Loans and Letters of Credit. The Appropriate Co-Agent shall promptly distribute to each Lender at its primary address set forth beside its name on the appropriate signature page hereof or such other address as any Lender may request its share of all such payments received by the Appropriate Co-Agent.

             SECTION 5.16. SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment or reduction (including, without limitation, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code) of any obligation of any Borrower hereunder or under the Letter of Credit Agreement (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share or L/C Pro Rata Share, as the case may be, of payments or reductions on account of such obligations obtained by all the Lenders, such Lender shall forthwith
(i) notify each of the other Lenders and the Co-Agents of such receipt, and
(ii) purchase from the other Lenders such participations in the affected obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each of them, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest unless the Lender obligated to return such funds is required to pay interest on such funds. Each Borrower agrees that any Lender so purchasing a participation from another Lender pur-suant to this Section 5.16 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

             SECTION 5.17. CAPITAL ADEQUACY. Without limiting any other provision of this Agreement or the Letter of Credit Agreement, in the event that any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy not currently in effect or fully applicable as of the Closing Date, or any change therein or in the interpretation or application thereof, or compliance by such Lender with any request or directive regarding capital adequacy not currently in effect or fully applicable as of the Closing Date (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from a central bank or governmental authority or body having jurisdiction, does or shall have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder or under the Letter of Credit Agreement to a level below that which such Lender could have achieved but for such law, treaty, rule, regulation, guideline or order, or such change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then within ten Business Days after written notice and demand by such Lender (with copies thereof to the Co-Agents), each Borrower shall from time to time pay to such Lender additional amounts sufficient to compensate such Lender for such reduction (but, in the case of outstanding Base Rate Advances, without duplication of any amounts already recovered by such Lender by reason of an adjustment in the applicable Base Rate). Each certificate as to the amount payable under this Section 5.17 (which certificate shall set forth the basis for requesting such amounts in reasonable detail), submitted to Interface by any Lender in good faith, shall, absent manifest error, be final, conclusive and binding for all purposes.

             SECTION 5.18. BENEFITS TO GUARANTORS. In consideration for the execution and delivery by the Guarantors (other than Interface) of their Guaranty Agreement, the Borrowers agree to make the benefit of extensions of credit hereunder available to the Guarantors.

             SECTION 5.19.  LIMITATION ON CERTAIN PAYMENT OBLIGATIONS.
             (a) Each Lender or Agent shall make written demand on Interface for indemnification or compensation pursuant to Section 5.07 no later than 90 days after the earlier of (i) the date on which such Lender or Agent makes payment of such Taxes, and (ii) the date on which the relevant taxing authority or other governmental authority makes written demand upon such Lender or Agent for payment of such Taxes.

             (b) Each Lender or Agent shall make written demand on Interface for indemnification or compensation pursuant to Sec-tions 5.12 and 5.13 no later than 90 days after the event giving rise to the claim for indemnification or compensation occurs.

             (c) Each Lender or Agent shall make written demand on Interface for indemnification or compensation pursuant to Sections 5.09 and
5.17 no later than 90 days after such Lender or Agent receives actual notice or obtains actual knowledge of the promulgation of a law, rule, order or interpretation or occurrence of another event giving rise to a claim pursuant to such sections.

             (d) In the event that the Lenders or Agents fail to give Interface notice within the time limitations prescribed in (a) or (b) above, neither Interface nor any other Borrower shall have any obligation to pay such claim for compensation or indemnification. In the event that the Lender or Agents fail to give Interface notice within the time limitation prescribed in
(c) above, neither Interface nor any other Borrower shall have any obligation to pay any amount with respect to claims accruing prior to the ninetieth day preceding such written demand.



                                  ARTICLE VI.

                           CONDITIONS TO BORROWINGS

             The obligation of each Lender to make Advances to the Borrowers hereunder is subject to the satisfaction of the following conditions:

             SECTION 6.01.  CONDITIONS PRECEDENT TO INITIAL LOANS.   At the
time of the making of the initial Loans hereunder on the Closing Date, all obligations of the Borrowers hereunder incurred prior to the initial Loans (including, without limitation, the Borrowers' obligations to reimburse the reasonable fees and expenses of counsel to the Co-Agents and any fees and expenses payable to the Co-Agents and the Lenders as previously agreed with Interface), shall have been paid in full, and the Co-Agents shall have received the following, in form and substance satisfactory in all respects to the Co-Agents:

             (a)  the duly executed counterparts of this Agreement;

             (b)  the duly completed Notes;

             (c) the Guaranty Agreements, Contribution Agreement, and the Indemnity Agreement;

             (d) the Pledge Agreements accompanied, to the extent relevant under applicable law, by (i) all stock certificates representing the Pledged Stock, (ii) stock powers for those shares duly executed in blank,
    (iii) Uniform Commercial Code financing statements relating thereto, and
    (iv) any other documentation requested by the Collateral Agent in order to assure the perfection of a first priority lien in such Pledged Stock in favor of the Collateral Agent for the benefit of the Lenders;

             (e) certificate of the Borrowers in substantially the form of Exhibit F attached hereto and appropriately completed;

             (f) certificates of the Secretary or Assistant Secretary of each of the Credit Parties (or, in the case of any Foreign Subsidiary, a comparable company officer) attaching and certifying copies of the resolutions of the boards of directors (or, in the case of any Foreign Subsidiary, the comparable governing body of such entity) of the Credit Parties, authorizing as applicable (i) the execution, delivery and performance of the Credit Documents, and (ii) the granting of the pledges and security interests granted pursuant to the Pledge Agreements and the L/C Cash Collateral Assignment;

             (g) certificates of the Secretary or an Assistant Secretary of each of the Credit Parties (or, in the case of any Foreign Subsidiary, a comparable company officer) certifying (i) the name, title and true signature of each officer of such entities executing the Credit Documents, and (ii) the bylaws or comparable governing documents of such entities;

             (h) certified copies of the certificate or articles of incorporation of each Credit Party (or comparable organizational document of each Foreign Subsidiary), together with certificates of good standing or existence, as may be available from the Secretary of State (or comparable office or registry for each Foreign Subsidiary) of the jurisdiction of incorporation or organization of such Credit Party;

             (i) examination reports from the Uniform Commercial Code records of Cobb County and Troup County, Georgia, showing no outstanding liens or security interests granted by any Credit Party other than (x) Liens permitted by Section 9.02, and (y) Liens in favor of the Collateral Agent;

             (j) copies of all documents and instruments, including all consents, authorizations and filings, required or advisable under any Requirement of Law or by any material Contractual Obligation of the Credit Parties, in connection with the execution, delivery, performance, validity and enforceability of the Credit Documents and the other documents to be executed and delivered hereunder, and such consents, authorizations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired;

             (k)  certified copies of the Intercompany Loan Documents;

             (l) acknowledgments from each of G. Kimbrough Taylor, Jr. and Kilpatrick & Cody as to their appointment as agent for service of process for the various Credit Parties;

             (m) the Letter of Credit Agreement, the L/C Cash Collateral Assignment, the IRB Collateral Documents, together with all certificates, opinions, documents and instruments required to be furnished to the L/C Issuer pursuant to Section 3.1 of the Letter of Credit Agreement;

             (n) certified copies of indentures, credit agreements, instruments, and other documents evidencing or securing Indebtedness of any Consolidated Company described on Schedule 9.01(b) or Schedule 9.01(j), in any single case in an amount not less than $2,000,000 (or the Dollar Equivalent thereof);

             (o)  [Intentionally omitted];

             (p) certificates, reports and other information as the Co-Agents may request from any Consolidated Company in order to satisfy the Lenders as to the absence of any material liabilities or obligations arising from matters relating to employees of the Consolidated Companies, including employee relations, collective bargaining agreements, Plans, Foreign Plans, and other compensation and employee benefit plans;

             (q) certificates, reports, environmental audits and investigations, and other information as the Co-Agents may request from any Consolidated Company in order to satisfy the Lenders as to the absence of any material liabilities or obligations arising from environmental and employee health and safety exposures to which the Consolidated Companies may be subject, and the plans of the Consolidated Companies with respect thereto;

             (r) certificates, reports and other information as the Co-Agents may request from any Consolidated Company in order to satisfy the Lenders as to the absence of any material liabilities or obligations arising from litigation (including without limitation, products liability and patent infringement claims) pending or threatened against the Consolidated Companies;

             (s) a summary, set forth in format and detail acceptable to the Co-Agents, of the types and amounts of insurance (property and liability) maintained by the Consolidated Companies;

             (t) the favorable opinions of (i) Kilpatrick & Cody, United States counsel to the Credit Parties, substantially in the form of Exhibit G-1, (ii) Paisner & Co., United Kingdom counsel to Europe Limited substantially in the form of Exhibit G-2, and (iii) Nauta Dutilh, Netherlands counsel to Scherpenzeel B.V. substantially in the form of Exhibit G-3, in each case addressed to the Co-Agents and each of the Lenders, and covering such other matters as either Co-Agent or any Lender may reasonably request;

              (u) the favorable opinions of Clifford Chance, special counsel to the Co-Agents and the Lenders, as to certain matters relating to the Credit Documents under the laws of the United Kingdom and the Netherlands;

              (v) the favorable opinion of Allen, Allen & Hemsley, special Australian counsel to the Co-Agents and the Lenders, as to certain matters relating to the Credit Documents arising under Australian law; and

              (w) the favorable opinion of McCarthy Tetrault, special Canadian counsel to the Co-Agents and the Lenders, as to certain matters relating to the Credit Documents arising under Canadian law.

In addition to the foregoing, the following conditions shall have been satisfied or shall exist, all to the satisfaction of the Co-Agents, as of the time the initial Loans are made hereunder:

              (x) the Loans to be made on the Closing Date and the use of proceeds thereof shall not contravene, violate or conflict with, or involve the Co-Agents or any Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority; and

              (y) all corporate proceedings and all other legal matters in connection with the authorization, legality, validity and enforceability of the Credit Documents shall be reasonably satisfactory in form and substance to the Required Lenders.


              SECTION 6.02. CONDITIONS TO INITIAL LOANS TO EUROPE LIMITED Prior to the making of the initial Multicurrency Loans to Europe Limited, Interface and the Multicurrency Agent shall have received with respect to Europe Limited the forms required to be furnished by the Multicurrrency Lenders pursuant to Section 5.07(b)(v)(B) or such other satisfactory evidence, in each case, establishing a complete exemption for such Multicurrency Lender from United Kingdom withholding tax for payments of all principal and interest from Europe Limited.

              SECTION 6.03. CONDITIONS TO ALL LOANS. At the time of the making of all Loans (before as well as after giving effect to such Loans and the proposed use of the proceeds thereof), the following conditions shall have been satisfied or shall exist:

              (a)  there shall exist no Default or Event of Default;

              (b) all representations and warranties by Interface contained herein, and all representations and warranties by the other Borrowers contained herein, shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loans (except that the representation and warranty set forth in Section 7.19 shall not be deemed to relate to any time subsequent to the date of the initial Loans hereunder);

              (c) since the date of the most recent financial statements of the Consolidated Companies described in Section 7.14(a), there shall have been no change which has had or could reasonably be expected to have a Materially Adverse Effect (whether or not any notice with respect to such change has been furnished to the Lenders pursuant to
         Section 8.07);

              (d) there shall be no action or proceeding instituted or pending before any court or other governmental authority or, to the knowledge of any Borrower, threatened (i) which reasonably could be expected to have a Materially Adverse Effect, or (ii) seeking to prohibit or restrict one or more Credit Party's ownership or operation of any portion of its business or assets, or to compel one or more Credit Party to dispose of or hold separate all or any portion of its businesses or assets, where such portion or portions of such business(es) or assets, as the case may be, constitute a material portion of the total businesses or assets of the Consolidated Companies;

              (e) the Loans to be made and the use of proceeds thereof shall not contravene, violate or conflict with, or involve the Co-Agents or any Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority applicable to any of the Borrowers; and

              (f) the Co-Agents shall have received such other documents or legal opinions as the Co-Agents or any Lender may reasonably request, all in form and substance reasonably satisfactory to the Co-Agents.

              Each request for a Borrowing and the acceptance by each Borrower of the proceeds thereof shall constitute a representation and warranty by such Borrower, as of the date of the Loans comprising such Borrowing, that the applicable conditions specified in Sections 6.01 and 6.03 have been satisfied.


                                 ARTICLE VII.

                        REPRESENTATIONS AND WARRANTIES

              Each of Interface (as to itself and all other Consolidated Companies, whether or not Interface is a Borrower hereunder) and each of the other Borrowers (as to itself and all of its Subsidiaries) represents and warrants as follows:

              SECTION 7.01. CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each of the Consolidated Companies is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, and each of the Credit Parties has the corporate power and authority and the legal right to own and operate its property and to conduct its business. Each of the Consolidated Companies (i) other than the Credit Parties, has the corporate power and authority and the legal right to own and operate its property and to conduct its business, (ii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership of property or the conduct of its business requires such qualification, and (iii) is in compliance with all Requirements of Law, where (a) with respect to those Consolidated Companies that are not Credit Parties, the failure to have such power, authority and legal right as set forth in clause (i), (b) the failure to be so qualified or in good standing as set forth in clause (ii), or (c) the failure to comply with Requirements of Law as set forth in clause (iii), would reasonably be expected, in the aggregate, to have a Materially Adverse Effect. The jurisdiction of incorporation or organization, and the ownership of all issued and outstanding capital stock, for each Subsidiary as of the date of this Agreement is accurately described on Schedule 7.01.

               SECTION 7.02. CORPORATE POWER; AUTHORIZATION. Each of the Credit Parties has the corporate power and authority to make, deliver and perform the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of such Credit Documents. No consent or authorization of, or filing with, any Person (including, without limitation, any governmental authority), is required in connection with the execution, delivery or performance by any Credit Party, or the validity or enforceability against any Credit Party, of the Credit Documents, other than (i) such consents, authorizations or filings which have been made or obtained (including without limitation, any necessary consultations with any Credit Party's supervisory board, works council ("Ondernemingsraad") or similar body), and (ii) customary filings to perfect the Liens in favor of the Collateral Agent granted in the IRB Collateral Documents.

               SECTION 7.03. ENFORCEABLE OBLIGATIONS. This Agreement has been duly executed and delivered, and each other Credit Document will be duly executed and delivered, by the respective Credit Parties, and this Agreement constitutes, and each other Credit Document when executed and delivered will constitute, legal, valid and binding obligations of the Credit Parties, respectively, enforceable against the Credit Parties in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

               SECTION 7.04. NO LEGAL BAR. The execution, delivery and performance by the Credit Parties of the Credit Documents will not violate any Requirement of Law or cause a breach or default under any of their respective Contractual Obligations.

               SECTION 7.05.  NO MATERIAL LITIGATION.  Except as set forth on
Schedule 7.05 or in any notice furnished to the Lenders pursuant to Section 8.07(h) at or prior to the respective times the representations and warranties set forth in this Section 7.05 are made or deemed to be made hereunder, no litigation, investigations or proceedings of or before any courts, tribunals, arbitrators or governmental authorities are pending or, to the knowledge of any Borrower, threatened by or against any of the Consolidated Companies, or against any of their respective properties or revenues, existing or future (a) with respect to any Credit Document, or any of the transactions contemplated hereby or thereby, or (b) which, if adversely determined, would reasonably be expected to have a Materially Adverse Effect.

               SECTION 7.06.  INVESTMENT COMPANY ACT, ETC.  None of the
Credit Parties is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended). None of the Credit Parties is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any foreign, federal or local statute or regulation limiting its ability to incur indebtedness for money borrowed, guarantee such indebtedness, or pledge its assets to secure such indebtedness, as contemplated hereby or by any other Credit Document.

               SECTION 7.07. MARGIN REGULATIONS. No part of the proceeds of any of the Loans will be used for any purpose which violates, or which would be inconsistent or not in compliance with, the provisions of the applicable Margin Regulations.

               SECTION 7.08.  COMPLIANCE WITH ENVIRONMENTAL LAWS.

               (a) The Consolidated Companies have received no notices of claims or potential liability under, and are in compliance with, all applicable Environmental Laws, where such claims and liabilities under, and failures to comply with, such statutes, regulations, rules, ordinances, laws or licenses, would reasonably be expected to result in penalties, fines, claims or other liabilities (including, without limitation, remediation costs and expenses) to the Consolidated Companies in amounts in excess of $4,500,000, either individually or in the aggregate (including any such penalties, fines, claims, or liabilities relating to the matters set forth on Schedule 7.08(a)), except as set forth on Schedule 7.08(a) or in any notice furnished to the Lenders pursuant to Section 8.07(i) at or prior to the respective times the representations and warranties set forth in this Section 7.08(a) are made or deemed to be made hereunder.

               (b) Except as set forth on Schedule 7.08(b) or in any notice furnished to the Lenders pursuant to Section 8.07(i) at or prior to the respective times the representations and warranties set forth in this Section 7.08(b) are made or deemed to be made hereunder, none of the Consolidated Companies has received during the period from January 1, 1983 through the date of this Agreement, any notice of violation, or notice of any action, either judicial or administrative, from any governmental authority (whether United States or foreign) relating to the actual or alleged violation of any Environmental Law, including, without limitation, any notice of any actual or alleged spill, leak, or other release of any Hazardous Substance, waste or hazardous waste by any Consolidated Company or its employees or agents, or as to the existence of any contamination on any properties owned by any Consolidated Company, where any such violation, spill, leak, release or contamination would reasonably be expected to result in penalties, fines, claims or other liabilities (including, without limitation, remediation costs and expenses) to the Consolidated Companies in amounts in excess of $4,500,000, either individually or in the aggregate (including any such penalties, fines, claims or liabilities relating to the matters set forth on Schedule 7.08(a)); provided, however, that with respect to the period from January 1, 1983, through December 31, 1986, such representation and warranty shall be deemed to be made only with respect to notices known to and disclosed by the Consolidated Companies in this Agreement and any additional notices of which any Credit Party has actual knowledge as of the date of this Agreement or hereafter.

               (c) The Consolidated Companies have obtained all necessary governmental permits, licenses and approvals which are material to the operations conducted on their respective properties, including without limitation, all required material permits, licenses and approvals for (i) the emission of air pollutants or contaminates, (ii) the treatment or pretreatment and discharge of waste water or storm water, (iii) the treatment, storage, disposal or generation of hazardous wastes, (iv) the withdrawal and usage of ground water or surface water, and (v) the disposal of solid wastes.

               SECTION 7.09.  INSURANCE.  The Consolidated Companies
currently maintain insurance with respect to their respective properties and businesses, with financially sound and reputable insurers, having coverages against losses or damages of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance being in amounts no less than those amounts which are customary for such companies under similar circumstances. The Consolidated Companies have paid all material amounts of insurance premiums now due and owing with respect to such insurance policies and coverages, and such policies and coverages are in full force and effect.

               SECTION 7.10. NO DEFAULT. None of the Consolidated Companies is in default under or with respect to any Contractual Obligation in any respect which has had or is reasonably expected to have a Materially Adverse Effect.

               SECTION 7.11. NO BURDENSOME RESTRICTIONS. Except as set forth on Schedule 7.11 or in any notice furnished to the Lenders pursuant to
Section 8.07(o) at or prior to the respective times the representations and warranties set forth in this Section 7.11 are made or deemed to be made hereunder, none of the Consolidated Companies is a party to or bound by any Contractual Obligation or

Requirement of Law which has had or would reasonably be expected to have a Materially Adverse Effect.

              SECTION 7.12. TAXES. Except as set forth on Schedule 7.12, each of the Consolidated Companies have filed or caused to be filed all declarations, reports and tax returns which are required to have been filed, and has paid all taxes, custom duties, levies, charges and similar contributions ("taxes" in this Section 7.12) shown to be due and payable on said returns or on any assessments made against it or its properties, and all other taxes, fees or other charges imposed on it or any of its properties by any governmental authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided in its books); and no tax liens have been filed and, to the knowledge of Interface or any other Borrower, no claims are being asserted with respect to any such taxes, fees or other charges; excluding, however, for purposes of the foregoing portions of this Section, tax returns not filed or taxes not paid where the aggregate amount of taxes involved does not exceed $2,500,000 in the aggregate and the failure to file such returns or pay such taxes has resulted from the Consolidated Companies being without knowledge that the respective tax authorities are claiming such taxes to be due.

              SECTION 7.13. SUBSIDIARIES. Except as disclosed on Schedule 7.01, on the date of this Agreement, Interface has no Subsidiaries and neither Interface nor any Subsidiary is a joint venture partner or general partner in any partnership. After the date of this Agreement, except as disclosed on
Schedule 7.13 or in any notice furnished pursuant to Section 8.07(p) at or prior to the respective times the representations and warranties set forth in this Section 7.13 are made or deemed to be made hereunder, Interface has no Material Subsidiaries.

              SECTION 7.14. FINANCIAL STATEMENTS. The Borrowers have furnished to the Co-Agents and the Lenders (i) the audited consolidated balance sheet of the Consolidated Companies (excluding Prince Street) as at January 2, 1994 and the related consolidated statements of income, shareholders' equity and cash flows for the 52-week period then ended, including in each case the related schedules and notes, and (ii) the unaudited balance sheet of the Consolidated Companies as at the end of the third fiscal quarter of 1994, and the related unaudited consolidated statements of income, shareholders' equity, and cash flows for the period then ended, setting forth in each case in comparative form the figures for the previous fiscal year and third fiscal quarter, as the case may be. The foregoing financial statements fairly present in all material respects the consolidated financial condition of such Consolidated Companies as at the dates thereof and results of operations for such periods in conformity with GAAP consistently applied. Such Consolidated Companies taken as a whole do not have any material contingent obligations, contingent liabilities, or material liabilities for known taxes, long-term leases or unusual forward or long-term commitments not reflected in the foregoing financial statements or the notes thereto. Since January 2, 1994, there have been no changes with respect to such Consolidated Companies which has had or would reasonably be expected to have a Materially Adverse Effect.

              SECTION 7.15. ERISA. Except as disclosed on Schedule 7.15 or in any notice furnished to the Lenders pursuant to Section 8.07(j) at or prior to the respective times the representations and warranties set forth in this
Section 7.15 are made or deemed to be made hereunder:

              (a)(1) Identification of Plans. (A) None of the Consolidated Companies nor any of their respective ERISA Affiliates maintains or contributes to, or has during the past two years maintained or contributed to, any Plan that is subject to Title IV of ERISA, and (B) none of the Consolidated Companies maintains or contributes to any Foreign Plan;

              (2) Compliance. Each Plan and each Foreign Plan maintained by the Consolidated Companies have at all times been maintained, by their terms and in operation, in compliance with all applicable laws, and the Consolidated Companies are subject to no tax or penalty with respect to any Plan of such Consolidated Company or any ERISA Affiliate thereof, including without limitation, any tax or penalty under Title I or Title IV of ERISA or under Chapter 43 of the Tax Code, or any tax or penalty resulting from a loss of deduction under Sections 162, 404, or 419 of the Tax Code, where the failure to comply with such laws, and such taxes and penalties, together with all other liabilities referred to in this Section 7.15 (taken as a whole), would in the aggregate have a Materially Adverse Effect;

              (3) Liabilities. The Consolidated Companies are subject to no liabilities (including withdrawal liabilities) with respect to any Plans or Foreign Plans of such Consolidated Companies or any of their ERISA Affiliates, including without limitation, any liabilities arising from Titles I or IV of ERISA, other than obligations to fund benefits under an ongoing Plan and to pay current contributions, expenses and premiums with respect to such Plans or Foreign Plans, where such liabilities, together with all other liabilities referred to in this Section 7.15 (taken as a whole), would in the aggregate have a Materially Adverse Effect;

              (4) Funding. The Consolidated Companies and, with respect to any Plan which is subject to Title IV of ERISA, each of their respective ERISA Affiliates, have made full and timely payment of all amounts (A) required to be contributed under the terms of each Plan and applicable law, and (B) required to be paid as expenses (including PBGC or other premiums) of each Plan, where the failure to pay such amounts (when taken as a whole, including any penalties attributable to such amounts) would have a Materially Adverse Effect. No Plan subject to Title IV of ERISA has an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA), determined as if such Plan terminated on any date on which this representation and warranty is deemed made, in any amount which, together with all other liabilities referred to in this Section 7.15 (taken as a whole), would have a Materially Adverse Effect if such amount were then due and payable. The Consolidated Companies are subject to no liabilities with respect to post-retirement medical benefits in any amounts which, together with all other liabilities referred to in this
Section 7.15 (taken as a whole), would have a Materially Adverse Effect if such amounts were then due and payable.

              (b) With respect to any Foreign Plan, reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction where the Foreign Subsidiary maintains its principal place of business or in which the Foreign Plan is maintained. The aggregate unfunded liabilities, after giving effect to any reserves for such liabilities, with respect to such Foreign Plans, together with all other liabilities referred to in this Section 7.15 (taken as a whole), would not have a Materially Adverse Effect.

              SECTION 7.16. PATENTS, TRADEMARKS, LICENSES, ETC. Except as set forth on Schedule 7.16 or in any notice furnished to the Lenders pursuant to Section 8.07(o) at or prior to the respective times the representations and warranties set forth in this Section 7.16 are made or deemed to be made hereunder, (i) the Consolidated Companies have obtained and hold in full force and effect all material patents, trademarks, service marks, trade names, copyrights, licenses and other such rights, free from burdensome restrictions, which are necessary for the operation of their respective businesses as presently conducted, and (ii) to the best of the Borrowers' knowledge, no product, process, method, service or other item presently sold by or employed by any Consolidated Company in connection with such business infringes any patents, trademark, service mark, trade name, copyright, license or other right owned by any other person and there is not presently pending, or to the knowledge of the Borrowers, threatened, any claim or litigation against or affecting any Consolidated Company contesting such Person's right to sell or use any such product, process, method, substance or other item where the result of such failure to obtain and hold such benefits or such infringement would have a Materially Adverse Effect.

              SECTION 7.17. OWNERSHIP OF PROPERTY. Except as set forth on Schedule 7.17, (i) each Consolidated Company that is not a Foreign Subsidiary has good and marketable fee simple title to or a valid leasehold interest in all of its real property and good title to, or a valid leasehold interest in, all of its other property, and (ii) each Foreign Subsidiary owns or has a valid leasehold interest in all of its real property and owns or has a valid leasehold interest in, all of its other properties, in the case of clauses (i) and (ii) as such properties are reflected in the consolidated balance sheet of the Consolidated Companies as of January 2, 1994, referred to in Section 7.14, other than properties disposed of in the ordinary course of business since such date or as otherwise permitted by the terms of this Agreement, subject to no Lien or title defect of any kind, except Liens permitted hereby and title defects not constituting material impairments in the intended use for such properties. The Consolidated Companies enjoy peaceful and undisturbed possession under all of their respective leases.

              SECTION 7.18. INDEBTEDNESS. Except for the 1993 Credit Agreement and as set forth on Schedules 7.18 and 9.01, none of the Consolidated Companies is an obligor in respect of any Indebtedness for borrowed money, or any commitment to create or incur any Indebtedness for borrowed money, in an amount not less than $1,000,000 in any single case, and such Indebtedness and commitments for amounts less than $1,000,000 do not exceed $5,000,000 in the aggregate for all such Indebtedness and commitments of the Consolidated Companies.

              SECTION 7.19. FINANCIAL CONDITION. On the Closing Date and after giving effect to the transactions contemplated by this Agreement, the Letter of Credit Agreement, and the other Credit Documents, including without limitation, the use of the proceeds of the Term Loans, Multicurrency Loans, and Revolving Loans as provided in Sections 2.01, 3.01 and 4.01 (i) the assets of each Credit Party at fair valuation and based on their present fair saleable value (including, without limitation, the fair and realistic value of (x) any contribution or subrogation rights in respect of any Guaranty Agreement given by such Credit Party, and (y) any Intercompany Loan owed to such Credit Party) will exceed such Credit Party's debts, including contingent liabilities (as such liabilities may be limited under the express terms of any Guaranty Agreement of such Credit Party), (ii) the remaining capital of such Credit Party will not be unreasonably small to conduct the Credit Party's business, and (iii) such Credit Party will not have incurred debts, or have intended to incur debts, beyond the Credit Party's ability to pay such debts as they mature. For purposes of this Section 7.19, "debt" means any liability on a claim, and "claim" means (a) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

              SECTION 7.20. INTERCOMPANY LOANS. The Intercompany Loans and the Intercompany Loan Documents have been duly authorized and approved by all necessary corporate and shareholder action on the part of the parties thereto, and constitute the legal, valid and binding obligations of the parties thereto, enforceable against each of them in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, and by general principles of equity.

              SECTION 7.21.  LABOR MATTERS.  Except as set forth in Schedule
7.21 or in any notice furnished to the Lenders pursuant to

Section 8.07(o) at or prior to the respective times the representations and warranties set forth in this Section 7.21 are made or deemed to be made hereunder, the Consolidated Companies have experienced no strikes, labor disputes, slow downs or work stoppages due to labor disagreements which have had, or would reasonably be expected to have, a Materially Adverse Effect, and, to the best knowledge of the Borrowers, there are no such strikes, disputes, slow downs or work stoppages threatened against any Consolidated Company. The hours worked and payment made to employees of the Consolidated Companies have not been in violation in any material respect of the Fair Labor Standards Act (in the case of Consolidated Companies that are not Foreign Subsidiaries) or any other applicable law dealing with such matters. All payments due from the Consolidated Companies, or for which any claim may be made against the Consolidated Companies, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as liabilities on the books of the Consolidated Companies where the failure to pay or accrue such liabilities would reasonably be expected to have a Materially Adverse Effect.

              SECTION 7.22. PAYMENT OR DIVIDEND RESTRICTIONS. Except as set forth in Section 9.04 or described on Schedule 7.22, none of the Consolidated Companies is party to or subject to any agreement or understanding restricting or limiting the payment of any dividends or other distributions by any such Consolidated Company.

              SECTION 7.23. DISCLOSURE. No representation or warranty contained in this Agreement (including the Schedules attached hereto) or in any other document furnished from time to time pursuant to the terms of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading as of the date made or deemed to be made. Except as may be set forth herein (including the Schedules attached hereto) or in any notice furnished to the Lenders pursuant to Section 8.07 at or prior to the respective times the representations and warranties set forth in this
Section 7.23 are made or deemed to be made hereunder, there is no fact known to the Borrowers which has had, or is reasonably expected to have, a Materially Adverse Effect.

                                ARTICLE VIII.

                            AFFIRMATIVE COVENANTS

              So long as any Commitment remains in effect hereunder or any Note shall remain unpaid, Interface (whether or not it is a Borrower hereunder) and each other Borrower will:

              SECTION 8.01. CORPORATE EXISTENCE, ETC. Preserve and maintain, and cause each of its Material Subsidiaries to preserve and maintain, its corporate existence, its material rights, franchises, and licenses, and its material patents and copyrights (for the scheduled duration thereof), trademarks, trade names, and ser-vice marks, necessary or desirable in the normal conduct of its business, and its qualification to do business as a foreign corporation in all jurisdictions where it conducts business or other activities making such qualification necessary, where the failure to be so qualified would reasonably be expected to have a Materially Adverse Effect.

              SECTION 8.02. COMPLIANCE WITH LAWS, ETC. Comply, and cause each of its Subsidiaries to comply with all Requirements of Law (including, without limitation, the Environmental Laws subject to the exception set forth in Section 7.08(a) where the penalties, claims, fines, and other liabilities resulting from noncompliance with such Environmental Laws do not involve amounts in excess of $10,000,000 in the aggregate) and Contractual Obligations applicable to or binding on any of them where the failure to comply with such Requirements of Law and Contractual Obligations would reasonably be expected to have a Materially Adverse Effect.

              SECTION 8.03. PAYMENT OF TAXES AND CLAIMS, ETC. Pay, and cause each of its Subsidiaries to pay, (i) all taxes, assessments and governmental charges imposed upon it or upon its property, and (ii) all claims (including, without limitation, claims for labor, materials, supplies or services) which might, if unpaid, become a Lien upon its property, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and adequate reserves are maintained with respect thereto.

              SECTION 8.04. KEEPING OF BOOKS. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, containing complete and accurate entries of all their respective financial and business transactions which are required to be maintained in order to prepare the consolidated financial statements of Interface in conformity with GAAP.

              SECTION 8.05. VISITATION, INSPECTION, ETC. Permit, and cause each of its Subsidiaries to permit, any representative of any Co-Agent or Lender to visit and inspect any of its property, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with its officers, all at such reasonable times and as often as such Co-Agent or Lender may reasonably request after reasonable prior notice to Interface; provided, however, that at any time following the occurrence and during the continuance of a Default or an Event of Default, no prior notice to Interface shall be required. To the extent that any Co-Agent or Lender thereby obtains possession of non-public information constituting trade secrets, technology or other similar proprietary information identified to the Co-Agent or Lender in writing by Interface as being subject to confidential treatment under this Agreement, such party shall treat such information as confidential. In any event, such Co-Agent or Lender may, subject to Section 12.06(e), make disclosure to any assignee or participant, or to any prospective assignee or participant, in connection with an assignment or participation permitted thereby, or as required or requested by any governmental agency or representative thereof, or as required to defend any legal action or to exercise any rights, remedies or powers available to the Agents or Lender under the Credit Documents or as otherwise required by law or pursuant to legal process; provided, that, unless prohibited by applicable law or court order, such Co-Agent or Lender shall notify Interface as promptly as practicable after receipt thereof of any governmental request, subpoena or court order (other than any such request, subpoena or court order in connection with an examination of the financial condition of such Co-Agent or Lender by any governmental agency) for disclosure of any such non-public information; provided, however, that no delay or failure to provide such notice shall give rise to any claim, defense or right of offset against such Lender or Co-Agent hereunder. The foregoing shall not prohibit disclosure of such information to the extent it has become public information other than through a disclosure by a Co-Agent or Lender not otherwise permitted herein.

              SECTION 8.06.  INSURANCE; MAINTENANCE OF PROPERTIES.

              (a) Maintain or cause to be maintained with financially sound and reputable insurers, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance to be of such types and in such amounts as is customary for such companies under similar circumstances; provided, however, that in any event Interface and each other Borrower shall use their best efforts to maintain, or cause to be maintained, insurance in amounts and with coverages not materially less favorable to any Consolidated Company as in effect on the date of this Agreement, except where the costs of maintaining such insurance would, in the judgment of both Interface and the Co-Agents, be excessive.

              (b) Cause, and cause each of the Consolidated Companies to cause, all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, settlements and improvements thereof, all as in the judgment of Interface may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent Interface from discontinuing the operation or maintenance of any such properties if such discontinuance is, in the judgment of Interface, desirable in the conduct of its business or the business of any Consolidated Company.

              SECTION 8.07.  REPORTING COVENANTS.  Furnish to each
Lender:

              (a) Annual Financial Statements. As soon as available and in any event within 120 days after the end of each fiscal year of Interface, balance sheets of the Consolidated Compa-nies as at the end of such year, presented on a consolidated and a "line of business" basis, and the related statements of income, shareholders' equity, and cash flows of the Consolidated Companies for such fiscal year, presented on a consolidated and a "line of business" basis, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and, except with respect to the financial statements prepared on a "line of business" basis, accompanied by a report thereon of BDO Seidman or other independent public accountants of comparable recognized national standing, which such report shall be unqualified as to going concern and scope of audit and shall state that such financial statements present fairly in all material respects the financial condition as at the end of such fiscal year on a consolidated basis, and the results of operations and statements of cash flows of the Consolidated Companies for such fiscal year in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

              (b) Quarterly Financial Statements. As soon as available and in any event within 60 days after the end of each fiscal quarter of Interface (other than the fourth fiscal quarter), balance sheets of the Consolidated Companies as at the end of such quarter presented on a consolidated and a "line of business" basis and the related statements of income, shareholders' equity, and cash flows of the Consolidated Companies for such fiscal quarter and for the portion of Interface's fiscal year ended at the end of such quarter, presented on a consolidated and a "line of business" basis setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Interface's previous fiscal year, all in reasonable detail and certified by the chief financial officer or principal accounting officer of Interface that such financial statements fairly present in all material respects the financial condition of the Consolidated Companies as at the end of such fiscal quarter on a consolidated and "line of business" basis, and the results of operations and statements of cash flows of the Consolidated Companies for such fiscal quarter and such portion of Interface's fiscal year, in accordance with GAAP consistently applied (subject to normal year-end audit adjustments and the absence of certain footnotes);

              (c) No Default/Compliance Certificate. Together with the financial statements required pursuant to subsections (a) and (b) above, a certificate of the president, chief financial officer or principal accounting officer of Interface (i) to the effect that, based upon a review of the activities of the Consolidated Companies and such financial statements during the period covered thereby, there exists no Event of Default and no Default under this Agreement, or if there exists an Event of Default or a Default hereunder, specifying the nature thereof and the proposed response thereto, and (ii) demonstrating in reasonable detail compliance as at the end of such fiscal year or such fiscal quarter with Section 8.09 and Sections 9.01 through 9.05;

              (d) Auditor's No Default Certificate. Together with the financial statements required pursuant to subsection (a) above, a certificate of the accountants who prepared the report referred to therein, to the effect that, based upon their audit, there exists no Default or Event of Default under this Agreement, or if there exists a Default or Event of Default hereunder, specifying the nature thereof;

              (e) Annual Budget. Within 90 days after the beginning of each fiscal year, an annual financial plan and forecasted balance sheets and statements of income, shareholders' equity, and cash flows for such fiscal year for the Consolidated Companies presented on a consolidated and "line of business" basis;

              (f) Notice of Default. Promptly after any officer of Interface or any other Borrower has notice or knowledge of the occurrence of an Event of Default or a Default, a certificate of the chief financial officer or principal accounting officer of Interface specifying the nature thereof and the proposed response thereto;

              (g) Asset Sales. Together with the financial statements required pursuant to subsection (a) above, a certificate of the chief financial officer or principal accounting officer of Interface reporting all Asset Sales effected by the Consolidated Companies during the fiscal year covered by such financial statements which involved Asset Values in excess of $1,000,000 in any single transaction or related series of transactions, including the Asset Value of such assets and the amounts received by the Consolidated Companies with respect to such sales, and such other information regarding such transactions as any Co-Agent or Lender may reasonably request;

              (h) Litigation. Promptly after (i) the occurrence thereof, notice of the institution of or any material adverse development in any material action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against any Consolidated Company, or any material property of any thereof, or (ii) actual knowledge thereof, notice of the threat of any such action, suit, proceeding, investigation or arbitration;

              (i) Environmental Notices. Promptly after receipt thereof, notice of any actual or alleged violation, or notice of any action, claim or request for information, either judicial or administrative, from any governmental authority relating to any actual or alleged claim, notice of potential responsibility under or violation of any Environmental Law, or any actual or alleged spill, leak, disposal or other release of any waste, petroleum product, or hazardous waste or Hazardous
     Substance by any Consolidated Company which could result in penalties, fines, claims or other liabilities to any Consolidated Company in amounts in excess of $1,000,000;

              (j) ERISA. (A)(i) Promptly after the occurrence thereof with respect to any Plan of any Consolidated Company or any ERISA Affiliate thereof, or any trust established thereunder, notice of (A) a "reportable event" described in Section 4043 of ERISA and the regulations issued from time to time thereunder (other than a "reportable event" not subject to the provisions for 30-day notice to the PBGC under such regulations), or (B) any other event which could subject any Consolidated Company to any tax, penalty or liability under Title I or Title IV of ERISA or Chapter 43 of the Tax Code, or any tax or penalty resulting from a loss of deduction under Sections 162, 404 or 419 of the Tax Code, or any tax, penalty or liability under any Requirement of Law applicable to any Foreign Plan, where any such taxes, penalties or liabilities exceed or could exceed $1,000,000 in the aggregate;

              (ii) Promptly after such notice must be provided to the PBGC, or to a Plan participant, beneficiary or alternative payee, any notice required under Section 101(d), 302(f)(4), 303, 307, 4041(b)(1)(A) or
     4041(c)(1)(A) of ERISA or under Section 401(a)(29) or 412 of the Tax Code with respect to any Plan of any Consolidated Company or any ERISA Affiliate thereof;

             (iii) Promptly after receipt, any notice received by any Consolidated Company or any ERISA Affiliate thereof concerning the intent of the PBGC or any other governmental authority to terminate a Plan of such Company or ERISA Affiliate thereof which is subject to Title IV of ERISA, to impose any liability on such Company or ERISA Affiliate under Title IV of ERISA or Chapter 43 of the Tax Code;

              (iv) Promptly upon the filing thereof with the Internal Revenue Service ("IRS") or the Department of Labor ("DOL"), a copy of IRS Form 5500 or annual report for each Plan of any Consolidated Company or ERISA Affiliate thereof which is subject to Title IV of ERISA;

               (v) Upon the request of the Co-Agents, (A) true and complete copies of any and all documents, government reports and IRS determination or opinion letters or rulings for any Plan of any Consolidated Company from the IRS, PBGC or DOL, (B) any reports filed with the IRS, PBGC or DOL with respect to a Plan of the Consolidated Companies or any ERISA Affiliate thereof, or (C) a current statement of withdrawal liability for each Multiemployer Plan of any Consolidated Company or any ERISA Affiliate thereof;

               (B) Promptly upon any Consolidated Company becoming aware thereof, notice that (i) any material contributions to any Foreign Plan have not been made by the required due date for such contribution and such default cannot immediately be remedied,
     (ii) any Foreign Plan is not funded to the extent required by the law of the jurisdiction whose law governs such Foreign Plan based on the actuarial assumptions reasonably used at any time, or (iii) a material change is anticipated to any Foreign Plan that may have a Materially Adverse Effect.

              (k) Liens. Promptly upon any Consolidated Company becoming aware thereof, notice of the filing of any federal statutory Lien, tax or other state or local government Lien or any other Lien affecting their respective properties, other than those Liens expressly permitted by
     Section 9.02;

              (l) Domestication of Subsidiaries. Not less than 30 days prior thereto, notice of any intended domestication of any Foreign Subsidiary as a United States corporation, whether by merger, stock transfer or otherwise;

              (m) Public Filings, Etc. Promptly upon the filing thereof or otherwise becoming available, copies of all financial statements, annual, quarterly and special reports, proxy statements and notices sent or made available generally by Interface to its public security holders, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by any of them with any securities exchange, and of all press releases and other statements made available generally to the public containing material developments in the business or financial condition of Interface and the other Consolidated Companies;

              (n) Accountants' Reports. Promptly upon receipt thereof, copies of all financial statements of, and all reports submitted by, independent public accountants to Interface in connection with each annual, interim, or special audit of Interface's financial statements, including without limitation, the comment letter submitted by such accountants to management in connection with their annual audit;

              (o) Burdensome Restrictions, Etc. Promptly upon the existence or occurrence thereof, notice of the existence or occurrence of (i) any Contractual Obligation or Requirement of Law described in Section 7.11,
     (ii) failure of any Consolidated Company to hold in full force and effect those trademarks, service marks, patents, trade names, copyrights, licenses and similar rights necessary in the normal conduct of its business, the loss or absence of which could have a Materially Adverse Effect, and (iii) any strike, labor dispute, slow down or work stoppage as described in Section 7.21;

              (p) New Material Subsidiaries. Within 30 days after the formation or acquisition of any Material Subsidiary, or any other event resulting in the creation of a new Material Subsidiary, notice of the formation or acquisition of such Material Subsidiary or such occurrence, including a descrip-tion of the assets of such entity, the activities in which it will be engaged, and such other information as the Co-Agents may request;

              (q) Intercompany Asset Transfers. Promptly upon the occurrence thereof, notice of the transfer of any assets from any Credit Party to any other Consolidated Company that is not a Credit Party (in any transaction or series of related transactions), excluding sales or other transfers of assets in the ordinary course of business, where the Asset Value of such assets is greater than $5,000,000;

              (r) Asset Sales. At any time that the aggregate amount of Asset Sales made by the Consolidated Companies after October 2, 1994 exceeds $10,000,000 (based on the Asset Values), prompt notice of any additional Asset Sale or related series of Asset Sales involving Asset Values of $1,000,000 or more; and

              (s) Other Information. With reasonable promptness, such other information about the Consolidated Companies as any Co-Agent or Lender may reasonably request from time to time.

              SECTION 8.08.  CURRENCY CONTRACT.

              The Borrowers shall maintain in full force and effect Currency Contracts and Interest Rate Contracts pursuant to the FNBC Currency Contract, subject to no changes of material terms or conditions except as may be approved in writing by the Co-Agents, and/or additional Currency Contracts and Interest Rate Contracts pursuant to other interest rate and currency exchange agreements, and in any event sufficient to protect the Borrowers against fluctuations in interest and currency exchange rates with respect to principal and interest payments on an aggregate notional amount equal to $80,000,000 (or such lesser amount as shall have been consented to in writing by the Co-Agents, such consent not to be unreasonably withheld so long as such lesser amount is at least $40,000,000) for an initial average maturity of five (5) years (or such lesser initial average maturity as shall have been consented to in writing by the Co-Agents, such consent not to be unreasonably withheld so long as such lesser initial average maturity is at least three years). Notwithstanding the foregoing, the Consolidated Companies shall determine to their own satisfaction whether Currency Contracts and Interest Rate Contracts to which they are respective parties are sufficient to provide protection against fluctuations in interest rates and currency exchange rates, and to meet their respective needs and (notwithstanding any approval, or failure to approve, by the Co-Agents) neither the Co-Agents nor any Lender shall have any obligation or accountability with respect thereto or any obligation to propose, quote or enter into any Interest Rate Contract or Currency Contract.

              SECTION 8.09.  FINANCIAL COVENANTS.

              (a) Working Capital. Maintain as of the last day of each fiscal quarter Adjusted Working Capital of at least $110,000,000.

              (b) Interest Coverage. Maintain as of the last day of each fiscal quarter, calculated with respect to the immediately preceding four fiscal quarters, a minimum Interest Coverage Ratio as shown below for each fiscal quarter ending during the periods indicated:

                                                   Minimum Interest Coverage
   Period                                                   Ratio
   ======                                          =========================
Closing Date through March 31,
  1996                                                     2.00:1.00

April 1, 1996 and thereafter                               2.25:1.00

              (c) Funded Debt Coverage. Maintain as of the last day of each fiscal quarter, a maximum Funded Debt Coverage Ratio as shown below for each fiscal quarter ending during the periods indicated:

                                                    Maximum Funded
                                                     Debt Coverage
         Period                                         Ratio
         ======                                     ==============
Closing Date through
  March 31, 1996                                      4.75:1.00

April 1, 1996 and
  thereafter                                          4.25:1.00


              (d) Senior Funded Debt to Total Capitalization. Maintain as of the last day of each fiscal quarter a maximum ratio of Senior Funded Debt to Total Capitalization, expressed as a percentage, of no more than 50%.

              (e) Leverage Ratio. Maintain as of the last day of each fiscal quarter a maximum Leverage Ratio as shown below for each fiscal quarter ending during the periods indicated:

     Period                                                 Maximum Percentage
     ======                                                 ==================
Closing Date through March 31,
  1996                                                             60%

April 1, 1996
  and thereafter                                                   55%

              (f) Third Fiscal Quarter 1994 Calculations. Schedule 8.09 sets forth the calculation of the financial covenant amounts, ratios, and percentages required by paragraphs (a) through (e) of this
Section 8.09 calculated as of October 2, 1994.

              SECTION 8.10. NOTICES UNDER CERTAIN OTHER INDEBTEDNESS. Immediately upon its receipt thereof, Interface shall furnish the Co-Agents a copy of any notice received by it or any other Consolidated Company from the holder(s) of Indebtedness referred to in Section 9.01(b), (c), (e), (g), (i),
(j) or (k) (or from any trustee, agent, attorney, or other party acting on behalf of such holder(s)) in an amount which, in the aggregate, exceeds $500,000, where such notice states or claims (i) the existence or occurrence of any default or event of default with respect to such Indebtedness under the terms of any indenture, loan or credit agreement, debenture, note, or other document evidencing or governing such Indebtedness, or (ii) with respect to any Interface Control Debt, the existence or occurrence of any event or condition which requires or permits such holder(s) to exercise rights under any Change in Control Provision. Interface agrees to take such actions as may be necessary to require the holder(s) of Interface Control Debt (or any trustee or agent acting on their behalf) to furnish copies of all such notices directly to the Co- Agents simultaneously with the furnishing thereof to Interface, and that such requirement may not be altered or rescinded without the prior written consent of the Co-Agents.

              SECTION 8.11.  ADDITIONAL CREDIT PARTIES AND COLLATERAL.
Promptly after (i) the formation or acquisition of any Material Subsidiary not listed on Schedule 7.13, (ii) the transfer of assets to any Consolidated Company if notice thereof is required to be given pursuant to Section 8.07(q) and as a result thereof the recipient of such assets becomes a Material Subsidiary, (iii) the domestication of any Foreign Subsidiary that is a Material Subsidiary, or (iv) the occurrence of any other event creating a new Material Subsidiary, Interface shall execute and deliver, and cause to be executed and delivered (x) a Pledge Agreement (or, in the case of Interface Heuga Singapore Pte Ltd., Interface Heuga Hong Kong Ltd., or Interface Heuga Japan, Ltd., amendments or supplements to the existing Pledge Agreement with respect to the shares of such Subsidiary, or a new Pledge Agreement with respect to such shares, as the Co-Agents may require pursuant to the advice of their counsel) with respect to all capital stock of such Material Subsidiary if it is not a Foreign Subsidiary, or 66% of the capital stock of such Material Subsidiary if it is a Foreign Subsidiary directly owned by Interface or a Subsidiary that is not, and is not directly or indirectly controlled by, a Foreign Subsidiary, and (y) a Guaranty Agreement from each such Material Subsidiary that is not a Foreign Subsidiary, together with related documents of the kind described in Section 6.01(c), (d), (f), (g), (h), and (t), all in form and substance satisfactory to the Co-Agents.

              SECTION 8.12. CLOSING OF ACCOUNTS RECEIVABLE FACILITY. On or before June 30, 1995, the Receivables Sale Agreement, Receivables Backup Purchase Agreement, and Receivables Transfer Agreements shall have been executed and delivered by the respective parties thereto, and the Accounts Receivable Facility shall be in full force and effect providing to Interface and those Subsidiaries that are parties to the Receivables Transfer Agreements financing for accounts receivable up to an aggregate amount outstanding at any time of $100,000,000. Within five (5) Business Days after the closing of the Accounts Receivable Facility, Interface shall deliver or cause to be delivered to the Domestic Agent certified copies of the Receivables Sale Agreement, Receivables Backup Purchase Agreement, Receivables Transfer Agreements and other certificates, opinions, documents and instruments required to be furnished by or on behalf of any Consolidated Company thereunder as a condition precedent to consummation of the transactions contemplated therein.


                                 ARTICLE IX.

                              NEGATIVE COVENANTS

              So long as any Commitment remains in effect hereunder or any Note shall remain unpaid, neither Interface (whether or not it is a Borrower hereunder) nor any other Borrower will or will permit any Subsidiary to:

              SECTION 9.01. INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, other than:

              (a) Indebtedness under this Agreement;

              (b) the Subordinated Debentures and other Indebtedness outstanding on the date hereof and described on Schedule 9.01(b) (excluding Refinanced Indebtedness);

              (c) purchase money Indebtedness to the extent secured by a Lien permitted by Section 9.02(b) or 9.02(f);

              (d) unsecured current liabilities (other than liabilities for borrowed money or liabilities evidenced by promissory notes, bonds or similar instruments) incurred in the ordinary course of business and either (i) not more than 90 days past due, or (ii) being disputed in good faith by appropriate proceedings with reserves for such disputed liability maintained in conformity with GAAP;

              (e) Indebtedness incurred with respect to (i) the Letters of Credit issued for the account of any Consolidated Company pursuant to the Letter of Credit Agreement, and (ii) unsecured letters of credit issued for the account of any Consolidated Subsidiary in the ordinary course of business in aggregate outstanding stated amounts not to exceed $5,000,000;

              (f) Indebtedness (other than liabilities for borrowed money or liabilities evidenced by promissory notes, bonds or similar instruments) permitted under Section 9.02(c) or (d) or

     Section 9.06, or permitted under Section 9.03 in connection with the purchase, lease or other acquisition of property or assets where such Indebtedness is to the seller of such property or assets and represents a deferral of payment for such property or assets for a period not to exceed the lesser of (i) normal trade terms for such property or asset, or (ii) 180 days (commencing from the date of delivery or, if applicable, the date of installation of such property or asset);

              (g) Subordinated Debt (other than the Subordinated Debentures) in an aggregate principal amount not to exceed $50,000,000;

              (h) the Intercompany Loans described on Schedule 7.20 and any other loans between Consolidated Companies provided that (i) each loan or other extension of credit made by a Guarantor to another Consolidated Company that is not a Guarantor hereunder shall be made payable on demand and shall not be subordinated to other obligations of such Consolidated Company and all such loans and extensions of credit shall not exceed $35,000,000 in the aggregate at any one time outstanding (excluding Intercompany Loans listed on Schedule 7.20 and other Intercompany Loans made for the purpose of and used reasonably concurrently for acquisitions permitted by Section 9.03) unless otherwise agreed in writing by the Required Lenders, (ii) each loan or other extension of credit made to a Guarantor by another Consolidated Company that is not a Guarantor hereunder shall be made on a subordinated basis consistent with the subordinated Intercompany Loans in existence on the date of this Agreement and no portion of the principal amount thereof shall be payable prior to the Term Loan Final Maturity Date or Revolver/Multicurrency Maturity Date (whichever is last to occur), and (iii) such loans or other extensions of credit are otherwise permitted pursuant to the limitations of Section 9.05(c);

              (i) Indebtedness under the Interest Rate Contract(s) and Currency Contract(s) required to be maintained pursuant to Section 8.08, or other Currency Contracts entered into in the ordinary course of business consistent with past practices;

              (j) Unsecured lines of credit, revolving credit, and overdraft credit facilities described on Schedule 9.01(j), and each extension, renewal, and replacement of such credit facilities for principal amounts not in excess of the respective principal amounts shown on Schedule 9.01(j), and having maturities in each case not longer than two (2) years with annual renewals thereafter;

              (k) Indebtedness, if any, owing by Interface or Interface
     SPC under the Receivables Sale Agreement or Receivables Backup Purchase Agreement; and

              (l) Other Indebtedness not to exceed $5,000,000 at any one time outstanding.

              SECTION 9.02. LIENS. Create, incur, assume or suffer to exist any Lien on any of its property now owned or hereafter acquired to secure any Indebtedness other than:

              (a) Liens existing on the date hereof disclosed on Schedule
     9.02 (excluding Liens securing Refinanced Indebtedness);

              (b) any Lien on any property securing Indebtedness incurred or assumed for the purpose of financing all or any part of the acquisition cost of such property, provided that such Lien does not extend to any other property, and provided further that the aggregate amount of Indebtedness secured by all such Liens at any time does not exceed $10,000,000;

              (c) Liens for taxes not yet due, and Liens for taxes or Liens imposed by ERISA which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained;

              (d) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained;

              (e) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

              (f) Liens (other than those permitted by paragraphs (a) through (e) of this Section 9.02) encumbering assets having an Asset Value not greater than $2,000,000 in the aggregate;

              (g) (i) Liens in favor of the Collateral Agent securing the Obligations hereunder, and (ii) Liens securing Indebtedness under the Interest Rate Contract and Currency Contract required to be maintained pursuant to Section 8.08 (which Liens may be pari passu with the Liens in favor of the Co-Agents and Lenders securing the Obligations hereunder, provided that the properties and assets subject to such Liens, and the terms and conditions of all agreements and instruments granting or relating to such Liens, shall be subject to the prior written approval of the Co-Agents);

              (h) Liens on any property included in the IRB Collateral as may be approved by the Collateral Agent pursuant to the terms of the Letter of Credit Agreement; and

              (i) Liens, if any, that may be deemed to have been granted in favor of SPARCC or the Lenders on accounts receivable or on interests in accounts receivable of any of the Consolidated Companies as a result of the assignment thereof to SPARCC or the Lenders pursuant to the Accounts Receivable Facility.

              SECTION 9.03. MERGERS, ACQUISITIONS, SALES, ETC. Merge or consolidate with any other Person, or sell, lease, or otherwise dispose of its accounts, property or other assets (including capital stock of Subsidiaries), or purchase, lease or otherwise acquire all or any substantial portion of the property or assets (including capital stock) of any Person; provided, however, that the foregoing restrictions shall not be applicable to (i) sales of equipment or other personal property being replaced by other equipment or other personal property purchased as a Capital Expenditure item, (ii) other Asset Sales (but excluding Asset Sales occurring as part of any sale and leaseback transactions permitted by Section 9.06) where, on the date of execution of a binding obligation to make such Asset Sale (provided that if the Asset Sale is not consummated within six (6) months of such execution, then on the date of consummation of such Asset Sale rather than on the date of execution of such binding obligation), the Asset Value of Asset Sales occurring after October 2, 1994, taking into account the Asset Value of the proposed Asset Sale, would not exceed (A) during any fiscal quarter where Interface's Leverage Ratio for the preceding fiscal quarter is equal to or greater than 50%, $25,000,000 in the aggregate, (B) during any fiscal quarter where Interface's Leverage Ratio for the preceding fiscal quarter is less than 50% but equal to or greater than 35%, $50,000,000 in the aggregate, and (C) during any fiscal quarter where Interface's Leverage Ratio for the preceding fiscal quarter is less than 35%, an unlimited amount, and in any such case where the Net Proceeds of any such Asset Sale are applied to the extent required by Section 2.03, Section 3.04 and
Section 4.04, (iii) sales of inventory in the ordinary course of business, (iv) sales of accounts receivable or of interests in accounts receivable pursuant to the Accounts Receivable Facility not to exceed $100,000,000 in aggregate amount outstanding at any time, (v) purchases or other acquisitions of all or any substantial portion of the property or assets of any Person (including capital stock) during any fiscal year, provided that such transactions (x) have been approved in advance by a majority of the board of directors of the seller, and
(y) have been demonstrated to the satisfaction of the Co-Agents, through the preparation and delivery by Interface to the Lenders prior to the execution of a contractual obligation to make such purchase, of pro forma financial statements demonstrating the effect of such transaction (in such detail and using such form of presentation of historical and forecasted financial information as may be satisfactory to the Co-Agents), not to adversely affect the continued compliance of the Consolidated Companies with the terms of this Agreement, or (vi) Asset Sales occurring as part of any sale and leaseback transactions permitted pursuant to Section 9.06;
provided, however, that no transaction pursuant to clauses (i), (ii), (v) or
(vi) above shall be permitted if any Default or Event of Default otherwise exists at the time of such transaction or would otherwise exist as a result of such transaction.

              SECTION 9.04. DIVIDENDS, ETC. Interface shall not declare or pay any dividend on its capital stock, or make any payment to purchase, redeem, retire or acquire any of its Subordinated Debentures or capital stock or any option, warrant, or other right to acquire such Subordinated Debentures or capital stock, other than:

              (i) dividends payable solely in shares of capital stock;

             (ii) payments made by Interface to repurchase any shares of Class A Common Stock of Interface previously delivered as a portion of the consideration paid in the Prince Street Acquisition, as may be provided in the Prince Street Acquisition Agreement; and

            (iii) cash dividends declared and paid, and all other such payments made, after December 29, 1991 (but excluding any payments made pursuant to clause (ii) above) in an aggregate amount at any time not to exceed (x) $10,000,000 fifty percent (50%) of Consolidated Net Income (or minus one hundred percent (100%) of Consolidated Net Loss) earned during Interface's 1992 fiscal year and thereafter (such period to be treated as one accounting period);

provided, however, no such payment may be made pursuant to clause (ii) above, and no such dividend or other payment may be paid or made pursuant to clause
(iii) above, unless (x) the full amount of the mandatory prepayment required by
Section 2.03(b), Section 3.04 or Section 4.04 has been made, and (y) no Default or Event of Default exists at the time of such declaration or payment, or would exist as a result of such declaration or payment. Nothing in this Section 9.04 shall prevent the conversion of the Convertible Preferred Stock or the Subordinated Debentures into the common stock of Interface.

              SECTION 9.05. INVESTMENTS, LOANS, ETC. Make, permit or hold any Investments in any Person, or otherwise acquire or hold any Subsidiaries, other than:

              (a) Investments in Subsidiaries that are Guarantors under this Agreement;

              (b) Investments made and simultaneously used for the acquisition of the capital stock of any Person, or all or any substantial portion of the property or assets of any Person, in an acquisition permitted pursuant to Section 9.03;

              (c) Investments in Subsidiaries, other than those Subsidiaries that are Guarantors under this Agreement, made after October 2, 1994, in an aggregate amount not to exceed $35,000,000 unless otherwise consented to in writing by the Required Lenders; provided, however, that no Investment may be made at any time that a Default or Event of Default has occurred and is continuing or would exist as a result of such Investment;

              (d) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case supported by the full faith and credit of the United States and maturing within one year from the date of creation thereof;

              (e) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by a nationally recognized credit rating agency;

              (f) time deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500,000,000, including without limitation, any such deposits in Eurodollars issued by a foreign branch of any such bank or trust company;

              (g) Investments made by Plans and Foreign Plans; and

              (h) Investments (other than those permitted by paragraphs
     (a) through (g) above) in an aggregate amount not to exceed an amount equal to 15% of Interface's Consolidated Net Worth (excluding therefrom the Conversion Amount as of any date of determination).

              SECTION 9.06 SALE AND LEASEBACK TRANSACTIONS. Sell or transfer any property, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which any Consolidated Company intends to use for substantially the same purpose or purposes as the property being sold or transferred, except for such transactions occurring after the date of this Agreement (i) with respect to properties first acquired by any of the Consolidated Companies after the date of this Agreement with the intent at the time of such acquisition that such properties be the subjects of such transactions, and such transactions are actually consummated within 60 days after the initial acquisition of such properties, so long as the Asset Values of such properties do not exceed $25,000,000 in the aggregate, and
(ii) with respect to all other properties in all such transactions, so long as the Asset Values of such other properties do not exceed $5,000,000 in the aggregate.

              SECTION 9.07.  TRANSACTIONS WITH AFFILIATES.

              (a) Enter into any material transaction or series of related transactions which in the aggregate would be material, whether or not in the ordinary course of business, with any Affiliate of any Consolidated Company (but excluding any Affiliate which is also a Consolidated Company), other than on terms and conditions substantially as favorable to such Consolidated Company as would be obtained by such Consolidated Company at the time in a comparable arm's-length transaction with a Person other than an Affiliate.

              (b) Convey or transfer to any other Person (including any other Consolidated Company) any real property, buildings, or fixtures used in the manufacturing or production operations of any Consolidated Company, or convey or transfer to any other Consolidated Company any other assets (excluding conveyances or transfers in the ordinary course of business) if at the time of such conveyance or transfer any Default or Event of Default exists or would exist as a result of such conveyance or transfer.

              SECTION 9.08. OPTIONAL PREPAYMENTS. Directly or indirectly, prepay, purchase, redeem, retire, defease or otherwise acquire, or make any optional payment on account of any principal of, interest on, or premium payable in connection with the optional prepayment, redemption or retirement of, any of its Indebtedness, or give a notice of redemption with respect to any such Indebtedness, or make any payment in violation of the subordination provisions of any Subordinated Debt, except with respect to (i) the Obligations under this Agreement and the Notes, (ii) redemptions, purchases or other acquisition of the Subordinated Debentures as permitted by Section 9.04, (iii) acquisition by Interface of its Subordinated Debentures pursuant to the conversion thereof to common stock of Interface where no prior notice of redemption has been given, (iv) prepayments of Indebtedness outstanding pursuant to revolving credit, overdraft and line of credit facilities permitted pursuant to Section 9.01, (v) permitted prepayments of Indebtedness incurred in connection with industrial revenue bonds upon the occurrence of a determination of an event of taxability entitling the holder(s) thereof to receive a higher rate of interest, (vi) Intercompany Loans made or outstanding pursuant to
Section 9.01(h)(i) where demand for payment has been made in accordance with
Section 9.13, and (vii) Intercompany Loans made or outstanding pursuant to
Section 9.01(h)(ii) upon the prior written consent of the Co-Agents.

              SECTION 9.09. CHANGES IN BUSINESS. Enter into any business which is substantially different from that presently conducted by the Consolidated Companies taken as a whole, except where the aggregate Investment made, and other funds expended or committed, with respect to such business does not exceed $7,500,000.

              SECTION 9.10. ERISA. Take or fail to take any action with respect to any Plan or Foreign Plan of any Consolidated Company or, with respect to its ERISA Affiliates, any Plans which are subject to Title IV of ERISA or to continuation health care requirements for group health plans under the Tax Code, including without limitation (i) establishing any such Plan, (ii) amending any such Plan (except where required to comply with applicable law), (iii) terminating or withdrawing from any such Plan, or (iv) incurring an amount of unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, or any withdrawal liability under Title IV of ERISA with respect to any such Plan, or any unfunded liabilities under any Foreign Plan, without first obtaining the written approval of the Required Lenders, where such actions or failures could result in a Material Adverse Effect.

              SECTION 9.11.  ADDITIONAL NEGATIVE PLEDGES.  Create or
otherwise cause or suffer to exist or become effective, directly or indirectly, any prohibition or restriction on the creation or existence of any Lien upon any asset of any Consolidated Company, other than pursuant to (i) Section 9.02,
(ii) the terms of any agreement, instrument or other document pursuant to which any Indebtedness permitted by Section 9.02(b) or 9.02(g) is incurred by any Consolidated Company, so long as such prohibition or restriction applies only to the property or asset being financed by such Indebtedness, and (iii) any requirement of applicable law or any regulatory authority having jurisdiction over any of the Consolidated Companies.

              SECTION 9.12. LIMITATION ON PAYMENT RESTRICTIONS AFFECTING CONSOLIDATED COMPANIES. Create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction on the ability of any Consolidated Company to (i) pay dividends or make any other distributions on such Consolidated Company's stock, other than the restrictions on payment of dividends on Interface's common stock imposed in connection with the Convertible Preferred Stock, or (ii) pay any indebtedness owed to Interface or any other Consolidated Company, or (iii) transfer any of its property or assets to Interface or any other Consolidated Company, except any consensual encumbrance or restriction existing under the Credit Documents.

              SECTION 9.13. ACTIONS UNDER CERTAIN DOCUMENTS. Without the prior written consent of the Co-Agents (which consent shall not be unreasonably withheld), modify, amend, cancel or rescind the Intercompany Loans or Intercompany Loan Documents, or Subordinated Debt or any agreements or documents evidencing or governing Subordinated Debt (except that a loan between Consolidated Companies as permitted by Section 9.01(h) may be modified or amended so long as it otherwise satisfies the requirements of clause (ii) of
Section 9.01(h)), or make demand of payment or accept payment on any Intercompany Loans permitted by Section 9.01(h)(ii), except that current interest accrued thereon as of the date of this Agreement and all interest subsequently accruing thereon (whether or not paid currently) may be paid unless an Event of Default has occurred and is continuing.

                                  ARTICLE X.

                              EVENTS OF DEFAULT

              Upon the occurrence and during the continuance of any of the following specified events (each an "Event of Default"):

              SECTION 10.01. PAYMENTS. Any Borrower shall fail to make promptly when due (including, without limitation, by mandatory prepayment) any principal payment with respect to the Loans, or any Borrower shall fail to make within five (5) days after the due date thereof any payment of interest, fee or other amount payable hereunder;

              SECTION 10.02. COVENANTS WITHOUT NOTICE. Interface or any Borrower shall fail to observe or perform any covenant or agreement contained in Sections 8.07(f), 8.09, 8.12, 9.01 through 9.06, 9.08, 9.09, and 9.11 through 9.13;

              SECTION 10.03. OTHER COVENANTS. Interface or any Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement, other than those referred to in Sections 10.01 and 10.02, and, if capable of being remedied, such failure shall remain unremedied for 25 days after the earlier of (i) Interface's or any Borrower's obtaining knowledge thereof, or (ii) written notice thereof shall have been given to Interface by any Co-Agent or Lender;

              SECTION 10.04.  REPRESENTATIONS.  Any representation or
warranty made or deemed to be made by Interface, any other Borrower or any other Credit Party or by any of its officers under this Agreement or any other Credit Document (including the Schedules attached thereto), or any certificate or other document submitted to the Agents or the Lenders by any such Person pursuant to the terms of this Agreement or any other Credit Document, shall be incorrect in any material respect when made or deemed to be made or submitted;

              SECTION 10.05. NON-PAYMENTS OF OTHER INDEBTEDNESS. Any Consolidated Company shall fail to make when due (whether at stated maturity, by acceleration, on demand or otherwise, and after giving effect to any applicable grace period) any payment of principal of or interest on any Indebtedness (other than the Obligations) exceeding $2,500,000 in the aggregate;

              SECTION 10.06. DEFAULTS UNDER OTHER AGREEMENTS. Any Consolidated Company shall fail to observe or perform within any applicable grace period any covenants or agreements contained in any agreements or instruments relating to any of its Indebtedness exceeding $2,500,000 in the aggregate, or any other event shall occur if the effect of such failure or other event is to accelerate, or to permit the holder of such Indebtedness or any other Person to accelerate, the maturity of such Indebtedness; or any such Indebtedness shall be required to be prepaid (other than by a regularly scheduled required prepayment) in whole or in part prior to its stated maturity;

              SECTION 10.07. BANKRUPTCY. Interface or any other Material Company shall commence a voluntary case concerning itself under the Bankruptcy Code or applicable foreign bankruptcy laws; or an involuntary case for bankruptcy is commenced against any Material Company and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) or similar official under applicable foreign bankruptcy laws is appointed for, or takes charge of, all or any substantial part of the property of any Material Company; or any Material Company commences proceedings of its own bankruptcy or to be granted a suspension of payments or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to any Material Company or there is commenced against any Material Company any such proceeding which remains undismissed for a period of 60 days; or any Material Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Material Company suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or any Material Company makes a general assignment for the benefit of creditors; or any Material Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or any Material Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or any Material Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action is taken by any Material Company for the purpose of effecting any of the foregoing;

              SECTION 10.08.  ERISA.  A Plan or Foreign Plan of a
Consolidated Company or a Plan subject to Title IV of ERISA of any of its ERISA Affiliates

           (i) shall fail to be funded in accordance with the minimum funding standard required by applicable law, the terms of such Plan or Foreign Plan, Section 412 of the Tax Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan or Foreign Plan under applicable law, the terms of such Plan or Foreign Plan or Section 412 of the Tax Code or Section 303 of ERISA; or

          (ii) is being, or has been, terminated or the subject of termination proceedings under applicable law or the terms of such Plan or Foreign Plan; or

         (iii) shall require a Consolidated Company to provide security under applicable law, the terms of such Plan or Foreign Plan, Section 401 or 412 of the Tax Code or Section 306 or 307 of ERISA; or

          (iv) results in a liability to a Consolidated Company under applicable law, the terms of such Plan or Foreign Plan, or Title IV of ERISA;

and there shall result from any such failure, waiver, termination or other event a liability to the PBGC (or any similar Person with respect to any Foreign Plan) or a Plan that would have a Materially Adverse Effect.

              SECTION 10.09. MONEY JUDGMENT. A judgment or order for the payment of money in excess of $2,500,000 or otherwise having a Materially Adverse Effect shall be rendered against Interface or any other Material Company and such judgment or order shall continue unsatisfied (in the case of a money judgment) and in effect for a period of 30 days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise);

              SECTION 10.10. OWNERSHIP OF CREDIT PARTIES. If any Borrower (other than Interface) shall at any time fail to be a wholly owned Subsidiary of Interface, either directly or indirectly through another wholly owned Subsidiary of Interface, except where all outstanding Loans made to such Borrower have been paid in full and the Lenders shall have no further obligation to extend additional credit to such Borrower;

              SECTION 10.11. CHANGE IN CONTROL OF INTERFACE. (i) So long as the holders of Interface's Class B common stock are entitled to elect a majority of Interface's board of directors, the Existing Shareholder Group shall at any time fail to be the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act) of a majority of the issued and outstanding shares of Interface's Class B common stock; or (ii) at any time during which the holders of Interface's Class B common stock have ceased to be entitled to elect a majority of Interface's board of directors (A) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Existing Shareholder Group, shall become the "beneficial owner(s)" (as defined in said Rule 13d-3) of sufficient shares of the then outstanding common stock of Interface entitled to vote for members of Interface's board of directors so as to possess effective control (as such term is defined in the second sentence of the definition of "Affiliate" in Section 1.01) of Interface, or (B) during any period of twenty-four (24) consecutive calendar months, individuals who at the beginning of such period constituted Interface's board of directors (together with any new directors whose election by Interface's board of directors or whose nomination for election by Interface's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or (iii) any event or condition shall occur or exist which, pursuant to the terms of any Change in Control Provision, requires or permits the holder(s) of

Interface Control Debt to require that such Interface Control Debt be redeemed, repurchased, defeased, prepaid or repaid, in whole or in part, or the maturity of such Interface Control Debt to be accelerated in any respect; provided, however, that no Event of Default hereunder shall be deemed to exist upon the occurrence of any event or condition described in the foregoing clauses (i),
(ii) or (iii) until ninety (90) days after the first occurrence or existence of such event or condition;

              SECTION 10.12. DEFAULT UNDER OTHER CREDIT DOCUMENTS. There shall exist or occur any "Event of Default" as provided under the terms of any other Credit Document (excluding the IRB Collateral Documents), or any Credit Document (including the IRB Collateral Documents) ceases to be in full force and effect or the validity or enforceability thereof is disaffirmed by or on behalf of Interface or any other Credit Party, or at any time it is or becomes unlawful for Interface or any other Credit Party to perform or comply with its obligations under any Credit Document (including the IRB Collateral Documents), or the obligations of Interface or any other Credit Party under any Credit Document (including the IRB Collateral Documents) are not or cease to be legal, valid and binding on Interface or any such Credit Party;

              SECTION 10.13.  DEFAULT UNDER INTEREST RATE CONTRACT OR
CURRENCY CONTRACT. Any event or condition shall occur or exist which causes, or permits any party thereto (other than the Consolidated Company or Companies party thereto) to cause, the termination or cancellation of the FNBC Currency Contract or any other Interest Rate Contract or Currency Contract (excluding any termination or cancellation effected at the option of Interface in the exercise of Interface's business judgment or any other termination or cancellation of such Interest Rate Contract or Currency Contract not resulting from any breach of such agreement or default thereunder by any Consolidated Company or Companies), and as a result of such cancellation or termination, any of the Consolidated Companies would be required to make net payments thereunder in excess of $2,500,000 in the aggregate;

              SECTION 10.14. ATTACHMENTS. An attachment or similar action shall be made on or taken against any of the assets of any Consolidated Company with an Asset Value exceeding $5,000,000 in aggregate and is not removed within 90 days of the same being made; or

              SECTION 10.15. ACCOUNTS RECEIVABLE FACILITY. There shall exist or occur (i) any "Event of Default" as provided under the terms of the Receivables Backup Purchase Agreement, or (ii) any "Event of Termination" as provided under the terms of the Receivables Sale Agreement;

then, and in any such event, and at any time thereafter if any Event of Default shall then be continuing, the Co-Agents may, and upon the written or telex request of the Required Lenders, shall, by written notice to the Borrowers, take any or all of the following actions, without prejudice to the rights of the Co-Agents, any Lender or the holder of any Note to enforce its claims against the

Borrowers or any other Credit Party: (i) declare all Commitments terminated, whereupon the pro rata Commitments of each Lender shall terminate immediately and any commitment fee shall forthwith become due and payable without any other notice of any kind; and (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder, to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Interface and each other Borrower; provided, that, if an Event of Default specified in Section 10.07 shall occur, the result which would occur upon the giving of written notice by the Co-Agents to any Credit Party, as specified in clauses (i) and (ii) above, shall occur automatically without the giving of any such notice.



                                 ARTICLE XI.

                       THE CO-AGENTS; COLLATERAL AGENT

              SECTION 11.01. APPOINTMENT OF CO-AGENTS. Each Multicurrency Lender hereby designates FNBC as Multicurrency Agent to administer all matters concerning the Multicurrency Loan Commitments and to act as herein specified. Each Revolving Lender and Term Lender hereby designates TCB as Domestic Agent to administer all matters concerning the Revolving Loan Commitments
(including, without limitation, the L/C Subcommitments) and the Term Loans and to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Appropriate Co-Agent to take such actions on its behalf under the provisions of this Agreement, the Letter of Credit Agreement, the other Credit Documents, and all other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Appropriate Co-Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Co-Agents may perform any of their duties hereunder by or through their agents or employees.

              SECTION 11.02. APPOINTMENT OF COLLATERAL AGENT. (a) Each Co-Agent and each Lender hereby designates TCB as Collateral Agent and hereby authorizes the Collateral Agent to enter into each of the Security Documents substantially in the form attached hereto and to the Letter of Credit Agreement, and to take all action contemplated thereby. All rights and remedies under the Security Documents may be exercised by the Collateral Agent for the benefit of the Co-Agents and the Lenders and the other beneficiaries thereof upon the terms thereof. The Co-Agents and the Lenders further agree that the Collateral Agent may assign its rights and obligations as Collateral Agent under any of the Security Documents to any affiliate of the Collateral Agent or to any trustee, which assignee in each such case shall (subject to com-pliance with any requirements of applicable law governing the assignment of such Security Documents) be entitled to all the rights of the Collateral Agent under and with respect to the applicable Security Document.

              (b) In each circumstance where, under any provision of any Security Document, the Collateral Agent shall have the right to grant or withhold any consent, exercise any remedy, make any determination or direct any action by the Collateral Agent under such Security Document, the Collateral Agent shall act in respect of such consent, exercise of remedies, determination or action, as the case may be, with the consent of and at the direction of the Required Lenders; provided, however, that no such consent of the Required Lenders shall be required with respect to any consent, determination or other matter that is, in the Collateral Agent's judgment, ministerial or administrative in nature; provided, further, that in no event shall the Collateral Agent be required, and in all cases shall be fully justified in failing or refusing, to take any action under or pursuant to any Security Document which, in the reasonable opinion of the Collateral Agent, (a) would be contrary to the terms of any Security Document or would subject it or its officers, employees, or directors to liability, unless and until the Collateral Agent shall be indemnified or tendered security to its satisfaction by the Lenders against any and all loss, cost, expense or liability in connection therewith, or (b) would be contrary to law, in each case anything herein or elsewhere contained to the contrary notwithstanding. In each circumstance where any consent of or direction from the Required Lenders is required, the Collateral Agent shall send to the Lenders a notice setting forth a description in reasonable detail of the matter as to which consent or direction is requested and the Collateral Agent's proposed course of action with respect thereto. In the event the Collateral Agent shall not have received a response from any Lender within five (5) Business Days after such Lender's receipt of such notice, such Lender shall be deemed to have agreed to the course of action proposed by the Collateral Agent.

              SECTION 11.03. NATURE OF DUTIES OF AGENTS. The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement, the Letter of Credit Agreement, and the other Credit Documents.
None of the Agents nor any of their respective officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agents shall be ministerial and administrative in nature; the Agents shall not have by reason of this Agreement or the Letter of Credit Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Agents any obligations in respect of this Agreement, the Letter of Credit Agreement, or the other Credit Documents except as expressly set forth herein.

              SECTION 11.04.  LACK OF RELIANCE ON THE AGENTS.

              (a) Independently and without reliance upon the Agents, each Lender, to the extent it deems appropriate, has made and shall continue to make
(i) its own independent investigation of the financial condition and affairs of the Credit Parties in connection with the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of the Credit Parties, and, except as expressly provided in this Agreement or the Letter of Credit Agreement, the Agents shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of any Loans, or the issuance of any Letters of Credit, or at any time or times thereafter.

              (b) The Agents shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement, the Notes, the Guaranty Agreements, the Pledge Agreements, the Letter of Credit Agreement, the L/C Cash Collateral Assignment, the IRB Collateral Documents, or any other documents contemplated hereby or thereby, or the financial condition of the Credit Parties, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, the Guaranty Agreements, the Pledge Agreements, the Letter of Credit Agreement, the L/C Cash Collateral Assignment, the IRB Collateral Documents, or the other documents contemplated hereby or thereby, or the financial condition of the Credit Parties, or the existence or possible existence of any Default or Event of Default; provided, however, to the extent the Agents have been advised that a Lender has not received any information formally delivered to the Agents pursuant to Section 8.07, the Agents shall deliver or cause to be delivered such information to such Lender.

              SECTION 11.05. CERTAIN RIGHTS OF THE AGENTS. If any Agent shall request instructions from the Required Lenders or the Required Multicurrency Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement or the Letter of Credit Agreement, such Agent shall be entitled to refrain from such act or taking such act, unless and until the Agent shall have received instructions from such Lenders; and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders or the Required Multicurrency Lenders where required by the terms of this Agreement or the Letter of Credit Agreement.

              SECTION 11.06. RELIANCE BY AGENTS. The Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cable gram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Agents may consult with legal counsel (including counsel for any Credit Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

              SECTION 11.07. INDEMNIFICATION OF AGENTS. To the extent the Agents are not reimbursed and indemnified by the Credit Parties, each Lender will reimburse and indemnify (i) each Appropriate Co-Agent, ratably according to the respective principal amounts of the Loans and participations in Letters of Credit outstanding by each Lender under the Facilities administered by such Agent of which such Lender is a part (or if no amounts are outstanding, ratably in accordance with their respective Commitments under the Facilities administered by such Agent of which such Lender is a part), and (ii) the Collateral Agent, ratably according to the respective amounts of the Loans and Letters of Credit outstanding under all Facilities (or if no amounts are outstanding, ratably in accordance with the Total Commitments), in either case, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement or the other Credit Documents; provided that no Lender shall be liable to any Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct.

              SECTION 11.08. THE AGENTS IN THEIR INDIVIDUAL CAPACITY. With respect to its obligation to lend under this Agreement, the Loans made by it and the Notes issued to it, and its obligations pursuant to the Letter of Credit Agreement and the reimbursement obligations to it thereunder, each Agent shall have the same rights and powers hereunder as any other Lender or holder of a Note and may exercise the same as though it were not performing the duties specified herein; and the terms "Lenders", "Required Lenders", "holders of Notes", or any similar terms shall, unless the context clearly otherwise indicates, include each of the Agents in its individual capacity. The Agents may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Consolidated Companies or any affiliate of the Consolidated Companies as if it were not performing the duties specified herein, and may accept fees and other consideration from the Consolidated Companies for services in connection with this Agreement, the Letter of Credit Agreement, and otherwise without having to account for the same to the Lenders.

              SECTION 11.09. HOLDERS OF NOTES. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agents. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

              SECTION 11.10.  SUCCESSOR AGENTS.

              (a) Any Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers and may be removed at any time with or without cause by the Required Lenders; provided, however, the Collateral Agent may not resign or be removed until a successor Collateral Agent has been appointed and shall have accepted such appointment. Upon any such resignation or removal, the Required Lenders shall have the right, upon five days' notice to the Borrowers, to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then, upon five days' notice to the Borrowers, the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or any State thereof, or any Affiliate of such bank, having a combined capital and surplus of at least $100,000,000.

              (b) Upon the acceptance of any appointment as an Agent hereunder and under the Letter of Credit Agreement by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement or the Letter of Credit Agreement.

              SECTION 11.11. INTERESTS OF FNBC AND ITS AFFILIATES. Each of the Lenders confirms and acknowledges that FNBC has advised it that FNBC has engaged in other transactions with, and performed financial advisory services for, Interface, and further that certain affiliates of FNBC and a partnership comprised of employees of an FNBC affiliate maintain ownership interests in Bentley, as follows: (i) FNBC is party to certain interest rate and currency exchange swap agreements and forward rate agreements with one or more of the Consolidated Companies, (ii) FNBC, through its Mergers and Acquisitions Group, served as financial advisor to Interface in connection with the Bentley Acquisition, (iii) prior to the Bentley Acquisition, First Chicago Investment Corporation, First Capital

Corporation of Chicago, and a partnership comprised of certain employees of First Capital Corporation of Chicago (collectively, the "FNBC Affiliates") owned, in the aggregate, a majority of the capital stock of Bentley, and (iv) prior to the Bentley Acquisition, the FNBC Affiliates elected a majority of the members of the Bentley board of directors, including the member designated by the Bentley board of directors to negotiate the sale of Bentley to Interface. The FNBC Affiliates own a majority of the preferred stock issued by Interface as a portion of the purchase price for Bentley, and FNBC may continue to engage in other transactions with, and perform financial advisory services for, Interface and other Consolidated Companies. None of the foregoing relationships or ownership interests shall preclude FNBC from serving as Multicurrency Agent or Co-Agent hereunder or from exercising all rights, privileges and remedies of a Lender under this Agreement without regard to such relationships or ownership interests.



                                 ARTICLE XII.

                                MISCELLANEOUS


              SECTION 12.01. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy or similar teletransmission or writing) and shall be given to such party at its address or applicable teletransmission number set forth on the signature pages hereof, or such other address or applicable teletransmission number as such party may hereafter specify by notice to the Co-Agents and the Borrowers. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (iii) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate confirmation is received, or (iv) if given by any other means (including, without limitation, by air courier), when delivered or received at the address specified in this Section; provided that notices to the Co-Agents shall not be effective until received.

              SECTION 12.02. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or the other Credit Documents, nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders (or, in the case of any amendment or waiver of Section 6.02, all the Multicurrency Lenders) do any of the following: (i) waive any of the conditions specified in Sections 6.01 or 6.02, or in Sections 3.1 or 3.2 of the Letter of Credit Agreement, (ii) increase the Commitments or other contractual obligations to the Borrowers under this Agreement or the Letter of Credit Agreement, (iii) reduce the principal of, or interest on, the Notes or any fees hereunder or under the Letter of Credit Agreement, (iv) postpone any date fixed for the payment in respect of principal of, or interest on, the Notes or any fees hereunder or under the Letter of Credit Agreement, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number or identity of Lenders which shall be required for the Lenders or any of them to take any action hereunder or under the Letter of Credit Agreement, (vi) agree to release any of the Pledged Stock from the Lien of the Security Documents, any funds in the L/C Cash Collateral Account, or any collateral described in the IRB Collateral Documents, to the extent securing the Obligations or to release any Guarantor from its obligations under any Guaranty Agreement (provided, that no agreement to any such release shall be required from any Lenders in connection with a sale of Pledged Stock that is made at a time when Interface has satisfied the requirements set forth in Section 9.03(ii)(C) with respect to such sale), or (vii) amend this Section 12.02 or Section 12.06. Furthermore, no amendment or waiver of any provision of this Agreement or consent to any departure by any Credit Party therefrom as set forth in Section 4.01 hereof, to the definition of Currency or Payment Office, FCB Account or FC Bank, Section 5.01(a)(ii), Section 5.01(b)(ii), Section 5.02 or Section 5.13 shall be effective unless in writing and signed by at least Multicurrency Lenders holding at least 66 2/3% of the Multicurrency Loan Commitments and signed by the Appropriate Co-Agent (the "Required Multicurrency Lenders"). Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by the Co-Agents or the Collateral Agent, as the case may be, in addition to the Lenders required hereinabove to take such action, affect the rights or duties of the Co-Agents or the Collateral Agent, as the case may be, under this Agreement, the Letter of Credit Agreement, or under any other Credit Document.

              SECTION 12.03. NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Co-Agents, the Collateral Agent, any Lender or any holder of a Note in exercising any right or remedy hereunder or under the Letter of Credit Agreement or any other Credit Document, and no course of dealing between any Credit Party and the Co-Agents, the Collateral Agent, any Lender or the holder of any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or under the Letter of Credit Agreement or any other Credit Document preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Co-Agents, the Collateral Agent, any Lender or the holder of any Note would otherwise have.
No notice to or demand on any Credit Party not required hereunder or under the Letter of Credit Agreement or any other Credit Document in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or con-stitute a waiver of the rights of the Co-Agents, the Collateral Agent, the Lenders or the holder of any Note to any other or further action in any circumstances without notice or demand.

              SECTION 12.04. PAYMENT OF EXPENSES, ETC. Each of Interface and each other Borrower shall:

              (i) whether or not the transactions hereby contemplated are consummated, pay all reasonable, out-of-pocket costs and expenses of the Agents in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Agents and the Lenders with respect thereto) of, and in connection with the preparation, execution and delivery of, preservation of rights under, enforcement of, and, after a Default or Event of Default, refinancing, renegotiation or restructuring of, this Agreement, the Letter of Credit Agreement, and the other Credit Documents and the documents and instruments referred to therein, and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of counsel for the Agents), and in the case of enforcement of this Agreement, the Letter of Credit Agreement, or any Credit Document after an Event of Default, all such reasonable, out-of-pocket costs and expenses (including, without limitation, the reasonable fees and disbursements of counsel), for any of the Lenders;

             (ii) subject, in the case of certain Taxes, to the applicable provisions of Section 5.07(b), pay and hold each of the Lenders harmless from and against any and all present and future stamp, documentary, and other similar Taxes with respect to this Agreement, the Notes, the Letter of Credit Agreement, and any other Credit Documents, any collateral described therein, or any payments due thereunder, and save each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such Taxes;

            (iii) indemnify each Agent and Lender, and their respective officers, directors, employees, representatives and agents from, and hold each of them harmless against, any and all costs, losses, liabilities, claims, damages or expenses incurred by any of them (whether or not any of them is designated a party thereto) (an "Indemnitee") arising out of or by reason of any investigation, litigation or other proceeding related to any actual or proposed use of the proceeds of any of the Loans or the Letters of Credit, or any Credit Party's entering into and performing of the Agreement, the Notes, the Letter of Credit Agreement, or the other Credit Documents, including, without limitation, the reasonable fees and disbursements of counsel (including foreign counsel) incurred in connection with any such investigation, litigation or other proceeding; provided, however, the Borrowers shall not be obligated to indemnify any Indemnitee for any of the foregoing arising out of such Indemnitee's gross negligence or willful misconduct, or the violation by such Indemnitee of any law, rule or regulation, unless such violation occurs directly or indirectly as a result of an action, inaction, representation or misrepresentation by or on behalf of any Credit Party or other Consolidated Company; and

             (iv) without limiting the indemnities set forth in subsection
     (iii) above, indemnify each Indemnitee for any and all expenses and costs (including without limitation, remedial, removal, response, abatement, cleanup, investigative, closure and monitoring costs), losses, claims (including claims for contribution or indemnity and including the cost of investigating or defending any claim and whether or not such claim is ultimately defeated, and whether such claim arose before, during or after any Credit Party's ownership, operation, possession or control of its business, property or facilities or before, on or after the date hereof, and including also any amounts paid incidental to any compromise or settlement by the Indemnitee or Indemnitees to the holders of any such claim), lawsuits, liabilities, obligations, actions, judgments, suits, disbursements, encumbrances, liens, damages (including without limitation damages for contamination or destruction of natural resources), penalties and fines of any kind or nature whatsoever (including without limitation in all cases the reasonable fees, other charges and disbursements of counsel in connection therewith) incurred, suffered or sustained by that Indemnitee based upon, arising under or relating to Environmental Laws based on, arising out of or relating to in whole or in part, the existence or exercise of any rights or remedies by any Indemnitee under this Agreement, the Letter of Credit Agreement, any other Credit Document or any related documents (but excluding those incurred, suffered or sustained by any Indemnitee as a result of any action taken by or on behalf of the Lenders with respect to any Subsidiary of Interface owned or controlled by the Lenders, the Collateral Agent, or their nominees or designees, as a result of their acquisition of Pledged Stock pursuant to exercise of remedies under the Pledge Agreements).

     If and to the extent that the obligations of Interface and each other Borrower under this Section 12.04 are unenforceable for any reason, Interface and each other Borrower hereby agree to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

              SECTION 12.05. RIGHT OF SETOFF. In addition to and not in limitation of all rights of offset that any Lender or other holder of a Note may have under applicable law, each Lender or other holder of a Note shall, upon the occurrence of any Event of Default and whether or not such Lender or such holder has made any demand or any Credit Party's obligations are matured, have the right to appropriate and apply to the payment of any Credit Party's obligations hereunder and under the Letter of Credit Agreement and the other Credit Documents, all deposits of any Credit Party (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by such Lender or other holder to any Credit Party, whether or not related to this Agreement or any transaction hereunder.

              SECTION 12.06.  BENEFIT OF AGREEMENT.

              (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that the Borrowers may not assign or transfer any of its interest hereunder without the prior written consent of the Lenders.

              (b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender.

              (c) Each Lender may assign all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of any of its Commitments and the Loans at the time owing to it and the Notes held by it) and the Letter of Credit Agreement to any Eligible Assignee; provided, however, that (i) the Co-Agents and Interface must give their prior written consent to such assignment (which consent shall not be unreasonably withheld; it being agreed that, in the case of any assignment of an L/C Subcommitment or other obligations under the Letter of Credit Agreement, such consent will be properly withheld if such assignee does not then possess the "Minimum Required Rating" as provided in the Letter of Credit Agreement and has not been approved by the L/C Issuer in its sole discretion), (ii) the amount of the Commitments, in the case of the Revolving Loan Commitments and the Multicurrency Loan Commitments, or Loans, in the case of assignment of Term Loans, of the assigning Lender subject to each assignment (determined as of the date the assignment and acceptance with respect to such assignment is delivered to the Co-Agents) shall not be less than $5,000,000, and (iii) the parties to each such assignment shall execute and deliver to the Co-Agents an Assignment and Acceptance, together with a Note or Notes subject to such assignment and a processing and recordation fee of $2500. From and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, the assignee thereunder shall be a party hereto and to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and the Letter of Credit Agreement. Notwithstanding the foregoing, the assigning Lender must retain after the consummation of such Assignment and Acceptance, a minimum aggregate amount of Commitments and Term Loans of $10,000,000; provided, however, no such minimum amount shall be required with respect to any such assignment made at any time there exists an Event of Default hereunder. Within five (5) Business Days after receipt of the notice and the Assignment and Acceptance, Interface and each of the other

     Borrowers, at its own expense, shall execute and deliver to the Appropriate Co-Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such assignee in a principal amount equal to the applicable Commitments or Term Loans assumed by it pursuant to such Assignment and Acceptance and new Note or Notes to the assigning Lender in the amount of its retained Commitment or Commitments or amount of its retained Term Loans. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the date of the surrendered Note or Notes which they replace, and shall otherwise be in substantially the form attached hereto.

              (d) Each Lender may, without the consent of Interface, any other Borrower or the Agents, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments in the Loans owing to it and the Notes held by it) and the Letter of Credit Agreement, provided, however, that (i) no Lender may sell a participation in its aggregate Commitments and Term Loans (after giving effect to any permitted assignment hereof) in an amount in excess of fifty percent (50%) of such aggregate Commitments and Term Loans, except that no such maximum amount shall be applicable to any such participation sold at any time there exists an Event of Default hereunder, (ii) such Lender's obligations under this Agreement and the Letter of Credit Agreement shall remain unchanged,
     (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iv) the participating bank or other entity shall not be entitled to the benefit (except through its selling Lender) of the cost protection provisions contained in Article V of this Agreement, and (v) Interface, the other Borrowers and the Agents and other Lenders shall continue to deal solely and directly with each Lender in connection with such Lender's rights and obligations under this Agreement, the Letter of Credit Agreement, and the other Credit Documents, and such Lender shall retain the sole right to enforce the obligations of Interface and the other Borrowers relating to the Loans and the Letters of Credit, and to approve any amendment, modification or waiver of any provisions of this Agreement and the Letter of Credit Agreement.

              (e) Any Lender or participant may, in connection with the assignment or participation or proposed assignment or participation, pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to Interface or the other Consolidated Companies furnished to such Lender by or on behalf of Interface or any other Consolidated Company; provided that, prior to any such disclosure of information designated by Interface as confidential, the Lender proposing to make such assignment or sell such participation shall obtain from such prospective assignee or participant an agreement whereby such prospective assignee or participant shall agree to preserve the confidentiality of such confidential information consistent with the provisions of Section 8.05.

              (f) Any Lender may at any time assign all or any portion of its rights in this Agreement and the Notes issued to it to a Federal
     Reserve Bank; provided that no such assignment shall release the Lender from any of its obligations hereunder.

              (g) If (i) any Taxes referred to in Section 5.07(b) have been levied or imposed so as to require withholdings or deductions by any Borrower and payment by such Borrower of additional amounts to any Lender as a result thereof, (ii) any Lender shall make demand for payment of any material additional amounts as compensation for increased costs or for its reduced rate of return pursuant to Section 5.10 or 5.17 hereof or Section 2.6(a) of the Letter of Credit Agreement, (iii) any Lender shall decline to consent to a modification or waiver of the terms of this Agreement, the Letter of Credit Agreement, or the other Credit Documents requested by Interface, or (iv) any Multicurrency Lender shall fail to have delivered to Interface by June __, 1995, the certificate or other document from the United Kingdom Inland Revenue as specified in Section 5.07(b)(v)(B) unless such Multicurrency Lender shall otherwise establish, to the satisfaction of Interface, that it is exempt from withholding taxes imposed by the United Kingdom, then and in such event, upon request from Interface delivered to such Lender and the Co-Agents, such Lender shall assign, in accordance with the provisions of Section 12.06(c), all of its rights and obligations under this Agreement and the other Credit Documents to another Lender or an Eligible Assignee selected by Interface, in consideration for the payment by such assignee to the Lender of the principal of, and interest on, the outstanding Loans accrued to the date of such assignment, and the assumption of such Lender's Total Commitment hereunder, together with any and all other amounts owing to such Lender under any provisions of this Agreement, the Letter of Credit Agreement, or the other Credit Documents accrued to the date of such assignment.

              SECTION 12.07.  GOVERNING LAW; SUBMISSION TO JURISDICTION.

              (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND UNDER THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF GEORGIA.

              (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES, THE LETTER OF CREDIT AGREEMENT, OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE SUPERIOR COURT OF FULTON COUNTY, GEORGIA, OR THE SUPERIOR COURT OF COBB

     COUNTY, GEORGIA, OR IN ANY COURT OF THE UNITED STATES OF AMERICA FOR
     THE NORTHERN DISTRICT OF GEORGIA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND EACH BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

              (c) EACH BORROWER HEREBY IRREVOCABLY DESIGNATES EACH OF G. KIMBROUGH TAYLOR, JR. AND KILPATRICK & CODY, EACH OF ATLANTA, GEORGIA,
     AS ITS DESIGNEE, APPOINTEE AND LOCAL AGENT TO RECEIVE, FOR AND ON BEHALF OF SUCH BORROWER, SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE NOTES OR ANY DOCUMENT RELATED THERETO. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON EITHER SUCH LOCAL AGENT WILL BE PROMPTLY FORWARDED BY MAIL TO THE BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, BUT THE FAILURE OF THE BORROWER TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. IF FOR ANY REASON SERVICE OF PROCESS CANNOT PROMPTLY BE MADE ON EITHER SUCH LOCAL AGENT, EACH BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.

              (d) Nothing herein shall affect the right of the Agents, any Lender, any holder of a Note or any Credit Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrowers in any other jurisdiction.

              SECTION 12.08. INDEPENDENT NATURE OF LENDERS' RIGHTS. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights pursuant to this Agreement and its Notes, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

              SECTION 12.09. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

              SECTION 12.10.  EFFECTIVENESS; SURVIVAL.

              (a) This Agreement shall become effective on the date (the "Effective Date") on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Co-Agent pursuant to Section 12.01 or, in the case of the Lenders, shall have given to the Co-Agents written or telex notice (actually received) that the same has been signed and mailed to them.

              (b) The obligations of the Borrowers under Sections 5.07(b), 5.10, 5.12, 5.13, 5.17, 12.04 and 12.15 hereof shall survive the payment in full of the Notes after the Revolver/Multicurrency Maturity Date and the Term Loan Final Maturity Date. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement and the Letter of Credit Agreement shall survive the execution and delivery of this Agreement, the Letter of Credit Agreement, the other Credit Documents, and such other agreements and documents, the making of the Loans hereunder, the execution and delivery of the Notes, and the issuance of the Letters of Credit.

              (c) The obligations of the Co-Agents, the Lenders, their assignees and participants under Sections 5.07(b), 8.05 and 12.06(e) hereof shall survive the payment in full of the Notes after the Revolver/Multicurrency Maturity Date and the Term Loan Maturity Date.

              SECTION 12.11. SEVERABILITY. In case any provision in or obligation under this Agreement, the Letter of Credit Agreement, or the other Credit Documents shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

              SECTION 12.12. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

              SECTION 12.13. CHANGE IN ACCOUNTING PRINCIPLES, FISCAL YEAR OR TAX LAWS. If (i) any preparation of the financial statements referred to in Section 8.07 hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) result in a material change in the method of calculation of financial covenants, standards or terms found in this Agreement, (ii) there is any change in

     Interface's fiscal quarter or fiscal year, or (iii) there is a material change in federal tax laws which materially affects any of the Consolidated Companies' ability to comply with the financial covenants, standards or terms found in this Agreement, the parties agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating any of the Consolidated Companies' financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall govern.

              SECTION 12.14.  HEADINGS DESCRIPTIVE; ENTIRE AGREEMENT.    The
     headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. This Agreement, the Letter of Credit Agreement, the other Credit Documents, and the agreements and documents required to be delivered pursuant to the terms of this Agreement and the Letter of Credit Agreement constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements, representations and understandings related to such subject matters.

              SECTION 12.15.  JUDGMENT CURRENCY.

              (a) The Credit Parties' obligations hereunder and under the Letter of Credit Agreement and the other Credit Documents to make payments in a particular Currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery actually results in the effective receipt by the Co-Agents, the Collateral Agent or a Lender of the full amount of the Obligation Currency expressed to be payable to the Co-Agents, the Collateral Agent or such Lender under this Agreement, the Letter of Credit Agreement, or the other Credit Documents. If for the purpose of obtaining or enforcing judgment against any Borrower or other Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, and the Currency equivalent determined, in each case, as on the day immediately preceding the day on which the judgment is given (such Business Day being hereafter referred to as the "Judgment Currency Conversion Date").

              (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Credit Parties covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange quoted by the Multicurrency Agent at its prevailing rate for such Currency exchange on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

              (c) For purposes of determining the Currency equivalent for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

              SECTION 12.16.  DOLLAR EQUIVALENT COMPUTATIONS.
     Unless otherwise provided herein, to the extent that the determination of compliance with any requirement of this Agreement requires the conversion to U.S. Dollars of foreign currency amounts, such U.S. Dollar amount shall be computed using the Dollar Equivalent of the amount of such foreign currency at the time such item is to be calculated or is to be or was incurred, created or suffered or permitted to exist, or assumed or transferred or sold for purposes of this Agreement (except if such item was incurred, created or assumed, or suffered or permitted to exist or transferred or sold prior to the date hereof, such conversion shall be made based on the Dollar Equivalent of the amounts of such foreign currency at the date hereof).

              SECTION 12.17. REFINANCING OF INDEBTEDNESS. This Agreement and the Notes being made and delivered by the Borrowers hereunder, represent a refinancing of the existing indebtedness and credit facilities under the 1993 Credit Agreement effective from and after the date of this Agreement. The execution and delivery of this Agreement and the Notes shall not constitute payment or satisfaction of any existing indebtedness under the 1993 Credit Agreement or operate as a novation with respect thereto, nor shall the execution or delivery thereof operate to release, discharge, or otherwise limit any liability or obligations of the Borrowers under the 1993 Credit Agreement based on facts or events occurring or existing prior to the execution and delivery of this Agreement and the Notes.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Atlanta, Georgia, by their duly authorized officers as of the day and year first above written.


Address for Notices:                       INTERFACE, INC.
===================



2859 Paces Ferry Road                      By:
Suite 2000                                    ==========================
Atlanta, GA  30339                            Daniel T. Hendrix
Attention:  Daniel T. Hendrix                 Vice President

Telex No.:
  Answerback:

Telecopy No:     404/956-9764

Address for Notices:                       INTERFACE SCHERPENZEEL B.V.
===================

c/o Interface, Inc.
2859 Paces Ferry Road
Suite 2000                                 By:
Atlanta, GA  30339                            ==========================
Attention:  Daniel T. Hendrix                 Name:
                                              Attorney-in-Fact
Telex No.:
  Answerback:

Telecopy No:     404/956-9764

Address for Notices:                       INTERFACE EUROPE LIMITED
===================

c/o Interface, Inc.
2859 Paces Ferry Road
Suite 2000                                 By:
Atlanta, GA  30339                            ==========================
Attention:  Daniel T. Hendrix                 Name:
                                              Attorney-in-Fact
Telex No.:
  Answerback:

Telecopy No:     404/956-9764

Address for Notices:                       TRUST COMPANY BANK,
===================
                                           AS DOMESTIC AGENT AND
                                           COLLATERAL AGENT

One Park Place, N.E.
Atlanta, Georgia  30303                    By:
Attention:  John K. Shoffner                  =========================
                                              Name:
                                                     ========================
                                              Title:
                                                     ========================
Telex No.:   542210
  Answerback:  TRUSCO INT ATL

Telecopy No.:    404/588-8833              By:
                                              =========================
                                              Name:
                                                     ========================
                                              Title:
                                                     ========================

Payment Office:
==============

One Park Place, N.E.
Atlanta, Georgia  30303

Address for Notices:                        THE FIRST NATIONAL BANK
===================                           OF CHICAGO, AS                               Mail
Suite 0374                                 MULTICURRENCY AGENT


One First National Plaza
Chicago, Illinois  60670-0374
Attention:  Al R. Chircop
                                           By:
                                              ---------------------------
                                              Name:
                                                     ================================
                                              Title:
                                                     ================================
Telex No.:
  Answerback:

Telecopy No.:    312/732-3885

Administrative Office:
=====================

One First National Plaza
Chicago, Illinois  60670
Attention:
           -------------------

Payment Offices:
===============

(See Schedule 4.01)
     ==============

Address for Notices:                       TRUST COMPANY BANK
===================

One Park Place, N.E.
Atlanta, Georgia  30303
Attn:  John K. Shoffner                    By:
                                              ---------------------------------------
                                              Name:
                                                     ================================
                                              Title:
                                                     ================================
Telex No.:   542210
  Answerback:  TRUSCO INT ATL
                                           By:
                                              ---------------------------------------
                                              Name:
                                                     ================================
                                              Title:
                                                     ================================
Domestic Lending Office:
=======================

One Park Place, N.E.
Atlanta, Georgia  30303

Telex No.:   542210
  Answerback:  TRUSCO INT ATL

Eurocurrency Lending Office:
===========================

One Park Place, N.E.
Atlanta, Georgia  30303

Telex No.:   542210
  Answerback:  TRUSCO INT ATL

                                                                     PRO RATA
                                                AMOUNT                SHARE
                                                ======               ========
   TERM LOAN COMMITMENT:                   $  4,500,000.00           9.0000%

   REVOLVING LOAN COMMITMENT:              $ 11,400,000.00           8.1429%

   L/C SUBCOMMITMENT:                      $  3,257,142.86           8.1429%

   MULTICURRENCY LOAN COMMITMENT:          $  6,600,000.00          11.0000%

   TOTAL COMMITMENT:                       $ 22,500,000.00           9.0000%

Address for Notices:                       THE FIRST NATIONAL BANK
===================                          OF CHICAGO
Mail Suite 0374

One First National Plaza
Chicago, Illinois  60670-0374
Attention:  Al R. Chircop
                                           By:
                                              ---------------------------------------
                                              Name:
                                                     ================================
Telex No.:   4330253                          Title:
  Answerback:  FNBC UI                               ================================


Telecopy No.:    312/732-3885


Administrative Office:
=====================

One First National Plaza
Chicago, Illinois  60670
Attention:  Al R. Chircop

Payment Offices:
===============

(See Schedule 4.01)
     ==============

                                                                    PRO RATA
                                                AMOUNT               SHARE
                                                ======              ========
   TERM LOAN COMMITMENT:                   $  4,500,000.00           9.0000%

   REVOLVING LOAN COMMITMENT:              $  3,000,000.00           2.1429%

   L/C SUBCOMMITMENT:                      $    857,142.86           2.1429%

   MULTICURRENCY LOAN COMMITMENT:          $ 15,000,000.00          25.0000%

   TOTAL COMMITMENT:                       $ 22,500,000.00           9.0000%

Address for Notices:                       ABN AMRO BANK N.V.
===================

Suite 1200, One Ravinia Drive
Atlanta, Georgia  30346
Attn:  Patrick Thom                        By:
                                              ---------------------------------------
                                              Name:
                                                     ================================
Telephone:  404/396-0066                      Title:
Telecopy:   404/395-9188                             ================================


Telex:      682 7258                       By:
Answerback: ABNBANKATL                        ---------------------------------------
                                              Name:
                                                     ================================
                                              Title:
                                                     ================================
Domestic Lending Office:
=======================

ABN AMRO Bank N.V., Atlanta Agency
Suite 1200, One Ravinia Drive
Atlanta, GA  30346

Eurocurrency Lending Office:
===========================

ABN AMRO Bank N.V., Atlanta Agency
Suite 1200, One Ravinia Drive
Atlanta, GA  30346

                                                                     PRO RATA
                                                AMOUNT                SHARE
                                                ======               ========
   TERM LOAN COMMITMENT:                   $  4,200,000.00           8.4000%

   REVOLVING LOAN COMMITMENT:              $  1,800,000.00           1.2857%

   L/C SUBCOMMITMENT:                      $    514,285.71           1.2857%

   MULTICURRENCY LOAN COMMITMENT:          $ 15,000,000.00          25.0000%

   TOTAL COMMITMENT:                       $ 21,000,000.00           8.4000%

Address for Notices:                       BANK SOUTH, N.A.
===================

P. O. Box 4387, MC71
Atlanta, Georgia  30302
Attn: George Hodges
      Corporate Banking Officer            By:
                                              ---------------------------------------
                                              Name:
                                                     ================================
55 Marietta Street, MC71                      Title:
Atlanta, Georgia  30303                              ================================
Attn: George Hodges
      Corporate Banking Officer            By:
                                              ---------------------------------------
                                              Name:
                                                     ================================
                                              Title:
                                                     ================================
Telephone:  404/529-4810
Telecopy:   404/521-7309

Domestic Lending Office:
=======================

55 Marietta Street, MC71
Atlanta, Georgia  30303

Eurocurrency Lending Office:
===========================

55 Marietta Street, MC71
Atlanta, Georgia  30303

                                                                    PRO RATA
                                                AMOUNT                SHARE
                                                ======              ========
   TERM LOAN COMMITMENT:                   $  4,000,000.00           8.0000%

   REVOLVING LOAN COMMITMENT:              $ 16,000,000.00          11.4286%

   L/C SUBCOMMITMENT:                      $  4,571,428.57          11.4286%

   MULTICURRENCY LOAN COMMITMENT:          $          0.00           0.0000%

   TOTAL COMMITMENT:                       $ 20,000,000.00           8.0000%

Address for Notices:                       THE BANK OF TOKYO LTD.,
===================                          ATLANTA AGENCY


5050 Georgia-Pacific Center
133 Peachtree Street, N.E.
Atlanta, Georgia  30303                    By:
Attn:  Richard Davis                          ---------------------------------------
                                              Name:
                                                     ================================
                                              Title:
Telephone:   404/577-2960                            ================================
Telecopy:    404/577-1155

Telex No.:   6827300
Answerback:  6827300BOT ATL



Domestic Lending Office:
=======================

5050 Georgia-Pacific Center
133 Peachtree Street, N.E.
Atlanta, Georgia  30303

Eurocurrency Lending Office:
===========================

5050 Georgia-Pacific Center
133 Peachtree Street, N.E.
Atlanta, Georgia  30303

                                                                    PRO RATA
                                                AMOUNT                SHARE
                                                ======              ========
   TERM LOAN COMMITMENT:                   $  3,200,000.00           6.4000%

   REVOLVING LOAN COMMITMENT:              $ 12,800,000.00           9.1429%

   L/C SUBCOMMITMENT:                      $  3,657,142.86           9.1429%

   MULTICURRENCY LOAN COMMITMENT:          $          0.00           0.0000%

   TOTAL COMMITMENT:                       $ 16,000,000.00           6.4000%

Address for Notices:                       CIBC, INC.
===================

Canadian Imperial Bank of
  Commerce
Two Paces West                             By:
2727 Paces Ferry Road                         ---------------------------------------
Suite 1200                                    Name:
Atlanta, Georgia  30339                              ================================
Attn:  William C. Humphries                   Title:
       Vice President                                ================================

Telephone:  404/319-4999
Telecopy:   404/319-4950

Domestic Lending Office:
=======================

Canadian Imperial Bank of
  Commerce
Two Paces West
2727 Paces Ferry Road
Suite 1200
Atlanta, Georgia  30339

Eurocurrency Lending Office:
===========================

Canadian Imperial Bank of
  Commerce
Two Paces West
2727 Paces Ferry Road
Suite 1200
Atlanta, Georgia  30339

                                                                    PRO RATA
                                                 AMOUNT              SHARE
                                                 ======             ========
   TERM LOAN COMMITMENT:                   $  4,200,000.00           8.4000%

   REVOLVING LOAN COMMITMENT:              $  9,000,000.00           6.4286%

   L/C SUBCOMMITMENT:                      $  2,571,428.57           6.4286%

   MULTICURRENCY LOAN COMMITMENT:          $  7,800,000.00          13.0000%

   TOTAL COMMITMENT:                       $ 21,000,000.00           8.4000%

Address for Notices:                       CREDITANSTALT-BANKVERIEN
===================

Two Ravinia Drive, Suite 1680
Atlanta, Georgia  30346
Attention:  Dan Lensgraf                   By:
                                              ---------------------------------------
                                              Name:
Telephone:  404/390-1850                             ================================
Telecopy:   404/389-1851                      Title:
                                                     ================================

                                           By:
                                              ---------------------------------------
                                              Name:
                                                     ================================
                                              Title:
                                                     ================================

Domestic Lending Office:
=======================

245 Park Avenue
New York, New York 10167

Eurocurrency Lending Office:
===========================

245 Park Avenue
New York, New York 10167

                                                                    PRO RATA
                                                AMOUNT                SHARE
                                                ======              ========
   TERM LOAN COMMITMENT:                   $  4,000,000.00           8.0000%

   REVOLVING LOAN COMMITMENT:              $ 16,000,000.00          11.4286%

   L/C SUBCOMMITMENT:                      $  4,571,428.57          11.4286%

   MULTICURRENCY LOAN COMMITMENT:          $          0.00           0.0000%

   TOTAL COMMITMENT:                       $ 20,000,000.00           8.0000%

Address for Notices:                       CREDIT LYONNAIS NEW YORK BRANCH
===================

Credit Lyonnais Atlanta Agency
303 Peachtree Street, N.E.
Suite 4400                                 By:
Atlanta, GA  30303                            ---------------------------------------
Attn:  Rainer Zeck                            Name:
                                                     ================================
                                              Title:
                                                     ================================

Telephone:  404/524-3700
Telecopy:   404/584-5249                   CREDIT LYONNAIS CAYMAN ISLAND
                                             BRANCH

                                           By:
                                              ---------------------------------------
                                              Name:
                                                     ================================
                                              Title:
                                                     ================================
Domestic Lending Office:
=======================

Credit Lyonnais New York
1301 Avenue of the Americas
New York, New York 10019

Eurocurrency Lending Office:
===========================

Credit Lyonnais Cayman Island
c/o 1301 Avenue of the Americas
New York, New York 10019

                                                                    PRO RATA
                                                AMOUNT                SHARE
                                                ======              ========
   TERM LOAN COMMITMENT:                   $  3,200,000.00           6.4000%

   REVOLVING LOAN COMMITMENT:              $ 12,800,000.00           9.1429%

   L/C SUBCOMMITMENT:                      $  3,657,142.86           9.1429%

   MULTICURRENCY LOAN COMMITMENT:          $          0.00           0.0000%

   TOTAL COMMITMENT:                       $ 16,000,000.00           6.4000%

Address for Notices:                       THE DAIWA BANK, LIMITED
===================

233 South Wacker Drive
Suite 5400
Chicago, Illinois 60606                    By:
Attn: Operations Manager                      ---------------------------------------
                                              Name:
                                                     ================================
                                              Title:
                                                     ================================

Telephone:  312/876-0181
Telecopy:   312/876-1995
                                           By:
                                              ---------------------------------------
                                              Name:
                                                     ================================
                                              Title:
                                                     ================================

Domestic Lending Office:
=======================

233 South Wacker Drive
Suite 5400
Chicago, Illinois 60606


Eurocurrency Lending Office:
===========================

233 South Wacker Drive
Suite 5400
Chicago, Illinois 60606

                                                                    PRO RATA
                                               AMOUNT                 SHARE
                                               ======               ========
   TERM LOAN COMMITMENT:                   $  3,200,000.00           6.4000%

   REVOLVING LOAN COMMITMENT:              $ 12,800,000.00           9.1429%

   L/C SUBCOMMITMENT:                      $  3,657,142.86           9.1429%

   MULTICURRENCY LOAN COMMITMENT:          $          0.00           0.0000%

   TOTAL COMMITMENT:                       $ 16,000,000.00           6.4000%

Address for Notices:                       FIRST UNION NATIONAL
===================                          BANK OF GEORGIA

999 Peachtree Street, N.E.
12th Floor
Atlanta, Georgia  30309
Attn:  Michael S. Murphey                  By:
       Senior Vice President                  ---------------------------------------

                                              NAME:  ================================
                                              Title:
                                                     ================================
Telephone:  404/225-4004
Telecopy:   404/225-4255


Domestic Lending Office:
=======================

999 Peachtree Street, N.E.
12th Floor
Atlanta, Georgia  30309

Eurocurrency Lending Office:
===========================

999 Peachtree Street, N.E.
12th Floor
Atlanta, Georgia  30309

                                                                    PRO RATA
                                                AMOUNT                SHARE
                                                ======              ========
   TERM LOAN COMMITMENT:                   $  4,200,000.00           8.4000%

   REVOLVING LOAN COMMITMENT:              $ 16,800,000.00          12.0000%

   L/C SUBCOMMITMENT:                      $  4,800,000.00          12.0000%

   MULTICURRENCY LOAN COMMITMENT:          $          0.00           0.0000%

   TOTAL COMMITMENT:                       $ 21,000,000.00           8.4000%

Address for Notices:                       FLEET BANK OF MAINE
===================

80 Exchange Street
Bangor, Maine  04401
Attn:  Neil C. Buitenhuys                  By:
                                              -------------------------
                                              Name:  Neil C. Buitenhuys
                                              Title: Vice President
Telephone:  207/941-6140 or 6180
Telecopy:   207/941-6023


Domestic Lending Office:
=======================

511 Congress St., P.O. Box 1280
Portland, Maine 04104-5006

Eurocurrency Lending Office:
===========================

511 Congress St., P.O. Box 1280
Portland, Maine 04104-5006

                                                                    PRO RATA
                                               AMOUNT                 SHARE
                                               ======               ========
   TERM LOAN COMMITMENT:                   $  2,400,000.00           4.8000%

   REVOLVING LOAN COMMITMENT:              $  9,600,000.00           6.8571%

   L/C SUBCOMMITMENT:                      $  2,742,857.14           6.8571%

   MULTICURRENCY LOAN COMMITMENT:          $          0.00           0.0000%

   TOTAL COMMITMENT:                       $ 12,000,000.00           4.8000%

Address for Notices:                       NATIONSBANK OF NORTH CAROLINA,
===================                                N.A.


100 North Tryon Street
Mail Code NC1-007-08-11
Charlotte, NC  28255                       By:
Attention:  Lance Walton                      ---------------------------
------------------------                      Name:
                                                   ----------------------
                                              Title:
                                                    ---------------------

Telephone:  704/386-6744
Telecopy:   704/386-1270

Domestic Lending Office:
=======================

One Independence Center
101 North Tryon Street
Mail Code NC1-001-15-03
Charlotte, North Carolina  28255

Eurocurrency Lending Office:
===========================

One Independence Center
101 North Tryon Street
Mail Code NC1-001-15-03
Charlotte, North Carolina  28255

                                                                    PRO RATA
                                                AMOUNT                SHARE
                                                ======              ========
   TERM LOAN COMMITMENT:                   $  4,200,000.00           8.4000%

   REVOLVING LOAN COMMITMENT:              $  9,000,000.00           6.4286%

   L/C SUBCOMMITMENT:                      $  2,571,428.57           6.4286%

   MULTICURRENCY LOAN COMMITMENT:          $  7,800,000.00          13.0000%

   TOTAL COMMITMENT:                       $ 21,000,000.00           8.4000%

Address for Notices:                       WACHOVIA BANK OF GEORGIA, N.A.
===================

191 Peachtree Street, N.E.
30th Floor
Atlanta, Georgia  30383
Attn:  Doug Strickland                     By:
                                              ---------------------------------------
                                              Name:
                                                     ================================
                                              Title:
                                                     ================================


                                           By:
                                              ---------------------------------------
                                              Name:
                                                     ================================
Telecopy:  404/332-1382                       Title:
Telex:     404/332-6920                              ================================
Answerback:   FNBAINTL


Domestic Lending Office:
=======================

191 Peachtree Street, N.E.
Atlanta, Georgia  30383

Eurocurrency Lending Office:
===========================

191 Peachtree Street, N.E.
Atlanta, Georgia  30383

                                                                    PRO RATA
                                               AMOUNT                SHARE
                                               ======               ========
   TERM LOAN COMMITMENT:                   $  4,200,000.00           8.4000%

   REVOLVING LOAN COMMITMENT:              $  9,000,000.00           6.4286%

   L/C SUBCOMMITMENT:                      $  2,571,428.57           6.4286%

   MULTICURRENCY LOAN COMMITMENT:          $  7,800,000.00          13.0000%

   TOTAL COMMITMENT:                       $ 21,000,000.00           8.4000%

                                   EXHIBIT A

                                   TERM NOTE



U.S. $                                               January   , 1995
      ------------                                           --
                                                     Atlanta, Georgia


         FOR VALUE RECEIVED, the undersigned INTERFACE, INC., a Georgia corporation (herein called "Interface"), hereby promises to pay to the order of [LENDER] (herein, together with any subsequent holder hereof, called "Lender") for the account of its applicable Lending Office, the principal sum of ______________ in two equal annual installments, each in the principal amount of $ ___________, on December 29, 2000, and December 31, 2001, together with interest accrued thereon as provided herein. Interface agrees to make payments and prepayments of principal on the dates and in the amounts specified in the Credit Agreement referred to below, including, without limitation, Sections
2.02 and 2.03 of the Credit Agreement, in strict accordance with the terms thereof. Interface likewise agrees to pay interest on the outstanding principal amount hereof, at such interest rates, payable at such times, and computed in such manner, as are specified in the Credit Agreement in strict accordance with the terms thereof. All remaining principal and accrued interest then outstanding under this Term Note shall be due and payable in full on the earlier of (i) December 31, 2001, and (ii) the date on which all such amounts have become due and payable pursuant to Article X of the Credit Agreement.

         The Lender shall record all payments of principal hereof, and, prior to any transfer hereof, shall endorse such payments on the schedule annexed hereto and made a part hereof, or on any continuation thereof which shall be attached hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed; provided, however, that delay or failure of the Lender to make any such endorsement or recordation shall not affect the obligations of Interface hereunder or under the Credit Agreement with respect to the Term Loan evidenced hereby.

         Any principal or, to the extent not prohibited by law, interest due under this Term Note that is not paid on the due date therefor, whether a regularly scheduled payment date, on the maturity date, or resulting from the acceleration of maturity upon the occurrence of an Event of Default, shall bear interest from the date due to payment in full at a fluctuating rate as provided in Section 5.03(c) of the Credit Agreement.

         All payments of principal and interest shall be made in lawful money of the United States of America in immediately available funds at the Payment Office of the Domestic Agent specified in the Credit Agreement.

         This Term Note is issued pursuant to, and is one of the Term Notes referred to in, the Credit Agreement dated as of January __, 1995, among Interface, Interface Scherpenzeel B.V., Interface Europe Limited, Trust Company Bank and The First National Bank of Chicago as Co-Agents, Trust Company Bank as Collateral Agent, and the banks and other lending institutions listed on the signature pages of the Credit Agreement (as the same may be further amended, modified or supplemented from time to time, the "Credit Agreement") and each assignee thereof becoming a "Lender" as provided therein, and the Lender is and shall be entitled to all benefits thereof and all Security Documents executed and delivered to the Lenders or the Collateral Agent in connection therewith.
Terms defined in the Credit Agreement are used herein with the same meanings. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, restrictions on prepayments on account of principal hereof prior to the maturity hereof, and mandatory prepayments upon the occurrence of certain events.

         This Term Note is subject to mandatory prepayment as set forth in
Section 2.03 of the Credit Agreement and may be voluntarily prepaid as set forth in Section 5.06 of the Credit Agreement.

         In case an Event of Default shall occur and be continuing, the principal of and all accrued interest on this Term Note may automatically become, or be declared, due and payable in the manner and with the effect provided in the Credit Agreement. Interface agrees to pay, and save the Lender harmless against any liability for the payment of, all reasonable out-of-pocket costs and expenses, including reasonable attorneys' fees, arising in connection with the enforcement by the Lender of any of its rights under this Term Note or the Credit Agreement.

         This Term Note has been executed and delivered in Georgia and the rights and obligations of the Lender and Interface hereunder shall be governed by and construed in accordance with the laws (without giving effect to the conflict of law principles thereof) of the State of Georgia.

         Interface expressly waives any presentment, demand, protest or notice in connection with this Term Note, now or hereafter required by applicable law. TIME IS OF THE ESSENCE OF THIS TERM NOTE.

         IN WITNESS WHEREOF, Interface has caused this Term Note to be executed and delivered under seal by its duly authorized officers as of the date first above written.


                           INTERFACE, INC.



                           By:  _________________________
                                 Daniel T. Hendrix
                                 Vice President


                           Attest: ______________________
                                   Name:_________________
                                   Assistant Secretary

                                 [CORPORATE SEAL]

                             PAYMENTS OF PRINCIPAL



                   Type of
                   Term                         Amount of             Last Day of
                   Loan and                     Principal             Applicable
                   Interest                     Repaid or             Interest                   Notation
Date               Rate                         Prepaid               Period                     Made By
==========================================================================================================





                                   EXHIBIT B


                             REVOLVING CREDIT NOTE



U.S. $                                              January   , 1995
      -------------                                         --
                                                    Atlanta, Georgia


         FOR VALUE RECEIVED, the undersigned INTERFACE, INC., a Georgia corporation (herein called "Interface"), hereby promises to pay to the order of [LENDER] (herein, together with any subsequent holder hereof, called the "Lender"), for the account of its applicable Lending Office, the lesser of (i) the principal sum of ___________________ and (ii) the outstanding principal amount of the Advances made by Lender to Interface as Revolving Loans pursuant to the terms of the Credit Agreement referred to below on the earlier of (x) June 30, 1999 and (y) the date on which all amounts outstanding under this Revolving Credit Note have become due and payable pursuant to the provisions of
Article X of the Credit Agreement. Interface likewise promises to pay interest on the outstanding principal amount of each such Advance, at such interest rates, payable at such times, and computed in such manner, as are specified for such Advance in the Credit Agreement in strict accordance with the terms thereof.

         The Lender shall record all Advances made pursuant to its Revolving Loan Commitment under the Credit Agreement and all payments of principal of such Advances and, prior to any transfer hereof, shall endorse such Advances and payments on the schedule annexed hereto and made a part hereof, or on any continuation thereof which shall be attached hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed; provided, however, that delay or failure of the Lender to make any such endorsement or recordation shall not affect the obligations of Interface hereunder or under the Credit Agreement with respect to the Advances evidenced hereby.

         Any principal or, to the extent not prohibited by applicable law, interest due under this Revolving Credit Note that is not paid on the due date therefor, whether on the Revolver/Multicurrency Maturity Date, or resulting from the acceleration of maturity upon the occurrence of an Event of Default, shall bear interest from the date due to payment in full at the rate as provided in Section 5.03(c) of the Credit Agreement.

         All payments of principal and interest shall be made in lawful money of the United States of America in immediately available funds at the Payment Office of the Domestic Agent specified in the Credit Agreement.

         This Revolving Credit Note is issued pursuant to, and is one of the Revolving Credit Notes referred to in, the Credit Agreement dated as of January __, 1995 among Interface, Interface Scherpenzeel B.V., Interface Europe Limited, Trust Company Bank and The First National Bank of Chicago as Co-Agents, Trust Company Bank as Collateral Agent, and the banks and other lending institutions listed on the signature pages thereof (as the same may be further amended, modified or supplemented from time to time, the "Credit Agreement") and each assignee thereof becoming a "Lender" as provided therein, and the Lender is and shall be entitled to all benefits thereof and all Security Documents executed and delivered to the Lenders or the Collateral Agent in connection therewith. Terms defined in the Credit Agreement are used herein with the same meanings. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and for mandatory prepayments upon the occurrence of certain events.

         Interface agrees to make payments of principal on the Advances outstanding hereunder on the dates and in the amounts specified in the Credit Agreement for such Advances in strict accordance with the terms thereof.

         This Revolving Credit Note may be prepaid in whole or in part, without premium or penalty but with accrued interest on the principal amount prepaid to the date of prepayment, and otherwise in accordance with the terms and conditions of Section 5.06 of the Credit Agreement.

         In case an Event of Default shall occur and be continuing, the principal of and all accrued interest on this Revolving Credit Note may automatically become, or be declared, due and payable in the manner and with the effect provided in the Credit Agreement. Interface agrees to pay, and save the Lender harmless against any liability for the payment of, all reasonable out-of- pocket costs and expenses, including reasonable attorneys' fees, arising in connection with the enforcement by the Lender of any of its rights under this Revolving Credit Note or the Credit Agreement.

         This Revolving Credit Note has been executed and delivered in Georgia and the rights and obligations of the Lender and Interface hereunder shall be governed by and construed in accordance with the laws (without giving effect to the conflict of law principles thereof) of the State of Georgia.

         Interface expressly waives any presentment, demand, protest or notice in connection with this Revolving Credit Note, now or hereafter required by applicable law. TIME IS OF THE ESSENCE OF THIS REVOLVING CREDIT NOTE.

         IN WITNESS WHEREOF, Interface has caused this Revolving Credit Note to be executed and delivered under seal by its duly authorized officers as of the date first above written.

                       INTERFACE, INC.


                       By:
                                ==================================
                                Daniel T. Hendrix
                                Vice President


                       Attest:
                                =======================
                                    Name:_____________________
                                    Assistant Secretary

                                          [CORPORATE SEAL]

                       ADVANCES AND PAYMENTS OF PRINCIPAL


                                                                             Last Day of
                 Amount                            Amount of                 Applicable
                 of               Interest         Principal                 Interest         Notation
Date             Advance            Rate           Prepaid                   Period           Made By
=======================================================================================================




                                  EXHIBIT C-1

                               MULTICURRENCY NOTE



Multicurrency Loan                                January   , 1995
                                                          --
Commitment:  U.S. $                               Atlanta, Georgia
                   ----------------

         FOR VALUE RECEIVED, the undersigned INTERFACE SCHERPENZEEL B.V., a "besloten vennootschap met beperkte aansprakelijkheid" (private company with limited liability) incorporated and existing under the laws of the Netherlandswith its registered seat in Scherpenzeel, Gld., the Netherlands (herein called "Borrower"), hereby promises to pay to the order of [LENDER] (herein, together with any subsequent holder hereof, called the "Multicurrency Lender"), for the account of its applicable Lending Office, the outstanding principal amount of the Advances made by the Multicurrency Lender to Borrower as Multicurrency Loans pursuant to the terms of the Credit Agreement referred to below on the earlier of (x) June 30, 1999 and (y) the date on which all amounts outstanding under this Multicurrency Note have become due and payable pursuant to the provisions of Article X of the Credit Agreement. Borrower likewise promises to pay interest on the outstanding principal amount of each such Advance, at such interest rates, payable at such times, and computed in such manner, as are specified for such Advance in the Credit Agreement in strict accordance with the terms thereof.

         Borrower may request Advances hereunder in any Currency as provided in the Credit Agreement. The Multicurrency Lender shall record all Advances made pursuant to its Multicurrency Loan Commitment under the Credit Agreement and all payments of principal of such Advances and, prior to any transfer hereof, shall endorse such Advances and payments on the schedule annexed hereto and made a part hereof, or on any continuation thereof which shall be attached hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed; provided, however, that delay or failure of the Multicurrency Lender to make any such endorsement or recordation shall not affect the obligations of Borrower hereunder or under the Credit Agreement with respect to the Advances evidenced hereby. The outstanding amount of Advances pursuant to the Multicurrency Loan Commitments shall be subject to conversion to the Dollar Equivalent of such amount at the times and in the manner provided in Section 4.01(a) of the Credit Agreement for purposes of determining the unutilized portion of the Multicurrency Loan Commitment.

         Any principal or, to the extent not prohibited by applicable law, interest due under this Multicurrency Note that is not paid on the due date therefor, whether on the Revolver/Multicurrency Maturity Date, or resulting from the acceleration of maturity upon the occurrence of an Event of Default, shall bear interest from the date due to payment in full at the rate as provided in Section 5.03(c) of the Credit Agreement.

         All payments of principal and interest shall be made in the Currency in which the applicable Advance was made in immediately available funds at the applicable Payment Office of the Multicurrency Agent specified in the Credit Agreement for Advances in such Currency.

         This Multicurrency Note is issued pursuant to, and is one of the Multicurrency Notes referred to in, the Credit Agreement dated as of January __, 1995 among Interface, Inc., Interface Scherpenzeel B.V., Interface Europe Limited, Trust Company Bank and The First National Bank of Chicago as Co-Agents, Trust Company Bank as Collateral Agent, and the banks and other lending institutions listed on the signature pages thereof (as the same may be further amended, modified or supplemented from time to time, the "Credit Agreement") and each assignee thereof becoming a "Lender" as provided therein, and the Multicurrency Lender is and shall be entitled to all benefits thereof and all Security Documents executed and delivered to the Lenders or the Collateral Agent in connection therewith. Terms defined in the Credit Agreement are used herein with the same meanings. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and for mandatory prepayments upon the occurrence of certain events.

         Borrower agrees to make payments of principal on the Advances outstanding hereunder on the dates and in the amounts specified in the Credit Agreement for such Advances in strict accordance with the terms thereof.

         This Multicurrency Note may be prepaid in whole or in part, without premium or penalty but with accrued interest on the principal amount prepaid to the date of prepayment, and otherwise in accordance with the terms and conditions of Section 5.06 of the Credit Agreement.

         In case an Event of Default shall occur and be continuing, the principal of and all accrued interest on this Multicurrency Note may automatically become, or be declared, due and payable in the manner and with the effect provided in the Credit Agreement. Borrower agrees to pay, and save the Multicurrency Lender harmless against, any liability for the payment of, all reasonable out- of-pocket costs and expenses, including reasonable attorneys' fees, arising in connection with the enforcement by the Multicurrency Lender of any of its rights under this Multicurrency Note or the Credit Agreement.

         This Multicurrency Note has been executed and delivered in the State of Georgia, U.S.A., and the rights and obligations of the Multicurrency Lender and Borrower hereunder shall be governed by and construed in accordance with the laws (without giving effect to the conflict of law principles thereof) of the State of Georgia, U.S.A.

         Borrower expressly waives any presentment, demand, protest or notice in connection with this Multicurrency Note, now or hereafter required by applicable law. TIME IS OF THE ESSENCE OF THIS MULTICURRENCY NOTE.

         IN WITNESS WHEREOF, Borrower has caused this Multicurrency Note to be executed and delivered under seal by its duly authorized signatory as of the date first above written.

                          INTERFACE SCHERPENZEEL B.V.



                          By:
                                   ==========================================
                                   Name:
                                        =====================================
                                   Title:
                                         ====================================

                       ADVANCES AND PAYMENTS OF PRINCIPAL


                 Amount           Interest                          Last Day of
                 of                 Rate           Amount of        Applicable
                 Advance                           Principal        Interest         Notation
Date             And              Currency         Prepaid          Period           Made By
=============================================================================================





                                  EXHIBIT D-1


                          INTERFACE GUARANTY AGREEMENT



                 THIS INTERFACE GUARANTY AGREEMENT (this "Guaranty"), dated as of January 9, 1995, made by INTERFACE, INC., a Georgia corporation (the "Guarantor"), in favor of (i) the banks and other lending institutions that are parties to the Credit Agreement (as hereinafter defined) and each assignee thereof becoming a "Lender" as provided therein (collectively, the "Lenders"),
(ii) Trust Company Bank, in its capacities as Collateral Agent (the "Collateral Agent") under the terms of the Credit Agreement and as L/C Issuer (the "L/C Issuer") under the terms of the Letter of Credit Agreement (as hereinafter defined), and (iii) The First National Bank of Chicago and Trust Company Bank, as co-agents under the terms of the Credit Agreement (the "Co-Agents"; the Lenders, the Collateral Agent, the L/C Issuer, and the Co-Agents being collectively referred to herein as the "Guaranteed Parties");



                              W I T N E S S E T H:
                              - - - - - - - - - -


                 WHEREAS, Guarantor has entered into that certain Credit Agreement dated as of January 9, 1995, by and among Guarantor, Interface Scherpenzeel B.V., and Interface Europe Limited (collectively, the "Borrowers"), the Lenders, the Co-Agents, and the Collateral Agent (as hereafter amended, restated, or supplemented from time to time, the "Credit Agreement"; all capitalized terms used herein without definition having the respective meanings set forth for such terms in the Credit Agreement);

                 WHEREAS, Guarantor has entered into that certain Letter of Credit Agreement dated as of January 9, 1995, by and among Guarantor, Interface Flooring Systems, Inc., Guilford of Maine, Inc., Bentley Mills, Inc., Prince Street Technologies, Ltd., Rockland React-Rite, Inc., Interface Research Corporation, and Pandel, Inc. (collectively, the "L/C Credit Parties"), certain of the Lenders, and Trust Company Bank, in its capacities as L/C Issuer, Domestic Agent, and Collateral Agent (as hereafter amended, restated or supplemented from time to time, the "Letter of Credit Agreement");

                 WHEREAS, Guarantor owns, directly or indirectly, all outstanding capital stock of each of the other Borrowers and each of the other L/C Credit Parties (collectively, the "Subsidiary Credit Parties");

                 WHEREAS, the Subsidiary Credit Parties and Guarantor share an identity of interest as members of a consolidated group of companies engaged in substantially similar businesses with Guarantor providing certain centralized financial, accounting and management services to each of the Subsidiary Credit Parties;

                 WHEREAS, consummation of the transactions pursuant to the Credit Agreement and Letter of Credit Agreement will facilitate expansion and enhance the overall financial strength and stability of Guarantor's entire corporate group; and

                 WHEREAS, it is a condition precedent to the Lenders' obligations to enter into the Credit Agreement and Letter of Credit Agreement and to make extensions of credit thereunder that Guarantor execute and deliver this Guaranty, and Guarantor desires to execute and deliver this Guaranty to satisfy such condition precedent;

                 NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to enter into and perform their obligations under the Credit Agreement and Letter of Credit Agreement, Guarantor hereby agrees as follows:

                 SECTION        i.       GUARANTY.  Guarantor hereby irrevocably
                                       and unconditionally  guarantees the
                                       punctual payment when due, whether at
                                       stated maturity, by acceleration or
                                       otherwise, of all Loans, Letters of
                                       Credit reimbursement obligations, and all other Obligations owing by the Subsidiary Credit Parties to the Lenders, the Co-Agents, the Collateral Agent, the L/C Issuer, or any of them, under the Credit Agreement, the Notes, the Letter of Credit Agreement, and the other Credit Documents, including all renewals, extensions, modifications and refinancings thereof, now or hereafter owing, whether for principal, interest, fees, expenses or otherwise, and any and all reasonable out-of-pocket expenses (including reasonable attorneys' fees and expenses) incurred by the Lenders or the Collateral Agent in enforcing any rights under this Guaranty (collectively, the "Guaranteed Obligations"), including without limitation, all interest which, but for the filing of a petition in bankruptcy, or the equivalent filing under the laws of the United Kingdom, The Netherlands, or other jurisdictions, with respect to the Subsidiary Credit Parties, would accrue on any principal portion of the Guaranteed Obligations. Any and all payments by Guarantor hereunder shall be made free and clear of and without deduction for any set-off, counterclaim, or withholding so that, in each case, each Guaranteed Party will receive, after giving effect to any Taxes (as such term is defined in the Credit Agreement, but excluding Taxes imposed on overall net income of the Guaranteed Party to the same extent as excluded pursuant to the Credit Agreement), the full amount that it would otherwise be entitled to receive with respect to the Guaranteed Obligations (but without duplication of amounts for Taxes already included in the Guaranteed Obligations). Guarantor acknowledges and agrees that this is a guarantee of payment when due, and not of collection, and that this Guaranty may be enforced up to the full amount of the Guaranteed Obligations without proceeding against any of the Subsidiary Credit Parties, against any security for the Guaranteed Obligations, against any other Guarantor or under any other guaranty covering any portion of the Guaranteed Obligations.

                 SECTION        ii.      GUARANTY ABSOLUTE. Guarantor guarantees
                                       that the Guaranteed Obligations will be
                                       paid strictly in accordance with the
                                       terms of the Credit Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Guaranteed Party with respect thereto. The liability of Guarantor under this Guaranty shall be absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation, the following (whether or not Guarantor consents thereto or has notice thereof):

                 (a) any change in the time, place or manner of payment of, or in any other term of, all or any of the Guaranteed Obligations, any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of the Credit Agreement, the Letter of Credit Agreement, or the other Credit Documents, or any other documents, instruments or agreements relating to the Guaranteed Obligations or any other instrument or agreement referred to therein or any assignment or transfer of any thereof;

                 (b) any lack of validity or enforceability of the Credit Agreement, the Letter of Credit Agreement, or the other Credit Documents, or any other document, instrument or agreement referred to therein or any assignment or transfer of any thereof;

                 (c) any furnishing to the Guaranteed Parties of any additional security for the Guaranteed Obligations, or any sale, exchange, release or surrender of, or realization on, any security for the Guaranteed Obligations;

                 (d) any settlement or compromise of any of the Guaranteed Obligations, any security therefor, or any liability of any other party with respect to the Guaranteed Obligations, or any subordination of the payment of the Guaranteed Obligations to the payment of any other liability of the Subsidiary Credit Parties;

                 (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Guarantor, any Subsidiary Credit Party or any other Credit Party, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

                 (f) any nonperfection of any security interest or lien on any collateral, or any amendment or waiver of or consent to departure from any guaranty or security, for all or any of the
Guaranteed Obligations;

                 (g) any application of sums paid by the Subsidiary Credit Parties or any other Person with respect to the liabilities of any of the Subsidiary Credit Parties to the Guaranteed Parties, regardless of what liabilities of the Subsidiary Credit Parties remain unpaid;

                 (h) any act or failure to act by any Guaranteed Party which may adversely affect Guarantor's subrogation rights, if any, against the Subsidiary Credit Parties or any of them to recover payments made under this Guaranty; and

                 (i) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Guarantor, any Subsidiary Credit Party or any other Credit Party.

If claim is ever made upon any of the Guaranteed Parties for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations, and any Guaranteed Party repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over the Guaranteed Party or any of its property, or (b) any settlement or compromise of any such claim effected by the Guaranteed Party with any such claimant (including any of the Subsidiary Credit Parties or a trustee in bankruptcy for any of the Subsidiary Credit Parties), then and in such event Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Credit Agreement, the Letter of Credit Agreement, the other Credit Documents, or any other instrument evidencing any liability of any of the Subsidiary Credit Parties, and Guarantor shall be and remain liable to the Guaranteed Party for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Guaranteed Party.

                 SECTION        III.     WAIVER.  Guarantor hereby waives notice
                                       of acceptance of this Guaranty, notice of any liability to which it may apply, and further waives presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Guaranteed Parties against, and any other notice to, any of the Subsidiary Credit Parties or any other party liable with respect to the Guaranteed

                                       Obligations (including Guarantor or any
                                       other Person executing a guaranty of the obligations of any of the Subsidiary Credit Parties).

                 SECTION        IV.       SUBROGATION.  Guarantor will
                                       not exercise any rights against any of
                                       the Subsidiary Credit Parties which it
                                       may acquire by way of subrogation or
                                       contribution, by any payment made
                                       hereunder or otherwise, until all the
                                       Guaranteed Obligations shall have been
                                       irrevocably paid in full and the Credit
                                       Agreement and the Letter of Credit
                                       Agreement shall have been irrevocably
                                       terminated. If any amount shall be paid to Guarantor on account of such subrogation or contribution rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Collateral Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement and the Letter of Credit Agreement. If (i) Guarantor shall make payment to the Guaranteed Parties of all or any part of the Guaranteed Obligations and (ii) all the Guaranteed Obligations shall be irrevocably paid in full and the Credit Agreement and the Letter of Credit Agreement irrevocably terminated, the Guaranteed Parties will, at Guarantor's request, execute and deliver to Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to Guarantor of an interest in the Guaranteed Obligations resulting from such payment by Guarantor.

                 SECTION 5. SEVERABILITY. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 SECTION 6. AMENDMENTS, ETC. No amendment or waiver of any provision of this Guaranty nor consent to any departure by Guarantor therefrom shall in any event be effective unless the same shall be in writing executed by the Collateral Agent.

                 SECTION 7. NOTICES. All notices and other communications provided for hereunder shall be given in the manner, and at the addresses for Guarantor and the Collateral Agent, respectively, as specified in Section 12.01 of the Credit Agreement.

                 SECTION 8. NO WAIVER; REMEDIES. No failure on the part of the Collateral Agent or the other Guaranteed Parties to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on Guarantor in any case shall entitle Guarantor to any other further notice or demand in any similar or other circumstances or constitute a waiver of the rights of the Collateral Agent or other Guaranteed Parties to any other or further action in any circumstances without notice or demand. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                 SECTION 9. RIGHT OF SET OFF. In addition to and not in limitation of all rights of offset that the Collateral Agent or other Guaranteed Parties may have under applicable law, the Collateral Agent or other Guaranteed Parties shall, upon the occurrence of any Event of Default and whether or not the Collateral Agent or other Guaranteed Parties have made any demand or the Guaranteed Obligations are matured, have the right to appropriate and apply to the payment of the Guaranteed Obligations, all deposits of Guarantor (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by the Collateral Agent or the other Guaranteed Parties to Guarantor, whether or not related to this Guaranty or any transaction hereunder.

                 SECTION 10. CONTINUING GUARANTY; TRANSFER OF OBLIGATIONS. This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty and termination of the Total Commitments,
(ii) be binding upon Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Collateral Agent, its successors, transferees and assigns, for the benefit of the Guaranteed Parties.

                 SECTION 11. GOVERNING LAW; APPOINTMENT OF AGENT FOR SERVICE OF PROCESS; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

                 (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF GEORGIA (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF).

                 (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR OTHERWISE RELATED HERETO MAY BE BROUGHT IN THE SUPERIOR COURTS OF FULTON COUNTY OR COBB COUNTY OF THE STATE OF GEORGIA OR IN ANY COURT OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF GEORGIA, AND, BY EXECUTION AND DELIVERY OF THIS GUARANTY, GUARANTOR HEREBY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THE AFORESAID COURTS SOLELY FOR THE PURPOSE OF ADJUDICATING ITS RIGHTS OR THE RIGHTS OF THE COLLATERAL AGENT AND OTHER GUARANTEED PARTIES WITH RESPECT TO THIS GUARANTY OR ANY DOCUMENT RELATED HERETO. GUARANTOR HEREBY IRREVOCABLY DESIGNATES EACH OF
G. KIMBROUGH TAYLOR, JR. AND KILPATRICK & CODY, EACH OF ATLANTA, GEORGIA, AS THE DESIGNEE, APPOINTEE AND AGENT OF GUARANTOR TO RECEIVE, FOR AND ON BEHALF OF GUARANTOR, SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY DOCUMENT RELATED HERETO AND SUCH SERVICE SHALL BE DEEMED COMPLETED THIRTY DAYS AFTER MAILING THEREOF TO SAID AGENT. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT WILL BE PROMPTLY FORWARDED BY MAIL TO GUARANTOR AT ITS ADDRESS SET FORTH HEREIN, BUT THE FAILURE OF GUARANTOR TO RECEIVE SUCH COPY SHALL NOT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. IF FOR ANY REASON SERVICE OF PROCESS CANNOT PROMPTLY BE MADE ON EITHER SUCH LOCAL AGENT, GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS IN RESPECT OF THIS GUARANTY OR ANY DOCUMENT RELATED THERETO. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST GUARANTOR IN ANY OTHER JURISDICTION.

                 (c) TO THE EXTENT PERMITTED BY APPLICABLE LAW, GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION,

PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER CREDIT DOCUMENT OR ANY MATTER ARISING IN CONNECTION HEREUNDER OR THEREUNDER.

                 SECTION 12. SUBORDINATION OF SUBSIDIARY CREDIT PARTIES' OBLIGATIONS TO GUARANTOR. As an independent covenant, Guarantor hereby expressly covenants and agrees for the benefit of the Collateral Agent and other Guaranteed Parties that all obligations and liabilities of each of the Subsidiary Credit Parties to Guarantor of whatsoever description including, without limitation, all intercompany receivables of Guarantor from each of the Subsidiary Credit Parties ("Junior Claims") shall be subordinate and junior in right of payment to all obligations of the Subsidiary Credit Parties to the Collateral Agent and other Guaranteed Parties under the terms of the Credit Agreement, the Letter of Credit Agreement, and the other Credit Documents ("Senior Claims").

                 If an Event of Default shall occur, then, unless and until such Event of Default shall have been cured, or waived, or shall have ceased to exist, no direct or indirect payment (in cash, property, securities by setoff or otherwise) shall be made by any of the Subsidiary Credit Parties to Guarantor on account of or in any manner in respect of any Junior Claim except such payments and distributions the proceeds of which shall be applied to the payment of Senior Claims.

                 In the event of a Proceeding (as hereinafter defined), all Senior Claims shall first be paid in full before any direct or indirect payment or distribution (in cash, property, securities by setoff or otherwise) shall be made to Guarantor on account of or in any manner in respect of any Junior Claim except such payments and distributions the proceeds of which shall be applied to the payment of Senior Claims. For the purposes of the previous sentence, "Proceeding" means any of the Subsidiary Credit Parties or Guarantor shall commence a voluntary case concerning itself under the Bankruptcy Code; or any involuntary case is commenced against any of the Subsidiary Credit Parties or Guarantor; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of any of the Subsidiary Credit Parties or Guarantor, or any of the Subsidiary Credit Parties or Guarantor commences any other proceedings under any reorganization arrangement, adjustment of debt, relief of debtor, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any of the Subsidiary Credit Parties or Guarantor, or any such proceeding is commenced against any of the Subsidiary Credit Parties or Guarantor, or any of the

Subsidiary Credit Parties or Guarantor is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any of the Subsidiary Credit Parties or Guarantor suffers any appointment of any custodian or the like for it or any substantial part of its property; or any of the Subsidiary Credit Parties or Guarantor makes a general assignment for the benefit of creditors; or any of the Subsidiary Credit Parties or Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or any of the Subsidiary Credit Parties or Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or any of the Subsidiary Credit Parties or Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action shall be taken by any of the Subsidiary Credit Parties or Guarantor for the purpose of effecting any of the foregoing.

                 In the event any direct or indirect payment or distribution is made to Guarantor in contravention of this Section 12, such payment or distribution shall be deemed received in trust for the benefit of the Collateral Agent and other Guaranteed Parties and shall be immediately paid over to the Collateral Agent for application against the Guaranteed Obligations in accordance with the terms of the Credit Agreement and the Letter of Credit Agreement.

                 Guarantor agrees to execute such additional documents as the Collateral Agent may reasonably request to evidence the subordination provided for in this Section 12.

                 SECTION 13. JUDGMENT CURRENCY. (a) Guarantor's obligations hereunder to make payments in a particular currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Guaranteed Parties of the full amount of the Obligation Currency expressed to be payable under this Guaranty or the Credit Agreement or Letter of Credit Agreement. If for the purpose of obtaining or enforcing judgment against Guarantor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, at the currency equivalent determined, in each case, as on the day immediately preceding the day on which the judgment is given (such Business Day being hereafter referred to as the "Judgment Currency Conversion Date").

                 (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, Guarantor covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

                 (c) For purposes of determining the currency equivalent for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

                 (d) If the Obligation Currency is U.S. Dollars, the currency equivalent shall be the Dollar Equivalent and the "Dollar Equivalent" shall mean, with respect to any monetary amount in a currency other than U.S. Dollars, at any time for the determination thereof, the amount of U.S. Dollars obtained by converting such foreign currency involved in such computation into U.S. Dollars at the spot rate for the purchase of U.S. Dollars with the applicable foreign currency as quoted by the Multicurrency Agent at approximately 11:00 A.M. (Chicago, Illinois Time) on the date of determination thereof specified herein or, if the date of determination thereof is not otherwise specified herein, on the date two (2) Business Days prior to such determination.

                 SECTION 14.  AUTOMATIC ACCELERATION IN CERTAIN EVENTS.
Upon the occurrence of an Event of Default specified in Section 10.07 of the Credit Agreement, all Guaranteed Obligations shall automatically become immediately due and payable by Guarantor, without notice or other action on the part of the Collateral Agent or other Guaranteed Parties, and regardless of whether payment of the Guaranteed Obligations by the Subsidiary Credit Parties has then been accelerated. In addition, if any event of the types described in
Section 10.07 of the Credit Agreement should occur with respect to Guarantor, then the Guaranteed Obligations shall automatically become immediately due and payable by Guarantor, without notice or other action on the part of the Collateral Agent or other Guaranteed Parties, and regardless of whether payment of the Guaranteed Obligations by any of the Subsidiary Credit Parties has then been accelerated.

                 SECTION 15. INFORMATION. Guarantor assumes all responsibility for being and keeping itself informed of the Subsidiary Credit Parties' financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that Guarantor assumes and incurs hereunder, and agrees that none of the Guaranteed Parties will have any duty to advise Guarantor of information known to it or any of them regarding such circumstances or risks.

                 SECTION 16. SURVIVAL OF AGREEMENT. All agreements, representations and warranties made herein shall survive the execution and delivery of this Guaranty, the Credit Agreement, and the Letter of Credit Agreement, the making of the Borrowings, the issuance of the Letters of Credit, and the execution and delivery of the Notes and the other Credit Documents.

                 SECTION 17. COUNTERPARTS. This Guaranty and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

                 SECTION 18. CURRENCY OF PAYMENT. All payments to be made by Guarantor hereunder shall be made in the relevant Currency or Currencies in which the Guaranteed Obligations are denominated in immediately available funds. If Guarantor is unable for any reason to effect payment of any of the Guaranteed Obligations in the Currency in which such Guaranteed Obligations are denominated, the Guaranteed Parties may, at their option, require such payment to be made in the Dollar Equivalent of such Currency. If in any case where Guarantor shall make any such payment in the Dollar Equivalent, Guarantor agrees to hold the Guaranteed Parties harmless from any loss incurred by the Lenders arising from any change in the value of Dollars in relation to such Currency between the date such payment became due and the date of actual payment thereof.


                 IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered under seal by its duly authorized officers as of the date first above written.


Address:                                   INTERFACE, INC.
=======
                                           (the "Guarantor")
Interface, Inc.
2859 Paces Ferry Road
Suite 2000                                 By:
                                                   ===========================================
Atlanta, GA  30339                                 Daniel T. Hendrix
Attn:  Daniel T. Hendrix                           Vice President


                                           Attest:
                                                   ===========================================
                                                   Name:____________________
                                                   Assistant Secretary

                                                            [CORPORATE SEAL]

SECTION 12 OF THE
FOREGOING GUARANTY
ACKNOWLEDGED AND
AGREED TO:


INTERFACE SCHERPENZEEL B.V.


By:
   ================================================
    Name:_____________________
    Title:____________________


INTERFACE EUROPE LIMITED


By:
   ================================================
    Name:_____________________
    Title:____________________


INTERFACE FLOORING SYSTEMS, INC.


 By:
    ===============================================
    Daniel T. Hendrix
    Vice President


GUILFORD OF MAINE, INC.


By:
   ================================================
    Daniel T. Hendrix
    Vice President

BENTLEY MILLS, INC.


By:
   ================================================
    Daniel T. Hendrix
    Vice President

PRINCE STREET TECHNOLOGIES, LTD.


By:
   ================================================
    Daniel T. Hendrix
    Vice President

ROCKLAND REACT-RITE, INC.

By:
   ================================================
    Daniel T. Hendrix
    Vice President

PANDEL, INC.


By:
   ================================================
    Daniel T. Hendrix
    Vice President

INTERFACE RESEARCH CORPORATION


By:
   ================================================
    Daniel T. Hendrix
    Vice President

                                  EXHIBIT D-2


                         SUBSIDIARY GUARANTY AGREEMENT



                 THIS SUBSIDIARY GUARANTY AGREEMENT (this "Guaranty"), dated as of January 9, 1995, made by GUILFORD OF MAINE, INC., a corporation organized and existing under the laws of the State of Delaware, INTERFACE FLOORING SYSTEMS, INC., a corporation organized and existing under the laws of the State of Georgia, INTERFACE RESEARCH CORPORATION, a corporation organized and existing under the laws of the State of Georgia, ROCKLAND REACT-RITE, INC., a corporation organized and existing under the laws of the State of Georgia, PANDEL, INC., a corporation organized and existing under the laws of the State of Georgia, BENTLEY MILLS, INC., a corporation organized under the laws of the State of Delaware, PRINCE STREET TECHNOLOGIES, LTD., a corporation organized under the laws of the State of Georgia, INTERFACE EUROPE, INC., a corporation organized and existing under the laws of the State of Delaware, INTERFACE ASIA-PACIFIC, INC., a corporation organized and existing under the laws of the State of Georgia, and GUILFORD (DELAWARE), INC., a corporation organized and existing under the laws of Delaware (the foregoing corporations individually a "Guarantor" and collectively the "Guarantors"), in favor of (i) the banks and other lending institutions that are parties to the Credit Agreement (as hereinafter defined) and each assignee thereof becoming a "Lender" as provided therein (the "Lenders"), (ii) Trust Company Bank, in its capacities as collateral agent (the "Collateral Agent") under the terms of the Credit Agreement, and as L/C Issuer (the "L/C Issuer") under the terms of the Letter of Credit Agreement (as hereinafter defined), and (iii) The First National Bank of Chicago and Trust Company Bank, as co-agents under the terms of the Credit Agreement (the "Co-Agents"; the Lenders, the Collateral Agent, the L/C Issuer, and the Co-Agents being collectively referred to herein as the "Guaranteed Parties");


                              W I T N E S S E T H:
                              - - - - - - - - - -


                 WHEREAS, Interface, Inc. ("Interface"), a corporation organized and existing under the laws of the State of Georgia, Interface Europe Limited, a private company limited by shares organized and existing under the laws of England and Wales, and Interface Scherpenzeel B.V., a "besloten vennootschap met beperkte aansprakelijkheid" (private company with limited liability) organized and existing under the laws of The Netherlands (collectively, the "Borrowers"), the Lenders, the Co-Agents, and the Collateral Agent have entered into that certain Credit Agreement dated as of January 9, 1995 (as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, and including all schedules, riders, and supplements thereto, the "Credit Agreement"; terms defined therein and not otherwise defined herein being used herein as therein defined);

                 WHEREAS, Interface, Interface Flooring Systems, Inc., Guilford of Maine, Inc., Bentley Mills, Inc., Prince Street Technologies, Ltd., Rockland React-Rite, Inc., and Pandel, Inc. (collectively, the "L/C Credit Parties"; the Borrowers and L/C Credit Parties being herein collectively referred to as the "Credit Parties"), certain of the Lenders, and Trust Company Bank, in its capacities as L/C Issuer, Domestic Agent, and Collateral Agent, are parties to a certain Letter of Credit Agreement dated as of January 9, 1995 (as hereafter amended, restated or supplemented from time to time, the "Letter of Credit Agreement");

                 WHEREAS, Interface owns, directly or indirectly, all outstanding capital stock of each of the Guarantors;

                 WHEREAS, the Borrowers, L/C Credit Parties, and Guarantors share an identity of interest as members of a consolidated group of companies engaged in substantially similar businesses with Interface providing certain centralized financial, accounting and management services to each of the other Borrowers, L/C Credit Parties, and Guarantors;

                 WHEREAS, consummation of the transactions pursuant to the Credit Agreement and the Letter of Credit Agreement will facilitate expansion and enhance the overall financial strength and stability of Interface's entire corporate group, including the Guarantors; and

                 WHEREAS, it is a condition precedent to the Lenders' obligations to enter into the Credit Agreement and the Letter of Credit Agreement and to make extensions of credit thereunder that Guarantors execute and deliver this Guaranty, and Guarantors desire to execute and deliver this Guaranty to satisfy such condition precedent;


                 NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to enter into and perform their obligations under the Credit Agreement and the Letter of Credit Agreement, the Guarantors hereby jointly and severally agree as follows:

                 SECTION 1. GUARANTY. The Guarantors hereby jointly and severally, irrevocably and unconditionally, guarantee the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Loans, Letter of Credit reimbursement obligations, and all other Obligations owing by the Credit Parties to the Lenders, the Co-Agents, the L/C Issuer, or the Collateral Agent, or any of them, under the Credit Agreement, the Notes, the

Letter of Credit Agreement, and the other Credit Documents, including all renewals, extensions, modifications and refinancings thereof, now or hereafter owing, whether for principal, interest, fees, expenses or otherwise, and any and all reasonable out-of- pocket expenses (including reasonable attorneys' fees and expenses) incurred by the Lenders, the L/C Issuer, or the Collateral Agent in enforcing any rights under this Guaranty (collectively, the "Guaranteed Obligations"), including without limitation, all interest which, but for the filing of a petition in bankruptcy, or the equivalent filing under the laws of the United Kingdom, The Netherlands, or any other jurisdictions, with respect to the Credit Parties, would accrue on any principal portion of the Guaranteed Obligations. Any and all payments by the Guarantors hereunder shall be made free and clear of and without deduction for any set- off, counterclaim, or withholding so that, in each case, each Guaranteed Party will receive, after giving effect to any Taxes (as such term is defined in the Credit Agreement, but excluding Taxes imposed on overall net income of the Guaranteed Party to the same extent as excluded pursuant to the Credit Agreement), the full amount that it would otherwise be entitled to receive with respect to the Guaranteed Obligations (but without duplication of amounts for Taxes already included in the Guaranteed Obligations). The Guarantors acknowledge and agree that this is a guarantee of payment when due, and not of collection, and that this Guaranty may be enforced up to the full amount of the Guaranteed Obligations without proceeding against any of the Credit Parties, against any security for the Guaranteed Obligations, against any other Guarantor or under any other guaranty covering any portion of the Guaranteed Obligations.


                 SECTION 2. GUARANTY ABSOLUTE. The Guarantors guarantee that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Guaranteed Party with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):

                 (a) any change in the time, place or manner of payment of, or in any other term of, all or any of the Guaranteed Obligations, any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of the Credit Agreement, the Letter of Credit Agreement, or the other Credit Documents, or any other documents, instruments or agreements relating to the

         Guaranteed Obligations or any other instrument or agreement referred to therein or any assignment or transfer of any thereof;

                 (b) any lack of validity or enforceability of the Credit Agreement, the Letter of Credit Agreement, or the other Credit Documents, or any other document, instrument or agreement referred to therein or any assignment or transfer of any thereof;

                 (c) any furnishing to the Guaranteed Parties of any additional security for the Guaranteed Obligations, or any sale, exchange, release or surrender of, or realization on, any security for the Guaranteed Obligations;

                 (d) any settlement or compromise of any of the Guaranteed Obligations, any security therefor, or any liability of any other party with respect to the Guaranteed Obligations, or any subordination of the payment of the Guaranteed Obligations to the payment of any other liability of the Credit Parties;

                 (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Guarantor or Credit Party, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

                 (f) any nonperfection of any security interest or lien on any collateral, or any amendment or waiver of or consent to departure from any guaranty or security, for all or any of the Guaranteed Obligations;

                 (g) any application of sums paid by the Credit Parties or any other Person with respect to the liabilities of any of the Credit Parties to the Guaranteed Parties, regardless of what liabilities of the Credit Parties remain unpaid;

                 (h) any act or failure to act by any Guaranteed Party which may adversely affect a Guarantor's subrogation rights, if any, against the Credit Parties or any of them to recover payments made under this Guaranty; and

                 (i) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor.

If claim is ever made upon any Guaranteed Party for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations, and any Guaranteed Party repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over the Guaranteed Party or any of its property, or

(b) any settlement or compromise of any such claim effected by the Guaranteed Party with any such claimant (including any of the Credit Parties or a trustee in bankruptcy for any of the Credit Parties), then and in such event the Guarantors agree that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Credit Agreement, the Letter of Credit Agreement, the other Credit Documents, or any other instrument evidencing any liability of any of the Credit Parties, and the Guarantors shall be and remain liable to the Guaranteed Party for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Guaranteed Party.

                 SECTION 3. WAIVER. The Guarantors hereby waive notice of acceptance of this Guaranty, notice of any liability to which it may apply, and further waive presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Guaranteed Parties against, and any other notice to, any of the Credit Parties or any other party liable with respect to the Guaranteed Obligations (including the Guarantors or any other Person executing a guaranty of the obligations of any of the Credit Parties).

                 SECTION 4. SUBROGATION. No Guarantor will exercise any rights against any of the Credit Parties which it may acquire by way of subrogation or contribution, by any payment made hereunder or otherwise, until all the Guaranteed Obligations shall have been irrevocably paid in full and the Credit Agreement and the Letter of Credit Agreement shall have been irrevocably terminated. If any amount shall be paid to a Guarantor on account of such subrogation or contribution rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Collateral Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement and the Letter of Credit Agreement. If (i) a Guarantor shall make payment to the Guaranteed Parties of all or any part of the Guaranteed Obligations and (ii) all the Guaranteed Obligations shall be irrevocably paid in full and the Credit Agreement and the Letter of Credit Agreement irrevocably terminated, the Guaranteed Parties will, at such Guarantor's request, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

                 SECTION 5. SEVERABILITY. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 SECTION 6. AMENDMENTS, ETC. No amendment or waiver of any provision of this Guaranty nor consent to any departure by a Guarantor therefrom shall in any event be effective unless the same shall be in writing executed by the Collateral Agent.

                 SECTION 7. NOTICES. All notices and other communications provided for hereunder shall be given in the manner specified in the Credit Agreement (i) in the case of the Collateral Agent, at the address specified for the Collateral Agent in the Credit Agreement, and (ii) in the case of the Guarantors, at the respective addresses specified for such Guarantors in this Guaranty.

                 SECTION 8. NO WAIVER; REMEDIES. No failure on the part of the Collateral Agent or other Guaranteed Parties to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in any similar or other circumstances or constitute a waiver of the rights of the Collateral Agent or other Guaranteed Parties to any other or further action in any circumstances without notice or demand. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                 SECTION 9. RIGHT OF SET OFF. In addition to and not in limitation of all rights of offset that the Collateral Agent or other Guaranteed Parties may have under applicable law, the Collateral Agent or other Guaranteed Parties shall, upon the occurrence of any Event of Default and whether or not the Collateral Agent or other Guaranteed Parties have made any demand or the Guaranteed Obligations are matured, have the right to appropriate and apply to the payment of the Guaranteed Obligations, all deposits of any Guarantor (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by the Collateral Agent or other Guaranteed Parties to any Guarantor, whether or not related to this Guaranty or any transaction hereunder.

                 SECTION 10. CONTINUING GUARANTY; TRANSFER OF OBLIGATIONS. This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty and the termination of the Total Commitments, (ii) be binding upon each Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Collateral Agent, its successors, transferees and assigns, for the benefit of the Guaranteed Parties.

                 SECTION 11. GOVERNING LAW; APPOINTMENT OF AGENT FOR SERVICE OF PROCESS; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

                 (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF GEORGIA (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF).

                 (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR OTHERWISE RELATED HERETO MAY BE BROUGHT IN THE SUPERIOR COURTS OF FULTON COUNTY OR COBB COUNTY OF THE STATE OF GEORGIA OR OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF GEORGIA, AND, BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH GUARANTOR HEREBY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THE AFORESAID COURTS SOLELY FOR THE PURPOSE OF ADJUDICATING ITS RIGHTS OR THE RIGHTS OF THE COLLATERAL AGENT AND OTHER GUARANTEED PARTIES WITH RESPECT TO THIS GUARANTY OR ANY DOCUMENT RELATED HERETO. EACH GUARANTOR HEREBY IRREVOCABLY DESIGNATES EACH OF G. KIMBROUGH TAYLOR, JR. AND KILPATRICK & CODY, EACH OF ATLANTA, GEORGIA, AS THE DESIGNEE, APPOINTEE AND AGENT OF SUCH GUARANTOR TO RECEIVE, FOR AND ON BEHALF OF SUCH GUARANTOR, SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY DOCUMENT RELATED HERETO AND SUCH SERVICE SHALL BE DEEMED COMPLETED THIRTY DAYS AFTER MAILING THEREOF TO SAID AGENT. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT WILL BE PROMPTLY FORWARDED BY MAIL TO THE RESPECTIVE GUARANTOR AT ITS ADDRESS SET FORTH HEREIN, BUT THE FAILURE OF SUCH GUARANTOR TO RECEIVE SUCH COPY SHALL NOT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. IF FOR ANY REASON SERVICE OF PROCESS CANNOT PROMPTLY BE MADE ON EITHER SUCH LOCAL AGENT, EACH GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS IN RESPECT OF THIS GUARANTY OR ANY DOCUMENT RELATED THERETO. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY GUARANTOR IN ANY OTHER JURISDICTION.

                 (c) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN

ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER CREDIT DOCUMENT OR ANY MATTER ARISING IN CONNECTION HEREUNDER OR THEREUNDER.

                 SECTION 12. SUBORDINATION OF CREDIT PARTIES' OBLIGATIONS TO THE GUARANTORS. As an independent covenant, each Guarantor hereby expressly covenants and agrees for the benefit of the Collateral Agent and other Guaranteed Parties that all obligations and liabilities of each of the Credit Parties to such Guarantor of whatsoever description including, without limitation, all intercompany receivables of such Guarantor from each of the Credit Parties ("Junior Claims") shall be subordinate and junior in right of payment to all obligations of the Credit Parties to the Collateral Agent and other Guaranteed Parties under the terms of the Credit Agreement, the Letter of Credit Agreement, and the other Credit Documents ("Senior Claims").

                 If an Event of Default shall occur, then, unless and until such Event of Default shall have been cured, waived, or shall have ceased to exist, no direct or indirect payment (in cash, property, securities by setoff or otherwise) shall be made by any of the Credit Parties to any Guarantor on account of or in any manner in respect of any Junior Claim except such payments and distributions the proceeds of which shall be applied to the payment of Senior Claims.

                 In the event of a Proceeding (as hereinafter defined), all Senior Claims shall first be paid in full before any direct or indirect payment or distribution (in cash, property, securities by setoff or otherwise) shall be made to any Guarantor on account of or in any manner in respect of any Junior Claim except such payments and distributions the proceeds of which shall be applied to the payment of Senior Claims. For the purposes of the previous sentence, "Proceeding" means any of the Credit Parties or any Guarantor shall commence a voluntary case concerning itself under the Bankruptcy Code or any other applicable bankruptcy laws; or any involuntary case is commenced against any of the Credit Parties or any Guarantor; or a custodian (as defined in the Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of any of the Credit Parties or any Guarantor, or any of the

Credit Parties or any Guarantor commences any other proceedings under any reorganization arrangement, adjustment of debt, relief of debtor, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any of the Credit Parties or any Guarantor, or any such proceeding is commenced against any of the Credit Parties or any Guarantor, or any of the Credit Parties or any Guarantor is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any of the Credit Parties or any Guarantor suffers any appointment of any custodian or the like for it or any substantial part of its property; or any of the Credit Parties or any Guarantor makes a general assignment for the benefit of creditors; or any of the Credit Parties or any Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or any of the Credit Parties or any Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or any of the Credit Parties or any Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action shall be taken by any of the Credit Parties or any Guarantor for the purpose of effecting any of the foregoing.

                 In the event any direct or indirect payment or distribution is made to a Guarantor in contravention of this Section 12, such payment or distribution shall be deemed received in trust for the benefit of the Collateral Agent and other Guaranteed Parties and shall be immediately paid over to the Collateral Agent for application against the Guaranteed Obligations in accordance with the terms of the Credit Agreement and the Letter of Credit Agreement.

                 Each Guarantor agrees to execute such additional documents as the Collateral Agent may reasonably request to evidence the subordination provided for in this Section 12.

                 SECTION 13. JUDGMENT CURRENCY. (a) The Guarantors' obligations hereunder to make payments in a particular currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Guaranteed Parties of the full amount of the Obligation Currency expressed to be payable under this Guaranty or the Credit Agreement and the Letter of Credit Agreement. If for the purpose of obtaining or enforcing judgment against any Guarantor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, at the currency equivalent determined, in each case, as on the day immediately preceding the day on which the judgment is given (such Business Day being hereafter referred to as the "Judgment Currency Conversion Date").

                 (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Guarantors covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

                 (c) For purposes of determining the currency equivalent for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

                 (d) If the Obligation Currency is U.S. Dollars, the currency equivalent shall be the Dollar Equivalent and the "Dollar Equivalent" shall mean, with respect to any monetary amount in a currency other than U.S. Dollars, at any time for the determination thereof, the amount of U.S. Dollars obtained by converting such foreign currency involved in such computation into U.S. Dollars at the spot rate for the purchase of U.S. Dollars with the applicable foreign currency as quoted by the Multicurrency Agent at approximately 11:00 A.M. (Chicago, Illinois Time) on the date of determination thereof specified herein or, if the date of determination thereof is not otherwise specified herein, on the date two (2) Business Days prior to such determination.

                 SECTION 14.  AUTOMATIC ACCELERATION IN CERTAIN EVENTS.
Upon the occurrence of an Event of Default specified in Section 10.07 of the Credit Agreement, all Guaranteed Obligations shall automatically become immediately due and payable by the Guarantors, without notice or other action on the part of the Collateral Agent or other Guaranteed Parties, and regardless of whether payment of the Guaranteed Obligations by the Credit Parties has then been accelerated. In addition, if any event of the types described in Section
10.07 of the Credit Agreement should occur with respect to any Guarantor, then the Guaranteed Obligations shall automatically become immediately due and payable by such Guarantor, without notice or other action on the part of the Collateral Agent or other Guaranteed Parties, and regardless of whether payment of the Guaranteed Obligations by any of the Credit Parties has then been accelerated.

                 SECTION 15. SAVINGS CLAUSE. (a) It is the intent of each Guarantor and the Guaranteed Parties that each Guarantor's maximum obligations hereunder shall be in, but not in excess of:

                   (i) in a case or proceeding commenced by or against such Guarantor under the Bankruptcy Code on or within one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Guaranteed Parties) to be avoidable or unenforceable against such Guarantor under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

                 (ii) in a case or proceeding commenced by or against such Guarantor under the Bankruptcy Code subsequent to one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of the Guarantor to the Guaranteed Parties) to be avoidable or unenforceable against such Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of
         Section 544 of the Bankruptcy Code; or

                 (iii) in a case or proceeding commenced by or against such Guarantor under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Guaranteed Parties) to be avoidable or unenforceable against such Guarantor under such law, statute or regulation including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

(The substantive laws under which the possible avoidance or unenforceability of the Guaranteed Obligations (or any other obligations of such Guarantor to the Guaranteed Parties) shall be determined in any such case or proceeding shall hereinafter be referred to as the "Avoidance Provisions").

                 (b) To the end set forth in Section 15(a), but only to the extent that the Guaranteed Obligations would otherwise be subject to avoidance under the Avoidance Provisions if such Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for the Guaranteed Obligations, or if the Guaranteed Obligations would render the Guarantor insolvent, or leave the Guarantor with an unreasonably small capital to conduct its business, or cause the Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Guaranteed Obligations are deemed to have been incurred under the Avoidance Provisions and after giving effect to contribution as among Guarantors, the maximum Guaranteed Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Guaranteed

         Obligations (or any other obligations of such Guarantor to the Guaranteed Parties), as so reduced, to be subject to avoidance under the Avoidance Provisions. This Section 15(b) is intended solely to preserve the rights of the Guaranteed Parties hereunder to the maximum extent that would not cause the Guaranteed Obligations of any Guarantor to be subject to avoidance under the Avoidance Provisions, and neither such Guarantor nor any other Person shall have any right or claim under this Section 15 as against the Guaranteed Parties that would not otherwise be available to such Person under the Avoidance Provisions.

                 (c) None of the provisions of this Section 15 are intended in any manner to alter the obligations of any holder of Subordinated Debt or the rights of the holders of "senior indebtedness" as provided by the terms of the Subordinated Debt. Accordingly, it is the intent of each of the Guarantors that, in the event that any payment or distribution is made with respect to the Subordinated Debt prior to the payment in full of the Guaranteed Obligations by virtue of the provisions of this Section 15, in any case or proceeding of the kinds described in clauses (i)-(iii) of
         Section 15(a), the holders of the Subordinated Debt shall be obligated to pay or deliver such payment or distribution to or for the benefit of the Guaranteed Parties. Furthermore, in respect of the Avoidance Provisions, it is the intent of each Guarantor that the subrogation rights of the holders of Subordinated Debt with respect to the obligations of the Guarantor under this Guaranty, be subject in all respects to the provisions of Section 15(b).


                 SECTION 16. INFORMATION. Each of the Guarantors assumes all responsibility for being and keeping itself informed of the Credit Parties' financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Guaranteed Parties will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

                 SECTION 17. REPRESENTATIONS AND WARRANTIES. Each Guarantor represents and warrants as to itself that all representations and warranties relating to it contained in Sections 7.01 through 7.06 of the Credit Agreement are true and correct.

                 SECTION 18. SURVIVAL OF AGREEMENT. All agreements, representations and warranties made herein shall survive the execution and delivery of this Guaranty, the Credit Agreement, and the Letter of Credit Agreement, the making of the Borrowings, the issuance of the Letters of Credit, and the execution and delivery of the Notes and the other Credit Documents.

                 SECTION 19. COUNTERPARTS. This Guaranty and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

                 SECTION 20. CURRENCY OF PAYMENT. All payments to be made by the Guarantors hereunder shall be made in the relevant Currency or Currencies in which the Guaranteed Obligations are denominated in immediately available funds. If any Guarantor is unable for any reason to effect payment of any of the Guaranteed Obligations in the Currency in which such Guaranteed Obligations are denominated, the Guaranteed Parties may, at their option, require such payment to be made in the Dollar Equivalent of such Currency. If in any case where any of the Guarantors shall make any such payment in the Dollar Equivalent, the Guarantors agree to hold the Guaranteed Parties harmless from any loss incurred by the Lenders arising from any change in the value of Dollars in relation to such Currency between the date such payment became due and the date of payment thereof.

                 SECTION 21.      ADDITIONAL GUARANTORS.    Upon execution and
delivery by any Subsidiary of Interface of an instrument in the form of Annex 1, such Subsidiary of Interface shall become a Guarantor hereunder with the same force and effect as if originally named a Guarantor herein (each an "Additional Guarantor"). The execution and delivery of any such instrument shall not require the consent of any Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any Additional Guarantor as a party to this Guaranty.


                 IN WITNESS WHEREOF, each Guarantor and the Collateral Agent have caused this Guaranty to be duly executed and delivered by their respective duly authorized officers as of the date first above written.


Address for Notices:              GUILFORD OF MAINE, INC.
===================
                                  (a "Guarantor")
c/o Interface, Inc.
2859 Paces Ferry Road
Suite 2000                        By:
                                           ===================================================
Atlanta, GA  30339                         Daniel T. Hendrix
Attention:  Daniel T. Hendrix              Vice President
  Telex No.:
  Answerback:
Telecopy No.:  404/956-9764       Attest:
                                           ===================================================
                                            Name:_____________________
                                            Assistant Secretary

                                                   [CORPORATE SEAL]

Address for Notices:              BENTLEY MILLS, INC.
===================
                                  (a "Guarantor")
c/o Interface, Inc.
2859 Paces Ferry Road
Suite 2000                        By:
                                           ===================================================
Atlanta, GA  30339                         Daniel T. Hendrix
Attention:  Daniel T. Hendrix              Vice President
  Telex No.:
  Answerback:
Telecopy No.:  404/956-9764       Attest:
                                           ===================================================
                                               Name:_____________________
                                               Assistant Secretary

                                                   [CORPORATE SEAL]


Address for Notices:              INTERFACE FLOORING SYSTEMS, INC.
===================
                                  (a "Guarantor")
c/o Interface, Inc.
2859 Paces Ferry Road
Suite 2000                        By:
                                           ===================================================
Atlanta, GA  30339                         Daniel T. Hendrix
Attention:  Daniel T. Hendrix              Vice President
  Telex No.:
  Answerback:
Telecopy No.:  404/956-9764       Attest:
                                           ===================================================
                                               Name:_____________________
                                               Assistant Secretary

                                                   [CORPORATE SEAL]


Address for Notices:              INTERFACE RESEARCH CORPORATION
===================
                                  (a "Guarantor")
c/o Interface, Inc.
2859 Paces Ferry Road
Suite 2000                        By:
                                           ===================================================
Atlanta, GA  30339                         Daniel T. Hendrix
Attention:  Daniel T. Hendrix              Vice President
  Telex No.:
  Answerback:
Telecopy No.:  404/956-9764       Attest:
                                           ===================================================
                                               Name:_____________________
                                               Assistant Secretary

                                                   [CORPORATE SEAL]


 Address for Notices:             ROCKLAND REACT-RITE, INC.
====================
                                                   (a "Guarantor")
c/o Interface, Inc.
2859 Paces Ferry Road

Suite 2000                        By:
                                           ===================================================
Atlanta, GA  30339                         Daniel T. Hendrix
Attention:  Daniel T. Hendrix              Vice President
  Telex No.:
  Answerback:
Telecopy No.:  404/956-9764       Attest:
                                           ===================================================
                                               Name:_____________________
                                               Assistant Secretary

                                                   [CORPORATE SEAL]


Address for Notices:              PANDEL, INC.
===================
                                  (a "Guarantor")
c/o Interface, Inc.
2859 Paces Ferry Road
Suite 2000                        By:
                                           ===================================================
Atlanta, GA  30339                         Daniel T. Hendrix
Attention:  Daniel T. Hendrix              Vice President
  Telex No.:
  Answerback:
Telecopy No.:  404/956-9764       Attest:
                                           ===================================================
                                               Name:_____________________
                                               Assistant Secretary

                                                   [CORPORATE SEAL]


Address for Notices:              INTERFACE EUROPE, INC.
===================
                                  (a "Guarantor")
c/o Interface, Inc.
2859 Paces Ferry Road
Suite 2000                        By:
                                           ===================================================
Atlanta, GA  30339                         Daniel T. Hendrix
Attention:  Daniel T. Hendrix              Vice President
  Telex No.:
  Answerback:
Telecopy No.:  404/956-9764       Attest:
                                           ===================================================
                                               Name:_____________________
                                               Assistant Secretary

                                                   [CORPORATE SEAL]


 Address for Notices:             INTERFACE ASIA-PACIFIC, INC.
====================
                                  (a "Guarantor")
c/o Interface, Inc.
2859 Paces Ferry Road
Suite 2000                        By:
                                           ===================================================
Atlanta, GA  30339                         Daniel T. Hendrix
Attention:  Daniel T. Hendrix              Vice President
  Telex No.:

  Answerback:
Telecopy No.:  404/956-9764       Attest:
                                           ===================================================
                                               Name:_____________________
                                               Assistant Secretary

                                                   [CORPORATE SEAL]


Address for Notices:              PRINCE STREET TECHNOLOGIES, LTD.
===================
                                  (a "Guarantor")
c/o Interface, Inc.
2859 Paces Ferry Road
Suite 2000                        By:
                                           ===================================================
Atlanta, GA  30339                         Daniel T. Hendrix
Attention:  Daniel T. Hendrix              Vice President
  Telex No.:
  Answerback:
Telecopy No.:  404/956-9764       Attest:
                                           ===================================================
                                               Name:_____________________
                                               Assistant Secretary


Address for Notices:              GUILFORD (DELAWARE), INC.
===================
                                  (a "Guarantor")
c/o Interface, Inc.
2859 Paces Ferry Road
Suite 2000                        By:
                                           ===================================================
Atlanta, GA  30339                         Daniel T. Hendrix
Attention:  Daniel T. Hendrix              Vice President
  Telex No.:
  Answerback:
Telecopy No.:  404/956-9764       Attest:
                                           ===================================================
                                               Name:_____________________
                                               Assistant Secretary

                                                   [CORPORATE SEAL]


                                                   TRUST COMPANY BANK
                                                   ("Collateral Agent")

                                                   By:
                                                            ===================================================
                                                            Title:
                                                                    ==================================


                                                   By:
                                                        ==============================================
                                                            Title:
                                                                    ==================================

SECTION 12 OF THE
FOREGOING GUARANTY
ACKNOWLEDGED AND
AGREED TO:


INTERFACE, INC.


 By:
         ==========================================
         Daniel T. Hendrix
         Vice President


INTERFACE SCHERPENZEEL B. V.


 By:
         ==========================================
     Name:
          =================================
         Title:
               ============================


INTERFACE EUROPE LIMITED



By:
     ======================================
     Name:
          =================================
         Title:
               ============================


INTERFACE FLOORING SYSTEMS, INC.



By:
         ==========================================
         Daniel T. Hendrix
         Vice President


GUILFORD OF MAINE, INC.



By:
         ==========================================
         Daniel T. Hendrix
         Vice President


 BENTLEY MILLS, INC.

By:
         ==========================================
         Daniel T. Hendrix
         Vice President

PRINCE STREET TECHNOLOGIES, LTD.



By:
         ==========================================
         Daniel T. Hendrix
         Vice President


ROCKLAND REACT-RITE, INC.



By:
         ==========================================
         Daniel T. Hendrix
         Vice President


PANDEL, INC.



By:
         ==========================================
         Daniel T. Hendrix
         Vice President

                                    ANNEX 1


                                   SUPPLEMENT
                                       TO
                         SUBSIDIARY GUARANTY AGREEMENT


                 THIS SUPPLEMENT TO SUBSIDIARY GUARANTY AGREEMENT (this "Supplement to Guaranty Agreement"), dated as of _______________, made by ___________________ ____, a ________ corporation (the "Additional Guarantor"), in favor of (i) the banks and other lending institutions that are parties to the Credit Agreement (as hereinafter defined) and each assignee thereof becoming a "Lender" as provided therein (collectively, the "Lenders"), (ii) Trust Company Bank, in its capacities as Collateral Agent (the "Collateral Agent") and Domestic Agent (the "Domestic Agent") under the terms of the Credit Agreement and as L/C Issuer (the "L/C Issuer") under the terms of the Letter of Credit Agreement (as hereinafter defined), and (iii) The First National Bank of Chicago and Trust Company Bank, as co-agents under the terms of the Credit Agreement (the "Co-Agents"; the Lenders, the Collateral Agent, the L/C Issuer, and the Co-Agents being collectively referred to herein as the "Guaranteed Parties").


                              W I T N E S S E T H:
                              - - - - - - - - - -

                 WHEREAS, Interface, Inc. ("Interface"), Interface Scherpenzeel B.V., and Interface Europe Ltd. (collectively, the "Borrowers"), the Lenders, the Co-Agents, and the Collateral Agent are parties to a Credit Agreement, dated as of January 9, 1995 (as the same has been or may hereafter be amended, restated, or supplemented from time to time, the "Credit Agreement") pursuant to which the Lenders have made commitments to make loans to the Borrowers;

                 WHEREAS, Interface, Interface Flooring Systems, Inc., Guilford of Maine, Inc., Bentley Mills, Inc., Prince Street Technologies, Ltd., Rockland React-Rite, Inc., and Pandel, Inc. (collectively, the "L/C Credit Parties"; the Borrowers and L/C Credit Parties being herein collectively referred to as the "Credit Parties"), certain of the Lenders, and Trust Company Bank, in its capacities as L/C Issuer, Domestic Agent, and Collateral Agent, are parties to a certain Letter of Credit Agreement dated as of January 9, 1995 (as the same has been or hereafter may be amended, restated or supplemented from time to time, the "Letter of Credit Agreement");

                 WHEREAS, certain Subsidiaries (the "Subsidiary Guarantors") of Interface have executed and delivered a Subsidiary Guaranty Agreement dated as of January 9, 1995 (the "Subsidiary Guaranty") pursuant to which the Subsidiary Guarantors have agreed to guarantee all of the obligations of the Borrowers under the Credit Agreement, the Letter of Credit Agreement, and the other Credit Documents (as defined in the Credit Agreement);

                 WHEREAS, the Credit Parties, the Subsidiary Guarantors and the Additional Guarantor share an identity of interests as members of a consolidated group of companies engaged in substantially similar businesses; Interface provides certain centralized financial, accounting and management services to the Additional Guarantor; and the making of the Loans and issuance of the Letters of Credit will facilitate expansion and enhance the overall financial strength and stability of the Interface's corporate group, including the Additional Guarantor;

                 WHEREAS, it is a condition subsequent to the Lenders' obligation to make extensions of credit to or for the account of the Credit Parties under the Credit Agreement and the Letter of Credit Agreement that the Additional Guarantor execute and deliver to the Collateral Agent this Supplement to Guaranty Agreement, and the Additional Guarantor desires to execute and deliver this Supplement to Guaranty Agreement to satisfy such condition subsequent;

                 NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make extensions of credit to or for the account of the Credit Parties under the Credit Agreement and the Letter of Credit Agreement, the Additional Guarantor hereby agrees as follows:

1. DEFINED TERMS. Capitalized terms not otherwise defined herein which are used in the Subsidiary Guaranty are used herein with the meanings specified for such terms in the Subsidiary Guaranty.

2. ADDITIONAL GUARANTOR. The Additional Guarantor agrees that it shall be and become a Guarantor for all purposes of the Subsidiary Guaranty and shall be fully liable thereunder to the Collateral Agent and other Guaranteed Parties to the same extent and with the same effect as though the Additional Guarantor had been one of the Guarantors originally executing and delivering the Subsidiary Guaranty. Without limiting the foregoing, the Additional Guarantor hereby jointly and severally (with respect to the guaranties made by the Subsidiary Guarantors under the Subsidiary Guaranty), irrevocably and unconditionally, guarantees the punctual payment when due, whether at stated maturity by acceleration of otherwise, of the Borrowings and Letter of Credit reimbursement obligations, and all other Obligations (as defined in the Credit Agreement, and including all renewals, extensions, modifications and refinancings thereof, now or hereafter existing, whether for principal, interest, fees, expenses or otherwise, and any and all expenses (including reasonable attorneys' fees and reasonable out-of-pocket expenses) incurred by the Collateral Agent and other Guaranteed Parties in enforcing any rights under the Subsidiary Guaranty (as supplemented hereby), subject, however, to the limitations expressly provided in the Subsidiary Guaranty in Section 15 thereof. All references in the Subsidiary Guaranty to "Guarantors" or any "Guarantor" shall be deemed to include and to refer to the Additional Guarantor.

3. GOVERNING LAW; APPOINTMENT OF AGENT FOR SERVICE OF PROCESS; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

                 (a) THIS SUPPLEMENT TO GUARANTY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF GEORGIA (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF).

                 (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SUPPLEMENT TO GUARANTY AGREEMENT OR OTHERWISE RELATED HERETO MAY BE BROUGHT IN THE SUPERIOR COURTS OF FULTON COUNTY OR COBB COUNTY OF THE STATE OF GEORGIA OR OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF GEORGIA, AND, BY EXECUTION AND DELIVERY OF THIS SUPPLEMENT TO GUARANTY AGREEMENT, THE ADDITIONAL GUARANTOR HEREBY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THE AFORESAID COURTS SOLELY FOR THE PURPOSE OF ADJUDICATING ITS RIGHTS OR THE RIGHTS OF THE COLLATERAL AGENT OR OTHER GUARANTEED PARTIES WITH RESPECT TO THIS SUPPLEMENT TO GUARANTY AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE ADDITIONAL GUARANTOR HEREBY IRREVOCABLY DESIGNATES EACH OF G. KIMBROUGH TAYLOR, JR. AND KILPATRICK & CODY, EACH OF ATLANTA, GEORGIA, AS THE DESIGNEE, APPOINTEE AND AGENT OF THE ADDITIONAL GUARANTOR TO RECEIVE, FOR AND ON BEHALF OF THE ADDITIONAL GUARANTOR, SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SUPPLEMENT TO GUARANTY AGREEMENT OR ANY DOCUMENT RELATED HERETO AND SUCH SERVICE SHALL BE DEEMED COMPLETED THIRTY (30) DAYS AFTER MAILING THEREOF TO SAID AGENT. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT WILL BE PROMPTLY FORWARDED BY MAIL TO THE ADDITIONAL GUARANTOR AT ITS ADDRESS SET FORTH HEREIN, BUT THE FAILURE OF THE ADDITIONAL GUARANTOR TO RECEIVE SUCH COPY SHALL NOT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. IF FOR ANY REASON SERVICE OF PROCESS CANNOT PROMPTLY BE MADE ON EITHER SUCH LOCAL AGENT, THE ADDITIONAL GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. THE ADDITIONAL GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS IN RESPECT OF THIS SUPPLEMENT TO GUARANTY AGREEMENT OR ANY DOCUMENT RELATED THERETO. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ADDITIONAL GUARANTOR IN ANY OTHER JURISDICTION.

                 (c) TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE ADDITIONAL GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS SUPPLEMENT TO GUARANTY AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR ANY MATTER ARISING IN CONNECTION HEREUNDER OR THEREUNDER.

4. CONSENT TO RIGHTS OF THE COLLATERAL AGENT. The Additional Guarantor expressly consents to the rights of the Collateral Agent set forth in Clause 2 of the Agreement and Deed of Pledge from Interface Europe, Inc. in favor of the Collateral Agent dated as of January 9, 1995, as amended, supplemented or restated.

                 IN WITNESS WHEREOF, the Additional Guarantor has caused this Supplement to Guaranty Agreement to be duly executed and delivered under seal by its duly authorized officers as of the date first above written.


Address for Notices:              ADDITIONAL GUARANTOR:
===================               ====================


c/o Interface, Inc.
                                           ====================================
2859 Paces Ferry Road
Suite 2000
Atlanta, GA  30339                By:
                                     ==========================================
Attention:  Daniel T. Hendrix        Title:
                                           ====================================


                                  Attest:
                                         ======================================
                                     Title:
                                           ====================================

                                                   [CORPORATE SEAL]

                                 EXHIBIT E-1


                        PLEDGE AND SECURITY AGREEMENT

              THIS PLEDGE AND SECURITY AGREEMENT (this "Agreement"), dated as of January 9, 1995, made by INTERFACE, INC., a Georgia corporation (the "Pledgor"), to TRUST COMPANY BANK, a Georgia banking corporation (the "Pledgee"), in its capacity as Collateral Agent for (i) the banks and other lending institutions that are parties to the Credit Agreement (as hereinafter defined) and each assignee thereof becoming a "Lender" as provided therein (the "Lenders"), (ii) The First National Bank of Chicago ("FNBC") and Trust Company Bank, as co-agents under the terms of the Credit Agreement ("the Co-Agents"),
(iii) Trust Company Bank, as L/C Issuer (the "L/C Issuer"), and Domestic Agent (the "Domestic Agent") under the terms of the Letter of Credit Agreement (as hereinafter defined), and (iv) FNBC, as party to the FNBC Swap Agreement (as hereinafter defined);


                              W I T N E S S E T H:


              WHEREAS, the Pledgor has entered into that certain Credit Agreement dated as of January 9, 1995 by and among the Pledgor, Interface Scherpenzeel B.V., and Interface Europe Limited (collectively, the "Borrowers"), the Lenders, the Co-Agents and the Pledgee (as hereafter amended, restated, or supplemented from time to time, the "Credit Agreement"; all capitalized terms used herein without definition shall have the meanings set forth for such terms in the Credit Agreement);

              WHEREAS, Pledgor, Interface Flooring Systems, Inc., Guilford of Maine, Inc., Bentley Mills, Inc., Prince Street Technologies, Ltd., Rockland React-Rite, Inc., and Pandel, Inc. (collectively, the "L/C Credit Parties"; the Borrowers and L/C Credit Parties being herein collectively referred to as the "Credit Parties"), certain of the Lenders, and Trust Company Bank, in its capacities as L/C Issuer, Domestic Agent, and Collateral Agent, are parties to a certain Letter of Credit Agreement dated as of January 9, 1995 (as hereafter amended, restated or supplemented from time to time, the "Letter of Credit Agreement");

              WHEREAS, the Pledgor has executed in favor of the Pledgee that certain Interface Guaranty Agreement dated as of January 9, 1995, pursuant to which the Pledgor has guaranteed all obligations of the other Credit Parties under the Credit Agreement, the Letter of Credit Agreement, and the other Credit Documents (the "Credit Facilities Guaranty");

              WHEREAS, FNBC has entered into an Interest Rate and Currency Exchange Agreement with Heuga Nederland B.V. (now Interface Scherpenzeel B.V.) dated as of June 30, 1992 (as the same has been or may hereafter be amended, restated, or supplemented from time to time, the "FNBC Swap Agreement");

              WHEREAS, the Pledgor has executed in favor of FNBC that certain Amended and Restated Interface Guaranty Agreement dated as of June 30, 1992, as supplemented by a First Supplement to Amended and Restated Subsidiary Currency Guaranty Agreement dated as of July 31, 1992, executed by Guilford (Delaware), Inc., a Second Supplement to Amended and Restated Subsidiary Currency Guaranty Agreement dated as of June 22, 1993, executed by Bentley Mills, Inc., and a Third Supplement to Amended and Restated Subsidiary Currency Guaranty Agreement dated as of April 1, 1995, executed by Prince Street Technologies, Ltd. pursuant to which the Pledgor has guaranteed all obligations of Interface Scherpenzeel B.V. under the FNBC Swap Agreement (the "Swap Guaranty");

              WHEREAS, the Pledgor is the legal and beneficial owner of the shares of capital stock (the "Pledged Shares") of its Subsidiaries described on Annex I hereto (the "Pledged Subsidiaries");

              WHEREAS, the Pledgor wishes to pledge, charge, and grant security interests in the Pledged Shares in favor of the Pledgee for the benefit of the
 Lenders, the Co-Agents, the L/C Issuer, and FNBC to secure payment by the Pledgor of all Secured Obligations (as defined below); and

              WHEREAS, the Pledgee, on behalf of the Lenders, the Co-Agents, the L/C Issuer, and FNBC, and pursuant to the Credit Agreement, shall hold and administer the Collateral (as hereinafter defined);

              NOW, THEREFORE, in consideration of the benefits accruing to the Pledgor, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders to make the Loans under the Credit Agreement and the L/C Issuer to issue the Letters of Credit under the Letter of Credit Agreement, and to induce FNBC to perform its obligations under the FNBC Swap Agreement, the Pledgor hereby makes the following representations and warranties to the Pledgee and hereby covenants and agrees with the Pledgee as follows:

              1. SECURITY FOR OBLIGATIONS ETC. This Agreement is for the benefit of the Lenders, the Co-Agents, the L/C Issuer, FNBC, and the Pledgee, and their respective successors and assigns (collectively, the "Secured Creditors") to secure the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, of (i) the Term Loans, Revolving Loans, Multicurrency Loans, the Letter of Credit reimbursement obligations, and all other Obligations of the Pledgor now or hereafter existing under the Credit Agreement, the Notes, the Letter of Credit Agreement, and the other Credit Documents (whether for principal, interest, fees, expenses or otherwise), (ii) the "Guaranteed Obligations" as such term is defined in the Credit Facilities Guaranty and the Swap Guaranty, (iii) all obligations, and all renewals, extensions, refinancings and modifications thereof, of the Pledgor now or hereafter existing under this Agreement (whether for principal, interest, fees, expenses or otherwise), and (iv) all reasonable out-of-pocket costs and expenses incurred by the Pledgee in connection with the exercise of its rights and remedies hereunder (including reasonable attorneys' fees) (all such obligations collectively being the "Secured Obligations").

              2. PLEDGED SHARES. The Pledgor represents and warrants that on the date hereof (a) the Pledged Shares consist of the number and type of shares of its Pledged Subsidiaries as described on Annex I attached hereto; (b) the Pledgor is the holder of record and sole beneficial owner of such Pledged Shares; and (c) the Pledged Shares constitute 100% of the issued and outstanding shares of each of the Pledged Subsidiaries unless otherwise indicated on Annex I attached hereto.

              3.  PLEDGE OF SECURITIES, ETC.

              3.1 PLEDGE. To secure the Secured Obligations and for the purposes set forth in Section 1, the Pledgor, as beneficial owner thereof, hereby pledges, charges, and grants a security interest in and to the Pledged Shares to Pledgee, together with (i) the certificates representing such Pledged Shares accompanied by stock powers or other instruments of transfer duly executed in blank by the Pledgor, and (ii) subject to the rights of the Pledgor set forth in Section 6, all dividends (whether in cash, stock, shares, warrants, options, or other securities), cash, instruments, securities, rights to purchase securities (whether in the form of warrants, options, preemptive rights, or otherwise), or other general intangibles from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the Pledged Shares. The Pledgor agrees to deliver to the Pledgee all certificates and instruments evidencing the items described in clause (ii) above promptly upon the Pledgor's receipt thereof.

              3.2 DEFINITION OF PLEDGED SECURITIES AND COLLATERAL. The Pledged Shares and all items described in clause (ii) of Section 3.1 are hereinafter called the "Pledged Securities," and the Pledged Securities, together with all other securities and moneys received and at the time held by the Pledgee hereunder (including, without limitation, the property described in Section 6 hereof) and any proceeds of any of the foregoing, are hereinafter called the "Collateral."

              4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. The Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Collateral, which may be held (if applicable and in the discretion of the Pledgee) in the name of the Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

              5.   VOTING, ETC.

              5.1 VOTING PRIOR TO DEFAULT. Unless and until an Event of Default (such term to mean an Event of Default as defined herein) shall have occurred and be continuing, the Pledgor shall be entitled to vote any and all Pledged Shares owned by the Pledgor and to give consents, waivers or ratifications in respect thereof; provided that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate or be inconsistent with any of the terms of this Agreement, the Credit Documents, or any instrument or agreement relating to the Secured Obligations, and; provided, further, that the Pledgor shall give the Pledgee at least five Business Days' written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right if the exercise or non-exercise of such right could reasonably be expected to violate or be inconsistent with the aforementioned instruments or agreements. All such rights of the Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default shall occur and be continuing, and
Section 7 hereof shall become applicable.

              5.2 OTHER ACTIONS. The Pledgor shall not, without the prior written consent of the Pledgee, by exercise of any voting rights or otherwise:

              (a) permit or agree to any variation of the rights attaching to or conferred by the Collateral or any part thereof; or

              (b) create, consent to the creation of or permit to exist any other class of share capital other than the class of share capital which the Pledged Shares constitute all or part of.

              6.   DIVIDENDS AND OTHER DISTRIBUTIONS.

              6.1 ADDITIONAL COLLATERAL. Unless an Event of Default shall have occurred and be continuing, all cash dividends payable in respect of the Pledged Securities shall be paid to the Pledgor. The Pledgee shall be entitled to receive directly and to retain, as part of the Collateral, and there shall be pledged and charged to the Pledgee hereunder:

                   (a) all other or additional stock, shares, or securities or property (other than cash) paid or distributed by way of dividend in respect of the Pledged Securities;

                   (b) all other or additional stock, shares, or other securities or property (including cash) paid or distributed in respect of the Pledged Securities by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement;

                   (c) all other or additional stock, shares, or other securities or property which may be paid in respect of the Pledged Securities by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization; and

             (d) all other additional shares from time to time issued to the Pledgor by any of the Pledged Subsidiaries.

             6.2 ADDITIONAL SHARES. The Pledgor agrees and covenants that it will cause the Pledged Subsidiaries not to issue or allot any stock, shares, or other securities in addition to or in substitution for the Pledged Securities except to the Pledgor, which stock or other securities shall be delivered directly to the Pledgee pursuant to Section 6 above.

             7.   EVENTS OF DEFAULT.

             7.1 DEFINITION OF EVENTS OF DEFAULT. The following specified events shall constitute Events of Default under this Agreement:

             (a) the existence or occurrence of any Event of Default as provided under the terms of the Credit Agreement or the FNBC Swap Agreement;

             (b) any representation or warranty made by or on behalf of the Pledgor under or pursuant to this Agreement shall have been incorrect in any material respect when made;

             (c) the Pledgor shall fail to observe or perform any covenant or agreement set forth in Section 6 (including Section 6.1), Section 14 or
     Section 16; and

             (d) the Pledgor shall fail to observe or perform any covenant or agreement set forth in this Agreement, other than those referred to in paragraph (c) above, and if capable of being remedied, such failure shall remain unremedied for 25 days after the earlier of (i) the Pledgor's obtaining knowledge thereof, or (ii) written notice thereof shall have been given to the Pledgor by any Lender, any Co-Agent, the L/C Issuer, FNBC, or the Pledgee.

             7.2 REMEDIES. In case an Event of Default shall have occurred and be continuing, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, any other Credit Document, the FNBC Swap Agreement, the Swap Guaranty, or by law, and including, without limitation, all rights and remedies of a secured party of a debtor in default under the Uniform Commercial Code (the "Code") in effect in the State of Georgia at that time) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled, without limitation, to exercise the following rights, which the Pledgor hereby agrees to be commercially reasonable:

              (a) to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 to the Pledgor and to enforce the payment of the Pledged Securities and to exercise all of the rights, powers, and remedies of the Pledgor thereunder;

              (b) to transfer all or any part of the Collateral into the Pledgee's name or the name of its nominee or nominees;

              (c) to vote all or any part of the Collateral (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof;

              (d) at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral in one or more parcels, or any interest therein, at any public or private sale at any exchange, broker's board or at any of the Pledgee's offices or elsewhere, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby expressly and irrevocably waived by the Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its sole discretion may determine. The Pledgor agrees that to the extent that notice of sale shall be required by law that at least ten
      (10) days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Pledgee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and any such sale may, without further notice, be made at the time and place to which it was so adjourned. The Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee, on behalf of the Secured Creditors or any Secured Creditor, may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto;

              (e) to settle, adjust, compromise and arrange all accounts, controversies, questions, claims and demands whatsoever in relation to all or any part of the Collateral;

              (f) to execute all such contracts, agreements, deeds, documents and instruments; to bring, defend and abandon all such actions, suits and proceedings; and to take all actions in relation to all or any part of the Collateral as the Pledgee in its sole discretion may determine;

              (g) to appoint managers, sub-agents, officers and servants for any of the purposes mentioned in the foregoing provisions of this Section 7 and to dismiss the same, all as the Pledgee in its sole discretion may determine; and

              (h) generally, to take all such other action as the Pledgee in its sole discretion may determine as incidental or conducive to any of the matters or powers mentioned in the foregoing provisions of this Section 7 and which the Pledgee may or can do lawfully and to use the name of the Pledgor for the purposes aforesaid and in any proceedings arising therefrom.

              8. REMEDIES, ETC., CUMULATIVE. Each right, power and remedy of the Pledgee provided for in this Agreement, any other Credit Document, the FNBC Swap Agreement, the Swap Guaranty, or now or hereafter existing at law or in equity or by statute shall be cumulative andconcurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any Secured Creditor of any one or more of the rights, power or remedies provided for in this Agreement, any other Credit Document, the FNBC Swap Agreement, the Swap Guaranty, or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof.

              9.   APPLICATION OF PROCEEDS.  All moneys collected by the
Pledgee upon any sale or other disposition of the Collateral, together with all other moneys received by the Pledgee hereunder, shall be applied as follows:

              First, to the payment of the reasonable out-of-pocket costs and expenses of such sale, collection or other realization, including, without limitation, reasonable attorneys' fees and all other expenses, liabilities and advances made or incurred by the Pledgee in connection therewith;

              Second, to the payment of the Secured Obligations then due (applied on a pro rata basis to the Secured Obligations owing to FNBC with respect to the FNBC Swap Agreement and Swap

        Guaranty, on the one hand, and all other Secured Obligations owing to the Co-Agents, the L/C Issuer, and Lenders, on the other hand);

        Third, after payment in full of all Secured Obligations then due, to the Pledgor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct any surplus then remaining from such proceeds.

             10. PURCHASERS OF COLLATERAL. Upon any sale of any of the Collateral hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

             11. INDEMNITY. The Pledgor shall: (i) whether or not the transactions hereby contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Pledgee incurred in connection with the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Pledgee with respect thereto) of and in connection with the preparation, execution and delivery of this Agreement and of the Pledgee incurred in connection with the preservation of rights under, and enforcement of, and, after an Event of Default, the renegotiation or restructuring of this Agreement and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of counsel for the Pledgee); (ii) pay and hold the Pledgee harmless from and against any and all present and future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to this Agreement and save the Pledgee harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay any such taxes, charges or levies; and (iii) indemnify the Pledgee, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all costs, losses, liabilities, claims, damages or expenses actually incurred by any of them (whether or not any of them is designated a party thereto) arising out of or by reason of any investigation, litigation or other proceeding related to this Agreement or any transaction contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding. Notwithstanding anything in this Agreement to the contrary, the Pledgor shall not be responsible to the Pledgee or any officer, director, employee, representative or agent of the foregoing (an "Indemnified Party") for any losses, damages, liabilities or expenses which result from such Indemnified Party's gross negligence or willful misconduct, or the violation by such Indemnified Party of any law, rule or regulation, unless such violation occurs directly or indirectly as a result of an action, inaction, representation or misrepresentation by or on behalf of the Pledgor or any other Consolidated Company. If and to the extent that the obligations of the Pledgor under this
Section 11 are unenforceable for any reason, the Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. It is understood that the Pledgor shall not, in connection with any single action, suit, proceeding or claim or separate but substantially similar or related actions, suits, proceedings or claims, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys at the same time for the Indemnified Parties (which firm shall be designated by the Pledgee) except that, if any Indemnified Party other than the Pledgee shall determine, in good faith, that there may be a conflict in such firm representing such Indemnified Party and the Pledgee or another Indemnified Party, then the Pledgor also shall be liable for the reasonable fees and expenses of an additional firm for such Indemnified Party whose interests may be in conflict. The Pledgor's obligations under this Section 11 shall survive any termination of this Agreement.

              12. FURTHER ASSURANCES. The Pledgor agrees that it will join with the Pledgee in executing and, at its own expense, file and refile under the Code such financing statements, continuation statements and other documents in such offices as the Pledgee may deem necessary or appropriate and wherever required or permitted by law in order to perfect and preserve the Pledgee's security interest in the Collateral and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of the Pledgor where permitted by law, and agrees to do such further acts and things and to promptly execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments (including, without limitation, partially completed instruments of transfer executed in blank) as the Pledgee may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder.

              13.  THE PLEDGEE AS AGENT.

              (a) The Pledgee will hold in accordance with this Agreement, the Credit Agreement, the Letter of Credit Agreement, and the FNBC Swap Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement, the Credit Agreement, the Letter of Credit Agreement, and other written agreement between the Pledgee and FNBC.

              (b) The Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Pledgee accords its own property, it being understood that neither the Pledgee nor any Secured Creditor shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Pledgee or any Secured Creditor has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

              14. TRANSFER BY THE PLEDGOR. The Pledgor will not sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge, charge, or otherwise encumber any of the Collateral or any interest therein, except pursuant to this Agreement and except for sales of the Collateral permitted by the express terms of the Credit Agreement.

              15. REPRESENTATIONS AND WARRANTIES. The Pledgor hereby represents and warrants that (i) it is the legal record and beneficial owner of, and has good and valid title to, the Pledged Shares, subject to no pledge lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever, except the liens and security interests created by this Agreement or expressly permitted by this Agreement, and it has not agreed to sell or otherwise dispose of the Pledged Shares to another party, or entered into any shareholder agreement, voting agreement, voting trust, trust deed, irrevocable proxy, or any similar agreement with respect to the Pledged Shares that is now in effect; (ii) it has full power, authority and legal right to pledge all the Pledged Shares pursuant to this Agreement; (iii) no consent of any other party (including, without limitation, any stockholder or creditor of the Pledgor or the Pledged Subsidiaries) and no order, consent, license, permit, approval, validation or authorization of, exemption by, notice to or registration, recording, filing or declaration with, any governmental or public body or authority is required to be obtained by the Pledgor in connection with the execution, delivery or performance of this Agreement or consummation of the transactions contemplated hereby (other than such as have previously been obtained or made), including, without limitation, the exercise by the Pledgee of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement (except as may be required in connection with the disposition of the Pledged Securities by laws affecting the offering and sale of securities generally); (iv) all shares of Pledged Shares have been duly and validly issued, are fully paid and nonassessable; and
(v) the pledge and delivery of the Pledged Securities pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Securities, and the proceeds thereof, which security interest is not subject to any prior lien or encumbrance or any agreement purporting to grant to any third party a lien or encumbrance on the property or assets of the Pledgor which would include the Pledged Securities.

             16. COVENANTS OF THE PLEDGOR. The Pledgor covenants and agrees that (i) the Pledgor will defend the Pledgee's right, title and security interest in and to the Pledged Securities and the proceeds thereof against the claims and demands of all persons whomsoever; (ii) the Pledgor will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral by it hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the Secured Creditors; and (iii) the Pledgor will not, with respect to any Collateral, enter into any shareholder agreements, voting agreements, voting trusts, trust deeds, irrevocable proxies or any other similar agreements or instruments.

             17. PLEDGOR'S OBLIGATIONS ABSOLUTE, ETC. The obligations of the Pledgor under this Agreement shall be absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation:
(a) any change in the time, place or manner of payment of, or in any other term of, all or any of the Secured Obligations, any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of the Credit Agreement, any Note, the Letter of Credit Agreement, any other Credit Document, the FNBC Swap Agreement or Swap Guaranty, or any of the other documents, instruments or agreements relating to the Secured Obligations or any other instrument or agreement referred to therein or any assignment or transfer of any thereof; (b) any lack of validity or enforceability of the Credit Agreement, the Letter of Credit Agreement, any other Credit Document, the FNBC Swap Agreement or Swap Guaranty, or any other documents, instruments or agreement referred to therein or any assignment or transfer of any thereof;
(c) any furnishing of any additional security to the Pledgee, the Secured Creditors or their assignees or any acceptance thereof or any release of any security by the Pledgee, the Secured Creditors or their assignees; (d) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; (e) anybankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Pledgor or the Pledged Subsidiaries, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not the Pledgor shall have notice or knowledge of any of the foregoing; (f) any exchange, release or nonperfection of any other collateral, or any release, or amendment or waiver of or consent to departure from any guaranty or security, for all or any of the Secured Obligations; or
(g) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor.

              18.  REGISTRATION, ETC.

              (a) If an Event of Default shall have occurred and be continuing and the Pledgor shall have received from the Pledgee a written request or requests that the Pledgor cause any registration, qualification or compliance under any Federal or state securities law or laws to be effected with respect to all or any part of the Pledged Securities, the Pledgor as soon as practicable and at its own expense will use its best efforts to cause such registration to be effected (and be kept effective) and will use its best efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Pledged Securities, including, without limitation, registration under the Securities Act of 1933 as then in effect (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other government requirements, and reasonably do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Securities valid and binding in compliance with applicable laws; provided, that the Pledgee shall furnish to the Pledgor such information regarding the Pledgee as the Pledgor may reasonably request in writing and as shall be required in connection with any such registration, qualification or compliance. The Pledgor will cause the Pledgee to be kept reasonably advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Pledgee such number of prospectuses, offering circulars or other documents incident thereto as the Pledgee from time to time may reasonably request, and will indemnify the Pledgee and all others participating in the distribution of such Pledged Securities against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related transaction statement, notification or the like) a material fact required to be stated therein or necessary to make the statements not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to the Pledgor by the Pledgee expressly for use therein.

                 (b) If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Pledged Securities pursuant to Section 7, such Pledged Securities or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as then in effect, the Pledgee may, in its sole discretion, sell such Pledged Securities or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole discretion (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale, and (iii) may restrict such sale to a purchaser or purchasers who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Securities or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price which the Pledgee, in its sole discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid.

              19. NOTICES, ETC. All notices and other communications hereunder shall be given in the manner specified in Section 12.01 of the Credit Agreement (i) in the case of the Pledgee, at the address specified for the Collateral Agent in the Credit Agreement, and (ii) in the case of the Pledgor, at the address specified in this Agreement for the Pledgor.

              20. POWER OF ATTORNEY. The Pledgor hereby absolutely and irrevocably constitutes and appoints the Pledgee the Pledgor's true and lawful agent and attorney-in-fact, with full power of substitution, in the name of the
Pledgor: (a) to execute and do all such assurances, acts and things which the Pledgor ought to do but has failed to do under the covenants and provisions contained in this Agreement; (b) to take any and all such action as the Pledgee or any of its sub-agents or attorneys may, in its or their sole discretion, determine as necessary or advisable for the purpose of maintaining, preserving or protecting the security constituted by this Agreement or any of the rights, remedies, powers or privileges of the Pledgee under this Agreement; and (c) generally, in the name of the Pledgor exercise all or any of the powers, authorities, and discretions conferred on or reserved to the Pledgee by or pursuant to this Agreement, and (without prejudice to the generality of any of the foregoing) to seal and deliver or otherwise perfect any instrument or document of conveyance, agreement, or act as the Pledgee may deem proper in or for the purpose of exercising any of such powers, authorities or discretions. The Pledgor hereby ratifies and confirms, and hereby agrees to ratify and confirm, whatever lawful acts the Pledgee or any of the Pledgee's sub-agents or attorneys shall do or purport to do in the exercise of the power of attorney granted to the Pledgee pursuant to this Section 20, which power of attorney, being given for security, is coupled with an interest and irrevocable.

               21. TERMINATION, RELEASE. After full payment and performance of all of the Secured Obligations, other than Secured Obligations which by their terms survive the repayment of the Loans and irrevocable termination of the Total Commitments (under and as defined in the Credit Agreement) and the FNBC Swap Agreement, this Agreement shall terminate, and the Pledgee, at the request and expense of the Pledgor, will execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Pledgee and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Pledgee hereunder.

             22. MISCELLANEOUS. The Pledgor agrees with the Pledgee that each of the obligations and liabilities of the Pledgor to the Pledgee under this Agreement may be enforced against the Pledgor without the necessity of joining the Borrowers, any other holders of pledges of or security interests in any of the Collateral, or any other person as a party. This Agreement shall create a continuing security interest in the Collateral and shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of and be enforceable by the Pledgee, the Secured Creditors and their respective successors and assigns. Without limiting the generality of the foregoing sentence, any Secured Creditor may assign or otherwise transfer any Note held by it to any other person or entity in accordance with the provisions of the Credit Agreement, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Secured Creditor herein or otherwise. This Agreement may be changed, waived, discharged or terminated only in accordance with the provisions of the Credit Agreement and the FNBC Swap Agreement. Unless otherwise defined herein or in the Credit Agreement, terms defined in Section Section 11-9-101 et seq. of the Official Code of Georgia Annotated are used herein as therein defined. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

               23. GOVERNING LAW; APPOINTMENT OF AGENT FOR SERVICE OF PROCESS; SUBMISSION TO JURISDICTION. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF GEORGIA (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR OTHERWISE RELATED HERETO MAY BE BROUGHT IN THE SUPERIOR COURTS OF FULTON COUNTY OR COBB COUNTY OF THE STATE OF GEORGIA OR IN ANY COURT OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF GEORGIA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PLEDGOR HEREBY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY,

TO THE JURISDICTION OF THE AFORESAID COURTS SOLELY FOR THE PURPOSE OF ADJUDICATING ITS RIGHTS OR THE RIGHTS OF THE COLLATERAL AGENT OR THE SECURED CREDITORS WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE PLEDGOR HEREBY IRREVOCABLY DESIGNATES EACH OF G. KIMBROUGH TAYLOR, JR. AND KILPATRICK & CODY, EACH OF ATLANTA, GEORGIA, AS THE DESIGNEE, APPOINTEE AND AGENT OF THE PLEDGOR, TO RECEIVE, FOR AND ON BEHALF OF THE PLEDGOR, SERVICE OF PROCESS IN ANY PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO AND SUCH SERVICE SHALL BE DEEMED COMPLETED THIRTY DAYS AFTER MAILING THEREOF TO SAID AGENT. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT WILL BE PROMPTLY FORWARDED BY MAIL TO THE PLEDGOR AT ITS ADDRESS SET FORTH BELOW, BUT THE FAILURE OF THE PLEDGOR TO RECEIVE SUCH COPY SHALL NOT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. IF FOR ANY REASON SERVICE OF PROCESS CANNOT PROMPTLY BE MADE ON EITHER SUCH LOCAL AGENT, PLEDGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. THE PLEDGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED THERETO. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE PLEDGEE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE PLEDGOR IN ANY OTHER JURISDICTION.

              24. WAIVER OF TRIAL BY JURY. THE PLEDGOR HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING IN CONNECTION HEREUNDER.

              IN WITNESS WHEREOF, the Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.


Address for Notices:              INTERFACE, INC.
===================
                                  (the "Pledgor")

Interface, Inc.
2859 Paces Ferry Road                      By:
                                                ====================
Suite 2000                                      Daniel T. Hendrix
Atlanta, GA  30339                              Vice President
Attention:  Daniel T. Hendrix

Address for Notices:              TRUST COMPANY BANK, As Collateral
===================
                                  Agent (the "Pledgee")
Trust Company Bank
One Park Place
Atlanta, Georgia  30303           By:
                                      ===========================
Attention:  John K. Shoffner      Title:
                                         ========================
============================
                              By:
                                  ===============================
                                  Title:
============================             ========================

                                                                         ANNEX I


INTERFACE, INC.

Name of
Pledged                 Class of         Number of         Number of        Certificate
Subsidiaries             Shares           Shares         Pledged Shares         Nos.
============             ======          =========       ==============     ==========
Guilford of Maine, Inc.   Common            1,000            1,000           G.I. 6991

Guilford (Delaware),      Common            1,000            1,000              002
  Inc.

Interface Flooring
  Systems, Inc.           Common              500              500                1

Interface Research
  Corporation             Common              500              500                2

Rockland React-Rite,
  Inc.                    Common              500              500                2

Pandel, Inc.              Common               10               10                3

Interface Europe, Inc.    Common            2,000            2,000                2

Interface Asia-Pacific,
 Inc.                     Common            1,000            1,000                2

Bentley Mills, Inc.       Common              100              100                1

Prince Street             Class B             100              100               26
Technologies, Ltd.        Common

Interface Flooring
 Systems (Canada), Inc.   Common          663,948          438,205              C-2

                          Preferred       249,500          164,670              P-2

                          Class A
                          Preference    1,193,183          787,500             AP-2

[Note: The Pledged Shares of Interface Flooring Systems (Canada), Inc.
       constitute approximately 66% of each class of the issued and outstanding shares of such company.]





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